    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2004



                                                                  NO. 333-117214


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       ON


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             NEENAH FOUNDRY COMPANY
             (Exact name of registrant as specified in its charter)

             WISCONSIN                               3320                              39-1580331
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                               2121 BROOKS AVENUE
                                  P.O. BOX 729
                            NEENAH, WISCONSIN 54957
                                 (920) 725-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               WILLIAM M. BARRETT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NEENAH FOUNDRY COMPANY
                               2121 BROOKS AVENUE
                                  P.O. BOX 729
                            NEENAH, WISCONSIN 54957
                                 (920) 725-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
         COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO
                     AGENT FOR SERVICE, SHOULD BE SENT TO:

                           CHRISTIAN O. NAGLER, ESQ.
                              KIRKLAND & ELLIS LLP
                                CITIGROUP CENTER
                              153 EAST 53RD STREET
                               NEW YORK, NEW YORK
                                   10022-4675
                                 (212) 446-4800

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

    If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF SECURITIES        PROPOSED MAXIMUM AGGREGATE
          TO BE REGISTERED                    OFFERING PRICE(1)              AMOUNT OF REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------
13% Senior Subordinated Notes due
  2013..............................             $23,244,679                            $710.37
--------------------------------------------------------------------------------------------------------------
Guarantees of 13% Senior
  Subordinated Notes due 2013(2)....                 (3)                                  (3)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

(2) See inside facing page for table of additional Registrants.

(3) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

(4) Previously paid.

     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             ADDITIONAL REGISTRANTS

                          ADVANCED CAST PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               3320                              25-1607691
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                               DALTON CORPORATION
             (Exact name of registrant as specified in its charter)

              INDIANA                                3320                              35-0259770
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              DALTON CORPORATION,
                         WARSAW MANUFACTURING FACILITY
             (Exact name of registrant as specified in its charter)

              INDIANA                                3320                              35-2054775
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              DALTON CORPORATION,
                         STRYKER MACHINING FACILITY CO.
             (Exact name of registrant as specified in its charter)

                OHIO                                 3599                              34-1873080
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              DALTON CORPORATION,
                         ASHLAND MANUFACTURING FACILITY
             (Exact name of registrant as specified in its charter)

                OHIO                                 3320                              34-1873079
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              DALTON CORPORATION,
                      KENDALLVILLE MANUFACTURING FACILITY
             (Exact name of registrant as specified in its charter)

              INDIANA                                3320                              35-2054777
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              DEETER FOUNDRY, INC.
             (Exact name of registrant as specified in its charter)

              NEBRASKA                               3320                              47-0355148
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             GREGG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                              3320                              95-1498664
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                            MERCER FORGE CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                               3462                              25-1511711
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             A&M SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                             3599                              25-1741756
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             NEENAH TRANSPORT, INC.
             (Exact name of registrant as specified in its charter)

             WISCONSIN                               4213                              39-1378433
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                               CAST ALLOYS, INC.
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                              3365                              33-0071223
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              BELCHER CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                               3321                              52-1643193
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                              PEERLESS CORPORATION
             (Exact name of registrant as specified in its charter)

                OHIO                                 3321                              52-1644462
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING NOTEHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 24, 2004


PROSPECTUS


                                  $23,244,679




                             NEENAH FOUNDRY COMPANY

                     13% SENIOR SUBORDINATED NOTES DUE 2013

     This prospectus relates to the offer and sale from time to time by each of the selling noteholders identified in this prospectus of up to $100,000,000 aggregate principal amount at maturity of 13% Senior Subordinated Notes due 2013 issued by Neenah Foundry Company. We will not receive any of the proceeds from the sale of the Notes being sold by the selling Noteholders.

     The Notes are being registered to permit the selling Noteholders to sell the securities from time to time to the public. The selling Noteholders may sell the Notes through ordinary brokerage transactions or through any other means described in the section entitled "Plan of Distribution." We do not know when or in what amounts a selling Noteholder may offer securities for sale. The selling Noteholders may sell any, all or none of the Notes offered by this prospectus.

     - The Notes were issued on October 8, 2003, in an aggregate principal amount of $100,000,000.

     - Interest on the Notes is payable 5% in cash and 8% interest may be paid-in-kind.

     - Interest on the Notes is payable semi-annually on January 1 and July 1, commencing July 1, 2004.

     - The Notes mature on September 30, 2013.

     - The Notes are subordinate to our credit facility and to our 11% Senior Secured Notes due 2010.

     - We are not required to make regularly scheduled mandatory redemption or sinking fund payments with respect to the Notes.

     - We may redeem all or a part of the Notes from time to time in part at any time, at our option, at 100% of the principal amount outstanding, plus accrued and unpaid interest, plus a redemption premium if the Notes are redeemed during any 12-month period beginning September 30 that is prior to September 30, 2006.

     We do not intend to list the Notes on any exchange. We can not assure you that an active trading market for the Notes will develop.

     FOR A DISCUSSION OF SPECIFIC RISKS YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                       Prospectus dated           , 2004.

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING NOTEHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, THE NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE NOTES.

                               TABLE OF CONTENTS

Disclosure Regarding Forward-Looking Statements.............    i
Prospectus Summary..........................................    1
Summary Description of the Notes............................    2
Ratio of Earnings to Fixed Charges..........................    4
Risk Factors................................................    5
The Refinancing Transactions................................   12
Use of Proceeds.............................................   13
Capitalization..............................................   14
Selected Consolidated Financial Data........................   15
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   17
Business....................................................   26
Management..................................................   35
Selling Noteholders.........................................   39
Certain Relationships and Related Transactions..............   39
Security Ownership and Certain Beneficial Owners............   40
Description of New Credit Facility..........................   42
Description of the Notes....................................   45
Book-Entry; Delivery and Form...............................   76
Securities Eligible for Future Sale.........................   78
Plan of Distribution........................................   79
Legal Matters...............................................   80
Experts.....................................................   80
Available Information.......................................   80
Index to Financial Statements...............................  F-1

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "should", "could", "expect", "intend", "estimate", "anticipate", "believe" or "continue", "plan", "potential", "predicts" or the negative thereof or variations thereon or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

     - general economic and business conditions, both nationally and in those areas in which we operate;

     - competition;

     - changes in our business strategy or plans;

     - changes in exchange rates;

     - the loss of any of our management or key personnel;

     - changes in our policy regarding interest rate and currency movements;

     - the availability and cost of raw materials; and

     - the availability of capital and trade credit to fund our business.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     Important factors that could cause actual results to differ materially from our expectations, or "cautionary statements," are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Unless required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                               PROSPECTUS SUMMARY

     The following summary contains basic information about us and highlights selected information from the prospectus. It likely does not contain all the information that is important to you. Because it is a summary, it does not contain all the information that you should consider before purchasing any Notes. We encourage you to read this entire document and the documents to which we have referred you. As used in this prospectus, except as the context otherwise requires, the terms "company," "we," "our," "ours," and "us" refers to Neenah Foundry Company and its subsidiaries, collectively and individually, as appropriate from the context.

OUR COMPANY

     We manufacture and market a wide range of metal castings and forgings for the heavy municipal market and selected segments of the industrial markets. We sell our products throughout the continental United States and believe that we are one of the largest manufacturers of heavy municipal iron castings in the United States.

     We have two reportable segments, Castings and Forgings. The Castings segment produces iron and other metal castings for use in heavy municipal and industrial applications. This segment sells directly to original equipment manufacturers and to industrial end users. The forgings segment, operated by Mercer Forge Corporation, hereinafter referred to as Mercer, produces complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer also produces microalloy forgings. Mercer sells directly to original equipment manufacturers, as well as to industrial end users. Mercer's subsidiary, A&M Specialties, Inc., machines forgings and castings for Mercer and other industrial applications.

     Neenah Foundry Company, which we refer to hereafter as Neenah, a wholly-owned subsidiary of NFC Castings, Inc. and its parent company, ACP Holding Company, which we refer to hereafter respectively as NFC and ACP, is a corporation organized under the laws of the State of Wisconsin and is the operating subsidiary of NFC and ACP. The principal executive offices of Neenah are located at 2121 Brooks Avenue, Neenah, Wisconsin 54957. Our telephone number is (920) 725-7000.

RECENT REORGANIZATION

     On August 5, 2003, ACP, NFC, Neenah and all of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, as amended, with the United States Bankruptcy Court for the District of Delaware. By order dated September 26, 2003, the Bankruptcy Court confirmed our Amended Prepackaged Joint Plan of Reorganization, which we refer to as the Plan of Reorganization.

     The Plan of Reorganization resulted in significant changes to our capital structure. Among other things, the Plan of Reorganization provided for the repayment in full of our old credit facility, the cancellation of $282.0 million in principal amount of 11 1/8% Notes, the cancellation of our PIK Note and the elimination of the interests of the former equity owners of our indirect parent company, ACP. The cash proceeds necessary to consummate the Plan of Reorganization were provided from the consummation of the New Credit Facility and the issuance of the Notes.


     In connection with the Plan of Reorganization we conducted a rights offering, whereby holders of the 11 1/8% Notes purchased approximately $113.0 million face amount of 11% Senior Secured Notes due 2010, and certain purchasers with a standby commitment purchased approximately $7.0 million face amount of 11% Senior Secured Notes due 2010.



     We also issued $100.0 million in aggregate principal amount of the Notes to the holders of the 11 1/8% Notes in partial satisfaction of their claims against us. See "The Refinancing Transactions".

                        SUMMARY DESCRIPTION OF THE NOTES

Issuer........................   Neenah Foundry Company


Securities Offered............   $23.244,679 principal amount of 13% Senior
                                 Subordinated Notes due 2013


Maturity......................   September 30, 2013

Interest Rate.................   13% (of which 8% may be paid in kind) per year
                                 (calculated using a 360-day year).

Interest Payment..............   Five percent of the interest will be paid in
                                 cash and 8% interest may be paid-in-kind.

Interest Payment Dates........   Each January 1 and July 1.

Guarantees....................   All of our domestic subsidiaries have
                                 unconditionally guaranteed the Notes on a senior secured basis. If we cannot make payments required by the Notes, our guarantor subsidiaries must make them. The guarantees may be released under certain circumstances.


Ranking.......................   The Notes rank senior to all of our
                                 subordinated unsecured indebtedness and
                                 subordinate to the New Credit Facility and our 11% Senior Secured Notes due 2010. As of June
                                 30, 2004, we estimate that we and our
                                 subsidiaries had $66 million of senior secured debt outstanding under the New Credit Facility excluding approximately $24.5 million that, subject to certain limitations, we have available to borrow under our New Credit
                                 Facility. Any amounts drawn under our New
                                 Credit Facility will rank senior with the Notes. See "Description of New Credit
                                 Facility."


Optional Redemption...........   At our option, from time to time we may redeem
                                 some or all of the Notes at the redemption prices listed in the "Description of Notes" section under the heading "Optional Redemption" plus accrued and unpaid interest.

Change Of Control Offer.......   If a change in control of our company occurs,
                                 we must, subject to certain conditions, give holders the opportunity to sell their Notes to us at 101% of their face amount plus accrued and unpaid interest.

                                 We might not be able to pay the required price for Notes presented to us at the time of a change of control because:

                                 - we might not have enough funds at the time;
                                   or

                                 - the terms of our New Credit Facility may
                                   prevent us from paying.

Asset Sale Proceeds...........   If we or our subsidiaries engage in asset
                                 sales, we generally must first prepay debt under our New Credit Facility, then either invest the excess proceeds in our business or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount plus accrued and unpaid interest.

Certain Indenture
Provisions....................   The indenture governing the Notes contains
                                 covenants that, among other things, limit our and our subsidiaries' ability to:

                                 - incur additional debt;

                                 - pay dividends or distributions on our capital
                                   stock or repurchase our capital stock;

                                 - issue preferred stock of subsidiaries;

                                 - make certain investments;

                                 - create liens on our assets to secure debt;

                                 - enter into transactions with affiliates;

                                 - merge or consolidate with another company;

                                 - enter into sale and leaseback transactions;

                                 - transfer and sell assets; and

                                 - enter into certain lines of business.

                                 These covenants are subject to a number of important limitations and exceptions. See "Description of the Notes -- Certain Covenants."

Risk Factors..................   See "Risk Factors" for a description of some of
                                 the risks you should consider before investing in the Notes.

Delivery Requirements.........   Each broker-dealer that receives new securities
                                 for its own account in exchange for securities, where those securities were acquired by this broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new securities. See "Plan of Distribution."

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                  PREDECESSOR    REORGANIZED
                                             PREDECESSOR                          -----------    -----------
                        ------------------------------------------------------       FOR THE NINE MONTHS
                                  FOR THE YEARS ENDED SEPTEMBER 30,                     ENDED JUNE 30,
                        ------------------------------------------------------    --------------------------
                         1999       2000        2001        2002        2003         2003           2004
                        -------    -------    --------    --------    --------    -----------    -----------
Earnings to fixed
  charge
  calculation(1)
Income (loss) from
  continuing
  operations before
  income taxes........  $ 7,029    $10,021    $(17,133)   $(11,870)   $(31,411)    $(23,138)       $(1,357)
Fixed charges.........   41,003     44,898      44,380      44,515      48,407       35,810         26,200
                        -------    -------    --------    --------    --------     --------        -------
                        $48,032    $54,919    $ 27,247    $ 32,645    $ 16,996     $ 12,672        $27,557
                        =======    =======    ========    ========    ========     ========        =======
Fixed charges:
Interest expense......  $40,283    $43,949    $ 43,454    $ 43,466    $ 47,445     $ 35,090        $25,540
Interest portion of
  rent expense........      720        949         926       1,049         962          720            660
                        -------    -------    --------    --------    --------     --------        -------
                        $41,003    $44,898    $ 44,380    $ 44,515    $ 48,407     $ 35,810        $26,200
                        =======    =======    ========    ========    ========     ========        =======
Ratio of earnings to
  cover fixed
  charges.............     1.17       1.22         N/A(2)      N/A(2)      N/A(2)       N/A(2)        1.05


---------------

(1) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (a) income from continuing operations before income taxes plus fixed charges by (b) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense estimated to represent interest.


(2) Earnings were insufficient to cover fixed charges for the years ended September 30, 2001, 2002 and 2003 and the nine months ended June 30, 2003 by $17.1 million, $11.9 million, $31.4 million, and $23.1 million, respectively.

                                  RISK FACTORS

     You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to make an investment in the Notes.

RISKS RELATING TO OUR INDEBTEDNESS

  OUR SUBSTANTIAL INDEBTEDNESS MAY LIMIT CASH FLOW AVAILABLE TO INVEST IN THE ONGOING NEEDS OF OUR BUSINESS TO GENERATE FUTURE CASH FLOW AND MAKE PAYMENTS ON THE NOTES.


     As a result of the Plan of Reorganization, our outstanding debt at June 30, 2004 was approximately $291.3 million. We may also incur additional debt from time to time to finance working capital, capital expenditures and other general corporate purposes. Subject to certain limitations, we had approximately $24.5 million available to borrow under our New Credit Facility as of June 30, 2004. See "Description of New Credit Facility." The aggregate of our annual interest payments on our outstanding debt is $30.1 million. If the interest rate of our revolving credit facility rose by 1%, our annual interest payments would increase by approximately $0.5 million. Our substantial indebtedness could have important consequences to holders of the Notes. For example, it could:


     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - increase the amount of interest expense that we have to pay because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; or

     - place us at a competitive disadvantage compared to our competitors that have less debt.

     If any of these events took place, we would have less money available to make payments on the Notes.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources -- Contractual Obligations and Commercial Commitments."

  LENDERS UNDER OUR NEW CREDIT FACILITY WILL HAVE PRIORITY OVER THE HOLDERS OF THE NOTES IN AN ACTION TO COLLECT AMOUNTS DUE ON OUR DEBT.

     The Notes and subsidiary guarantees are secured by our assets on a subordinated basis. Our obligations under our credit facility are secured by, among other things, a first priority pledge of all of our capital stock, mortgages upon most of the real property that we own in the United States and by substantially all of our assets and each of our existing and subsequently acquired or organized material domestic subsidiaries. If we become insolvent or are liquidated, or if payment under our credit facility or in respect of any other secured indebtedness that is senior to the Notes is accelerated, the lenders under our credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law in addition to any remedies that may be available under documents pertaining to our credit facility or the other senior debt. Upon the occurrence of any default under the New Credit Facility, the lenders may be able to prohibit the payment of the Notes and subsidiary guarantees either by limiting our ability to access our cash flow or under the subordination provisions contained in the security documents in respect of the Notes. In addition, in the event of any distribution or payment of our assets in any bankruptcy, liquidation or distribution or similar proceeding, holders of liens securing the New Credit Agreement will be paid before the liens securing the Notes. Both the liens securing the Credit Agreement and the liens securing the Notes will be satisfied before payment is made on the Notes. If any of these events occur, there may not be sufficient assets to pay amounts due on the Notes. Holders of the Notes may therefore receive less, ratably, than holders of the liens securing the Credit Agreement and the Notes.

  UPON A CHANGE OF CONTROL OF OUR COMPANY, WE MAY HAVE INSUFFICIENT FUNDS AND BE UNABLE TO RAISE THE FUNDS NECESSARY TO FINANCE THE OFFER TO REPURCHASE THE NOTES AS THE INDENTURE GOVERNING THE NOTES REQUIRES.

     If certain specific kinds of change of control events occur, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. It is possible, however, that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Notes or that restrictions in our New Credit Facility will not allow those repurchases.

     The source of funds for that purchase of Notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowing, sales of assets or sales of equity. We may have insufficient funds at the time of any change of control to make the required repurchases of Notes tendered. In addition, the terms of our New Credit Facility limit our ability to repurchase the Notes. Our future debt agreements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all of the Notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our New Credit Facility and the indentures governing the Notes and our 13% Senior Subordinated Notes due 2013 will not allow such repurchases. See "Description of Notes -- Change of Control" and "Description of New Credit Facility" for additional information.

  BECAUSE FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.

     Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities as they become absolute and mature; or

     - it could not pay its debts as they become due.

     A court reviewing the guarantees of the Notes or any payment received by a guarantor could void one or more guarantees based on these factors. If this occurred and the court required us to return payments received from guarantors, we may have insufficient funds to make payments on the Notes.

  OUR FAILURE TO COMPLY WITH THE COVENANTS IN OUR NEW CREDIT FACILITY MAY IMPACT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     The terms and conditions of the indenture governing the Notes and our New Credit Facility impose restrictions that limit, among other things, our ability to:

     - incur additional indebtedness;

     - create liens on assets;

     - sell assets;

     - engage in mergers or consolidations;

     - make acquisitions and investments;

     - engage in certain transactions with affiliates; and

     - make dividends, payments and certain other distributions.

     In addition, our New Credit Facility requires us to maintain specified financial ratios and satisfy certain financial condition tests that may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We may not meet those tests and the lenders under the New Credit Facility may not waive any failure to meet those tests. A breach of any of these covenants would result in a default under our New Credit Facility and the indenture. If an event of default under our New Credit Facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In such an event, we may not have sufficient assets to pay amounts due on the Notes. As a result, you may receive less than the full amount you would be otherwise entitled to receive on the Notes. See "Description of New Credit Facility" and "Description of Notes" for additional information.

RISKS RELATED TO THE OFFERING

  SERVICING OUR DEBT WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE SUFFICIENT CASH DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

     Our ability to make payments on and refinance our debt and to fund planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We may be unable to continue to generate cash flow from operations at current levels. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may have to refinance all or a portion of our existing debt or obtain additional financing. The inability to obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to you under the Notes.

RISK FACTORS RELATED TO THE COMPANY

  A RELATIVELY SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SUBSTANTIAL PORTION OF OUR REVENUES, THE LOSS OF ONE OR MORE OF THEM COULD ADVERSELY AFFECT OUR NET SALES.

     Our industrial customer base is highly concentrated. A few large customers generate a significant amount of our net sales.

     - Sales to our largest customer accounted for approximately 9% of our total net sales for the nine months ended June 30, 2004 and the fiscal year ended September 30, 2003.



     - Sales to our top five customers accounted for approximately 33% of our total net sales for the nine months ended June 30, 2004; and 31% of our total net sales for the fiscal year ended September 30, 2003.


     The loss of one or more of such customers, therefore, could adversely affect our net sales.

  DECREASES IN DEMAND FOR HEAVY TRUCKS, HVAC EQUIPMENT, CONSTRUCTION OR FARM EQUIPMENT COULD HAVE A SIGNIFICANT IMPACT ON OUR PROFITABILITY, CASH FLOW AND ABILITY TO SERVICE OUR INDEBTEDNESS.

     Our company has historically experienced moderate to severe cyclicality in most of our markets, including the truck and farm equipment markets. A decrease in the demand in these markets was a factor that led to our bankruptcy filing. These major markets will likely continue to experience such fluctuations. A downturn in one or more of these markets could reduce demand for, and prices of, our products. Such a downturn in one or more of these major markets could have a significant negative impact on our profitability, cash flow and ability to service our indebtedness. Historically, our heavy municipal business has been less cyclical than our industrial markets.

  OUR MARKET SHARE MAY BE ADVERSELY IMPACTED AT ANY TIME BY A SIGNIFICANT NUMBER OF COMPETITORS.

     The markets in which we compete are highly competitive and the foundry industry has significant excess capacity. Significantly increased foreign competition was a factor that led to our bankruptcy filing. We may be unable to maintain or improve our competitive position in the markets in which we compete. Competition is based mostly on price, but also on quality of product, range of capability, level of service and reliability of delivery. We compete with numerous foreign and domestic foundries. We also compete with several large domestic manufacturers whose products are made with materials other than ductile and gray iron, such as steel or aluminum. Industry consolidation over the past 20 years has significantly reduced the number of foundries operating in the United States. While such consolidation has translated into greater market share for the remaining foundries, some of these remaining foundries have significantly greater financial resources than we do. Price competition was a factor that led to our bankruptcy filing. Furthermore, despite the reduction in the number of operating foundries, lack of demand for castings and forgings means that the industry remains plagued by overcapacity. Such overcapacity contributed to our bankruptcy filing. Any of these factors could impede our ability to remain competitive in the markets in which we operate.

  INTERNATIONAL ECONOMIC AND POLITICAL FACTORS COULD AFFECT DEMAND FOR IMPORTS AND EXPORTS WHICH COULD IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our operations may be affected by actions of foreign governments and global or regional economic developments. Global economic events, such as foreign import/export policy, the cost of complying with environmental regulations or currency fluctuations, could also affect the level of U.S. imports and exports, thereby affecting our sales. Foreign subsidies, foreign trade agreements and each country's adherence to the terms of such agreements can raise or lower demand for castings by us and other domestic foundries. National and international boycotts and embargoes of other countries' or U.S. imports and/or exports together with the raising or lowering of tariff rates could affect the level of competition between us and our foreign competitors. Fluctuations in the value of the U.S. dollar relative to other currencies could also raise or lower demand for U.S. exports as well as U.S. demand for foreign produced raw materials and finished good imports, thereby impacting the markets in which we operate. Such actions or developments could have a material adverse effect on our business, financial condition and results of operations.

  INCREASES IN THE PRICE OF RAW MATERIALS COULD REDUCE OUR GROSS PROFIT.

     The cost of raw materials represents a significant portion of our operating expenses. As a result of domestic and international events, the prices of raw materials fluctuate. We have single-source arrangements with many of the suppliers for the major raw materials that we use. Our inability to continue making such purchases or the failure of these single-source arrangements to result in the most highly competitive prices for raw material could increase our cost of sales and lower our gross profit.

     Furthermore, of all the varying prices of raw material, fluctuations in the price of scrap metal impact our business the most. Although we have arrangements with most of our industrial customers that enable us to adjust industrial casting prices to reflect scrap price fluctuations, these adjustments lag the current price of scrap metal during periods of rapidly rising or falling scrap metal prices because these adjustments are generally based on average market prices for prior periods. Thus, our profitability could be negatively impacted if we are unable to pass along increases in the price of scrap metal to our customers effectively.

  THE DEPARTURE OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR OPERATIONS.

     The success of our business depends upon our senior management closely supervising all aspects of our business. We believe our senior management has technological and manufacturing experience that is important to the metal casting and forging business. The loss of such key personnel could have a material adverse effect on our operations if we were unable to attract and retain qualified replacements.

  THE SEASONAL NATURE OF OUR BUSINESS COULD IMPACT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our business is seasonal. Therefore, our quarterly revenues and profits historically have been lower during the first and second fiscal quarters of the year (October through March) and higher during the third and fourth fiscal quarters (April through September). In addition, our working capital requirements fluctuate throughout the year. Adverse market or operating conditions during any seasonal part of the fiscal year could have a material adverse effect on our business, financial condition and results of operations.

  WE FACE THE RISK OF WORK STOPPAGES OR OTHER LABOR DISRUPTIONS THAT COULD IMPACT OUR RESULTS OF OPERATIONS NEGATIVELY.

     We could experience work stoppages or other labor disruptions. If this were to occur we may not be able to satisfy our customers' orders on a timely basis. Operations could be adversely affected if any such event were to occur.

  THE NATURE OF OUR BUSINESS EXPOSES US TO LIABILITY FOR VIOLATIONS OF ENVIRONMENTAL REGULATIONS.

     The risk of environmental liability is inherent in the manufacturing of casting and forging products. Changes in environmental laws and regulations or the discovery of previously unknown contamination or other liabilities relating to our properties and operations could require us to sustain significant environmental liabilities which could make it difficult to pay the interest or principal amount of the Notes when due. In addition, we might incur significant capital and other costs to comply with increasingly stringent emission control laws and enforcement policies which could decrease our cash flow available to service our indebtedness. Costs associated with complying with environmental and other regulations was a factor in our bankruptcy filing. See
"Business -- Environmental and Other Regulatory Matters."

  OUR ABILITY TO GENERATE CASH NECESSARY TO MAKE PAYMENTS ON THE NOTES DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to pay the principal of and interest on the New Credit Facility and the Notes and to finance additional indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing global and national economic conditions and to financial, business, legislative, emerging third world competitors and regulatory factors as well as other factors beyond our control.

     We may be unable to generate sufficient cash flow from operations or obtain sufficient funding to satisfy all of our debt obligations. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, including refinancing or restructuring indebtedness or selling additional debt or equity securities. In addition, the ability to borrow funds under the New Credit Facility in the future will depend on our meeting the financial covenants set forth under the terms of the New Credit Facility and the indentures governing the Notes and our 13% Senior Subordinated Notes due 2013 which include customary covenants and restrictions. If our business is unable to generate sufficient cash flow from operations and future borrowings are unavailable under the New Credit Facility in amounts sufficient to enable us to meet our debt obligations or fund other liquidity needs, we may need to refinance all or a portion of our debt on or before maturity. This could negatively impact our company by hindering us from growing our business or restricting our ability to make payments on the Notes.

  FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR ABILITY TO OPERATE AND FURTHER DEVELOP OUR BUSINESS.

     Our capital resources may be insufficient to enable us to maintain operating profitability. Failure to generate or raise sufficient funds may require us to delay or abandon some expansion plans or expenditures, which could harm our business and competitive position.

     We expect to meet funding needs through various sources, including existing cash balances, existing lines of credit, and cash flow from future operations. Excluding the future cost of complying with MACT, the maximum achievable control technology standards of the Environmental Protection Agency, estimates of our aggregate expenditure requirements include the projected costs of:

     - approximately $18.0 million to $24.0 million annually from 2004 through 2007 primarily for necessary maintenance capital expenditures and selected strategic capital investments required to maintain optimum operating efficiencies; and

     - funds required for general corporate, other expenses and additional funds for working capital fluctuations.


     We may choose to meet any additional financial needs by borrowing additional funds under the New Credit Facility or from other sources. As of June 30, 2004, subject to certain limitations, we had $24.5 million available to borrow under our New Credit Facility. See "Description of New Credit Facility." Our ability to issue debt securities, borrow funds from additional lenders and participate in vendor financing programs will be restricted under the terms of the New Credit Facility and the indentures governing the Notes and our 13% New Subordinated Notes due 2013. Furthermore, the lenders may not waive these restrictions if additional financing is needed beyond that which is currently permitted. If we cannot raise additional funding we may not be able to make payments on the Notes.


  TERRORIST ATTACKS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, OUR ABILITY TO RAISE CAPITAL OR OUR FUTURE GROWTH.

     The impact that terrorist attacks, such as those carried out on September 11, 2001, may have on our industry in general, and on us in particular, is unknown at this time. Such attacks, and the uncertainty surrounding them, may impact our operations in unpredictable ways, including disruptions of rail lines, highways and fuel supplies and the possibility that our facilities could be direct targets of, or indirect casualties of, an act of terror. In addition, war or risk of war may also have an adverse effect on the economy. A decline in economic activity could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital. Such attacks may lead to increased volatility in fuel costs and availability and could affect the results of operations. In addition, the insurance premiums charged for some or all of the coverages we currently maintain could increase dramatically, or the coverages could be unavailable in the future.

  BECAUSE OF THE PLAN OF REORGANIZATION, OUR FINANCIAL INFORMATION AFTER OCTOBER 1, 2003 IS NOT COMPARABLE TO OUR FINANCIAL INFORMATION PRIOR THERETO.

     As a result of the consummation of the Plan of Reorganization, we are operating our business under a new capital structure. In addition, we are subject to the fresh-start reporting rules. Fresh-start reporting requires that, upon our emergence from Chapter 11 proceedings, we establish a "fair value" basis for the carrying value of the assets and liabilities of our reorganized company. Although the effective date of the Plan of Reorganization was October 8, 2003, hereinafter referred to as the Effective Date, due to the immateriality of the results of operations for the period between October 1, 2003 and the Effective Date, we accounted for the consummation of the Plan of Reorganization as if it had occurred on October 1, 2003 and implemented fresh-start reporting as of that date. Accordingly, our financial condition and results of operations after October 1, 2003, the initial date of fresh-start reporting, is not comparable to the financial condition or results of operations reflected in the historical financial statements contained in this prospectus. See "Selected Consolidated Financial Data" and the financial statements and related footnotes attached hereto.

                          THE REFINANCING TRANSACTIONS

     In connection with the Plan of Reorganization and concurrently with the issuance of the Notes, we consummated the following refinancing transactions:

REPAYMENT OF OLD CREDIT FACILITY

     We paid in full our obligations under the old credit facility (including accrued interest) of $148.2 million.

CANCELLATION OF SENIOR SUBORDINATED NOTES


     All of our outstanding 11 1/8% Notes (including accrued interest) were cancelled in exchange for:



     - $30.0 million in cash,



     - $100.0 million in aggregate principal amount of the Notes offered hereby and



     - 38 million shares of common stock of ACP. Each of the holders of the 11 1/8% Notes was also offered the opportunity to purchase its pro rata share of our 11% Senior Secured Notes and warrants to acquire up to 34.2 million shares of the common stock of ACP.



CANCELLATION OF PIK NOTE


     Our 14% senior secured paid-in-kind note in an original aggregate principal amount of $9.9 million (plus accrued and unpaid interest thereon), or PIK Note, was cancelled in exchange for


     - Notes with a principal amount equal to $13.134 million and warrants to acquire 3.8 million shares of common stock of ACP and



     - cash in the amount of $45,400.



     We conducted a rights offering, whereby holders of the 11 1/8% Notes were given the opportunity to provide, for cash, up to $110.0 million of financing through the purchase of up to $119.996 million face amount of our 11% Senior Secured Notes due 2010 and warrants to acquire up to 34.2 million shares of common stock of ACP. In case holders of the 11 1/8% Notes failed to subscribe for the full $110.0 million, for cash, we also obtained standby commitment agreements from Mackay Shields LLC, Exis Differential Holdings Ltd., Citicorp Mezzanine III, L.P., Trust Company of the West and Metropolitan Life Insurance Company whereby these Standby Purchasers collectively agreed to provide up to the full $110.0 million of financing for the Plan of Reorganization by participating in the rights offering (to the extent that they were holders of the 11 1/8% Notes) as well as purchasing any and all unsubscribed securities not subscribed for cash by the other holders of 11 1/8% Notes. Approximately 94% of the holders of the 11 1/8% Notes participated in the rights offering, purchasing approximately $113.0 million face amount of our 11% Senior Secured Notes due 2010 for approximately $103.6 million in cash. The Standby Purchasers were, therefore, only required to purchase approximately $7.0 million face amount of our 11% Senior Secured Notes due 2010 for approximately $6.4 million. The Standby Purchasers also purchased their portion of the 11% Senior Secured Notes as holders of the 11 1/8% Notes.


CONSUMMATION OF NEW CREDIT FACILITY


     We entered into the New Credit Facility with a syndicate of financial institutions for which Fleet Capital Corporation acts as agent, Fleet Securities, Inc. acts as arranger, Congress Financial Corporation (Central) acts individually and as syndication agent and General Electric Capital Corporation acts individually and as documentation agent. The New Credit Facility is a five-year facility providing for a term loan of $22.085 million and a revolving credit facility (with a $5.0 million sublimit for the issuance of letters of credit) for borrowings of up to $70.0 million. Availability under the revolver is a function of our eligible receivables and inventory. As of June 30, 2004, we had $20.5 million of term loans outstanding and $45.5 million drawn on our revolver. Based on the formulas under the New Credit Facility, the maximum amount available for borrowing as of June 30, 2004 was $24.5 million. The New Credit Facility limits the amount of additional debt that we can incur. See "Description of New Credit Facility."


ISSUANCE OF THE NOTES

     We issued $100.0 million in aggregate principal amount of the Notes to the holders of the 11 1/8% Notes in partial satisfaction of the claims against us.

ISSUANCE OF NEW ACP HOLDINGS COMMON STOCK

     We issued 38 million shares of common stock in ACP Holding Company to the holders of the 11 1/8% Notes and 4 million shares to certain members of our management. One million of the shares vested immediately upon issuance. One-third of the remaining unvested shares of each member of management who received shares shall vest on a cumulative basis on each anniversary of the Effective Date, if as of such date such member of management is still in our employ.

ISSUANCE OF WARRANTS EXERCISABLE FOR COMMON STOCK OF ACP

     Our ultimate parent company, ACP, issued warrants exercisable for 38 million shares of its common stock to the holders of the 11 1/8% Notes who participated in the rights offering, the Standby Purchasers and Citicorp Mezzanine III, L.P., the holder of the PIK Note.

                                USE OF PROCEEDS

     All of the Notes offered by this prospectus are being offered for sale by the selling Noteholders. We will not receive any portion of the net proceeds of this offering.

                                 CAPITALIZATION

     The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2004. The terms of our Plan of Reorganization are described below in the section captioned "Business -- Bankruptcy Proceedings." This table should be read in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements included elsewhere in this prospectus. All amounts are presented in thousands.


                                                                  AS OF
                                                                 JUNE 30,
                                                                   2004
                                                              --------------
                                                              (IN THOUSANDS)
Cash and cash equivalents...................................     $     --
                                                                 ========
Debt:
  Senior Bank Facility:
     Revolver...............................................     $ 45,463
     Term facilities........................................       20,508
  11% Senior Secured Notes due 2010, net of discount of
     $9,427.................................................      123,101
  13% Senior Subordinated Notes due 2013....................      100,000
  Capital lease obligations.................................        2,256
                                                                 --------
  Total debt................................................      291,328
Total stockholder's equity..................................        5,996
                                                                 --------
Total capitalization........................................     $297,324
                                                                 ========

                      SELECTED CONSOLIDATED FINANCIAL DATA



     On August 5, 2003, ACP, NFC, Neenah and their domestic wholly-owned domestic subsidiaries filed for bankruptcy protection and emerged therefrom on October 8, 2003. Although the Plan of Reorganization became effective on October 8, 2003, due to the immateriality of the results of operations for the period between October 1, 2003 and the Effective Date, for financial reporting purposes we recorded the fresh-start adjustments necessitated by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," ("SOP 90-7") on October 1, 2003.



     As a result of our emergence from Chapter 11 bankruptcy and the application of fresh-start reporting, our consolidated financial statements for the periods commencing on October 1, 2003 will be referred to as the "Reorganized Company" and will not be comparable with any periods prior to October 1, 2003, which are referred to as the "Predecessor Company" (see Notes 1, 2 and 3 to our consolidated financial statements). All references to years ending September 30, 2003, 2002, 2000, 2001 and 1999 and the nine months ended June 30, 2003 are to the Predecessor Company. All references to the periods subsequent to October 1, 2003 are to the Reorganized Company.



     The following table presents our selected historical consolidated financial data as of and for the years ended September 30, 1999, 2000, 2001, 2002 and 2003, which were derived from our audited financial statements and historical consolidated financial data as of and for the nine months ended June 30, 2003 and 2004, which were derived from our unaudited interim financial statements. The historical consolidated financial data should be read in conjunction with the financial statements and the related notes and other information contained elsewhere in this report, including the information set forth under the headings "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All amounts are presented in thousands.



                                                                             PREDECESSOR
                                     -------------------------------------------------------------------------------------------
                                                                                                             FOR THE NINE MONTHS
                                                        FISCAL YEAR ENDED SEPTEMBER 30,                        ENDED JUNE 30,
                                     ---------------------------------------------------------------------   -------------------
                                     1999(2)(3)(4)   2000(2)(3)(4)   2001(2)(3)(4)   2002(3)(4)   2003(4)    2003(4)      2004
                                     -------------   -------------   -------------   ----------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
Net sales..........................    $477,353        $488,195        $398,782       $387,707    $375,063   $274,128   $319,655
Cost of sales......................     381,841         391,646         335,264        323,740     321,834    235,056    268,371
                                       --------        --------        --------       --------    --------   --------   --------
Gross profit.......................      95,512          96,549          63,518         63,967      53,229     39,072     51,284
Selling, general and administrative
  expenses.........................      31,137          33,093          27,587         28,743      26,132     19,223     19,300
Amortization expense...............      10,958          10,379          10,489          3,829       3,819      2,865      5,344
Provision for impairment of
  assets...........................          --              --              --             74          --         --         --
Other expenses (income)(1).........       7,518              85            (434)           544         195        (14)      (257)
                                       --------        --------        --------       --------    --------   --------   --------
Operating income...................      45,899          52,992          25,876         30,777      23,083     16,998     26,897
Interest expense, net..............      38,870          42,971          43,009         42,647      46,620     35,090     25,540
Reorganization expense.............          --              --              --             --       7,874      5,046         --
                                       --------        --------        --------       --------    --------   --------   --------
Income (loss) from continuing
  operations before taxes..........       7,029          10,021         (17,133)       (11,870)    (31,411)   (23,138)     1,357
Provision (credit) for income
  taxes............................       4,336           6,094          (4,004)        (5,917)     (8,541)    (9,225)       540
                                       --------        --------        --------       --------    --------   --------   --------
Income (loss) from continuing
  operations.......................       2,693           3,927         (13,129)        (5,953)    (22,870)   (13,883)       817
Loss from discontinued operations,
  net of income taxes..............      (4,585)         (9,070)         (4,325)       (41,750)     (1,095)    (1,095)      (359)
Gain (loss) on sale of discontinued
  operations, net of income
  taxes............................          --              --           2,404             --      (1,596)    (1,596)        --
                                       --------        --------        --------       --------    --------   --------   --------
Net income (loss)..................    $ (1,892)       $ (5,143)       $(15,050)      $(47,703)   $(25,561)  $(16,574)  $    458
                                       ========        ========        ========       ========    ========   ========   ========
BALANCE SHEET DATA (AT END
  OF PERIOD):
Cash and cash equivalents..........    $ 17,368        $ 19,478        $  4,346       $ 26,164    $ 24,356   $  7,465         --
Working capital....................      83,962          86,080          72,140         65,050     103,683    (50,750)    50,927
Total assets.......................     641,702         666,218         626,443        569,388     536,834    556,800    406,126
Total debt.........................     428,007         449,607         434,077        451,432     439,357    440,946    291,328
Total stockholder's equity
  (deficit)........................      63,750          58,518          41,939        (12,146)    (39,016)   (23,471)  $  5,996

---------------


(1)In 1999, other expenses includes a $6,713 charge related to the closure of Dalton Corporation's Ashland facility.



(2)On October 2, 2000, we sold all of the issued and outstanding shares of common stock of Hartley Controls Corporation. The results of the operations of Hartley Controls Corporation have been reported separately as discontinued operations for all periods presented.



(3)During the year ended September 30, 2002, we discontinued the operations of Cast Alloys. The results of Cast Alloys have been reported separately as discontinued operations for all periods presented.



(4)During the year ended September 30, 2003, we sold substantially all of the assets of Belcher Corporation. The results of Belcher Corporation have been reported separately as discontinued operations for all periods presented.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Consolidated Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

RESULTS OF OPERATIONS

     We derive substantially all of our revenue from manufacturing and marketing a wide range of metal castings and forgings for the heavy municipal market and selected segments of the industrial markets. We have two reportable segments, Castings and Forgings. The Castings segment produces iron castings for use in heavy municipal and industrial applications. This segment sells directly to original equipment manufacturers, hereinafter referred to as OEMs, as well as to industrial end users. The forgings segment, operated by Mercer, is a producer of complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer is also a producer of microalloy forgings. Mercer sells directly to OEMs, as well as to industrial end users. Mercer's subsidiary, A&M Specialties, Inc., machines forgings and castings for Mercer and other industrial applications. Restructuring charges and certain other expenses, such as income taxes, general corporate expenses and financing costs, are not allocated between our two operating segments.

     Due to our emergence from Chapter 11 proceedings, we have implemented the "fresh start" accounting provisions of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," to our financial statements. Fresh start requires that, upon our emergence, we establish a "fair value" basis for the carrying value of the assets and liabilities for the reorganized company. Although the effective date of the Plan of Reorganization was October 8, 2003, due to the immateriality of the results of operations for the period between October 1, 2003 and the effective date, we accounted for the consummation of the Plan of Reorganization as if it has occurred on October 1, 2003 and implemented fresh start accounting as of that date.

     As a consequence of the Chapter 11 reorganization, financial results for periods commencing on October 1, 2003 are referred to as the "Reorganized Company" and are not comparable to the financial statements for periods prior to October 1, 2003 which are referred to as the "Predecessor Company."


REORGANIZED COMPANY THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO PREDECESSOR COMPANY THREE MONTHS ENDED JUNE 30, 2003



     Net sales. Net sales for the three months ended June 30, 2004 were $124.7 million which are $21.9 million or 21.3% higher than the quarter ended June 30, 2003. Approximately $11.5 million, which represents 53% of the total increase in net sales, was due to the increased cost of steel scrap charged to customers. The remainder of the increase was due to increased demand for industrial castings used in the heavy duty truck and heating, ventilation and air conditioning (HVAC) markets.



     Gross profit. Gross profit for the three months ended June 30, 2004 was $26.1 million, an increase of $8.4 million, or 47.3%, as compared to the quarter ended June 30, 2003. Gross profit as a percentage of net sales increased to 20.9% for the three months ended June 30, 2004 from 17.2% for the quarter ended June 30, 2003. The majority of the increase in gross profit resulted from sales volume increases and the efficiencies achieved by operating the manufacturing plants at higher capacity. In addition, approximately $1.9 million of the increase was due to recovery from customers of the increased cost of steel scrap incurred in prior periods. These increased scrap metal costs are recovered on a delayed basis from industrial customers and require a general price increase to recover the costs from municipal customers.

     Selling, general and administrative expenses. Selling, general and administrative expenses for the three months ended June 30, 2004 were $6.9 million, an increase of $0.4 million, or 6.1%, as compared to the $6.5 million for the quarter ended June 30, 2003. The increase was due to increased costs in relation to the greater sales volume. Selling, general and administrative expenses decreased as a percentage of net sales to 5.6% compared to the 6.4% for the quarter ended June 30, 2003.



     Amortization of intangible assets. Amortization of intangible assets was $1.8 million for the three months ended June 30, 2004, an increase of $0.8 million, or 85.7%, as compared to the $1.0 million for the quarter ended June 30, 2003. The increase was due to the increase in amortizable identifiable intangible assets resulting from applying fresh start accounting as discussed in
Note 2 -- Reorganization and Fresh Start Accounting.



     Operating income. Operating income was $17.6 million for the three months ended June 30, 2004, an increase of $7.4 million from operating income of $12.0 million for the quarter ended June 30, 2003. The increased operating income was caused by the reasons discussed above under gross profit partially offset by increased selling, general and administrative expenses. As a percentage of net sales, operating income increased from 9.9% for the quarter ended June 30, 2003 to 14.1% for the three months ended June 30, 2004.



     Net interest expense. Net interest expense from continuing operations was $8.5 million for the three months ended June 30, 2004 compared to $12.0 million for the quarter ended June 30, 2003. The decreased interest expense resulted from the reduction in borrowing due to the reorganization discussed in Note
2 -- Reorganization and Fresh Start Accounting.



     Reorganization expense. The Company recorded $3.2 million of reorganization expenses in the three months ended June 30, 2003 which related to professional fees incurred in connection with the restructuring of the Company and our filing for Chapter 11 bankruptcy protection.



     Income tax provision (benefit). The income tax provision recorded for the three months ended June 30, 2004 is not reasonable to the amount computed by applying the statutory rate of approximately 40% to the income before income taxes due to losses incurred during the six months ended March 31, 2004 for which there was previously uncertainty regarding the realization of those net operating losses to offset future taxable income. The income tax benefit for the three months ended June 30, 2003 was reasonable to the amount computed by applying our statutory rate of approximately 40% to the loss before income taxes.



REORGANIZED COMPANY NINE MONTHS ENDED JUNE 30, 2004 COMPARED TO PREDECESSOR COMPANY NINE MONTHS ENDED JUNE 30, 2003



     Net sales. Net sales for the nine months ended June 30, 2004 were $319.7 million which are $45.5 million or 16.6% higher than the nine months ended June 30, 2003. Approximately $18.9 million, which represents 42% of the total increase in net sales, was due to the increased cost of steel scrap charged to customers. The remainder of the increase was due to increased demand for industrial castings used in the heavy duty truck and heating, ventilation and air conditioning (HVAC) markets.



     Gross profit. Gross profit for the nine months ended June 30, 2004 was $51.3 million, an increase of $12.2 million, or 31.3%, as compared to the nine months ended June 30, 2003. Gross profit as a percentage of net sales increased to 16.0% for the nine months ended June 30, 2004 from 14.3% for the nine months ended June 30, 2003. The increase in gross profit resulted from sales volume increases and the efficiencies achieved by operating the manufacturing plants at higher capacity. This increase was partially offset by an approximately $2.9 million increase in scrap metal costs which have not yet been recovered from customers. These increased scrap metal costs are recovered on a delayed basis from our industrial customers and require a general price increase to recover the costs from municipal customers.



     Selling, general and administrative expenses. Selling, general and administrative expenses for the nine months ended June 30, 2004 were $19.3 million, an increase of $0.1 million, or 0.4%, as compared to the $19.2 million for the nine months ended June 30, 2003. Selling, general and administrative expenses decreased as a percentage of net sales to 6.0% compared to 7.0% for the nine months ended June 30, 2003. The percentage decrease was due to stable selling, general and administrative expenses spread across a larger sales volume.



     Amortization of intangible assets. Amortization of intangible assets was $5.3 million for the nine months ended June 30, 2004, an increase of $2.4 million, or 86.5%, as compared to the $2.9 million for the nine months ended June 30, 2003. The increase was due to the increase in amortizable identifiable intangible assets resulting from applying fresh start accounting as discussed in
Note 2 -- Reorganization and Fresh Start Accounting.



     Operating income. Operating income was $26.9 million for the nine months ended June 30, 2004, an increase of $9.9 million from operating income of $17.0 million for the nine months ended June 30, 2003. The increased operating income was caused by the reasons discussed above under gross profit. As a percentage of net sales, operating income increased from 6.2% for the nine months ended June 30, 2003 to 8.4% for the nine months ended June 30, 2004.



     Net interest expense. Net interest expense from continuing operations was $25.5 million for the nine months ended June 30, 2004 compared to $35.1 million for the nine months ended June 30, 2003. The decreased interest expense resulted from the reduction in borrowing due to the reorganization discussed in Note
2 -- Reorganization and Fresh Start Accounting.



     Reorganization expense. The Company recorded $5.0 million of reorganization expenses in the nine months ended June 30, 2003 which related to professional fees incurred in connection with the restructuring of the company and our filing for Chapter 11 bankruptcy protection.



     Income tax provision (benefit). The income tax provision (benefit) for the nine months ended June 30, 2004 and 2003 was reasonable to the amount computed by applying our statutory rate of approximately 40% to the income (loss) before income taxes.



     Loss from discontinued operations. In December 2002, we sold the assets of Belcher. In accordance with the provisions of SFAS 144, the results of operations for Belcher have been reported as discontinued operations in the statement of operations for the nine months ended June 30, 2004 and 2003.



PREDECESSOR COMPANY FISCAL YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2002


     Net Sales. Net sales for the year ended September 30, 2003 were $375.1 million, which was $12.6 million or 3.2% lower than the year ended September 30, 2002. The decrease in net sales resulted from a decreased demand for industrial castings used for the heavy duty truck market. The demand for class 8 vehicles was artificially accelerated in fiscal 2002 by the consumers' desire to buy new units prior to October 1, 2002 which was the date that new emission compliance standards for engines became effective. This phenomenon is evidenced by the fact that the North American build for class 8 trucks during the period from April 2003 through September 2003 dropped approximately 13.1% from the same period one year earlier. Both the Castings and Forgings segments were similarly impacted by the drop in demand of class 8 units since they both service this market. We believe there is an excess capacity for the foundry industry that is exacerbated by technological advances made abroad coupled with cheaper labor costs.

     Gross Profit. Gross profit was $53.2 million for the year ended September 30, 2003, which was $10.8 million or 16.9% lower than the year ended September 30, 2002. Gross profit as a percentage of net sales decreased to 14.2% during the year ended September 30, 2003 from 16.5% for the fiscal year ended September 30, 2002. The decrease in gross profit resulted from a number of factors. Initially, overall industrial casting and forging shipments decreased by approximately 3%. Our major markets for industrial products have been in a three year decline with the fiscal year ended September 30, 2003 being the third year. Early indicators signal that demand for our products may be returning, but it is too early in the cycle to be any more definitive. Secondly, we have continued to experience price compression for our industrial products at the same time that overall demand has been decreasing. Prices for industrial products are approximately 1.5% lower for the 12 months ended September 30, 2003 than they were for the twelve month period ended September 30, 2002. Also, scrap metal prices have escalated during the time period that our selling prices for finished industrial products have decreased. The weighted average cost for all grades of scrap increased over 12% during the fiscal year ended September 30, 2003 compared to the same period ended September 30, 2002. The increase in scrap metal prices is generally recoverable from our industrial customers via a surcharge mechanism, but it lags actual payment of raw material invoices by as much as six months. Lastly, medical costs for both health insurance for our employees as well as the medical portion of workers compensation coverage have experienced double digit increases.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended September 30, 2003 were $26.1 million, a decrease of $2.6 million from the $28.7 million for the year ended September 30, 2002. As a percentage of net sales, selling, general and administrative expenses decreased to 7.0% for the year ended September 30, 2003 from 7.4% for the fiscal year ended September 30, 2002. The decrease was due to reductions in overall employment headcount that approximated 2.2% that were undertaken in response to the lower sales volume noted above. In addition, a reduction in overall spending driven by an overall general desire for cost savings also contributed to reduced selling, general and administrative expenses.

     Amortization of Intangible Assets. Amortization of intangible assets for the years ended September 30, 2003 and 2002 was $3.8 million.

     Other Expenses. Other expenses for the years ended September 30, 2003 and 2002 consist of losses of $0.2 million and $0.5 million, respectively, for the disposal of long-lived assets in the ordinary course of business.

     Operating Income. Operating income was $23.1 million for the year ended September 30, 2003, a decrease of $7.7 million or 25.0% from the year ended September 30, 2002. The decrease was caused by the reasons discussed above under gross profit and was partially offset by lower selling, general and administrative expenses. As a percentage of net sales, operating income decreased from 7.9% for the year ended September 30, 2002 to 6.2% for the year ended September 30, 2003.

     Net Interest Expense. Net interest expense increased to $46.6 million for the year ended September 30, 2003 from $42.6 million for the year ended September 30, 2002. The increased interest expense resulted from interest accrued on the CVC PIK Note and an interest premium on our borrowings under our credit facility in the current year. In addition, $6.3 million of payments to bondholders in connection with the reorganization were classified as interest expense. We did not record $5.0 million of contractual interest expense for interest incurred on the 11 1/8% Notes subsequent to our filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

     Reorganization Expense. We recorded $7.9 million of reorganization expenses in 2003 which related to professional fees incurred in connection with the restructuring of our company and our filing for Chapter 11 bankruptcy protection as well as the write-off of debt issuance costs and premiums related to the 11 1/8% Notes.

     Provision for Income Taxes. The credit for income taxes for the year ended September 30, 2003 is lower than the amount computed by applying our statutory rate of 35% to the loss before income taxes principally due to permanent differences related to the reorganization expenses incurred as noted above.

     Loss from Discontinued Operations. During December, 2002, we sold substantially all of the assets of Belcher. The disposition of Belcher resulted in a loss of $1.6 million net of income taxes, which we recognized in the year ended September 30, 2003. In accordance with the provisions of Statement of Financial Accounting Standards No. 144, or SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations for Belcher have been reported as discontinued operations in the statement of operations for all periods presented.

     In January, 2002, management initiated a plan for the discontinuation of the operations of Cast Alloys, Inc., hereafter referred to as Cast Alloys, by closing its manufacturing facilities. In accordance with the provisions of SFAS 144, the results of operations for Cast Alloys have been reported as discontinued operations in the statement of operations for all periods presented.

PREDECESSOR COMPANY FISCAL YEAR ENDED SEPTEMBER 30, 2002 COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2001

     Net Sales. Net sales for the year ended September 30, 2002 were $387.7 million, which was $11.1 million or 2.8% lower than the year ended September 30, 2001. The decrease in net sales resulted from weakness in the demand for industrial castings used for the HVAC market and an overall slowing of demand for castings in our other major markets.

     Gross Profit. Gross profit was $64.0 million for the year ended September 30, 2002, an increase of $5.0 million over the year ended September 30, 2001. Gross profit as a percentage of net sales increased to 16.5% during the year ended September 30, 2002 from 15.9% for the fiscal year ended September 30, 2001. Gross profit percentage was positively impacted during the year ended September 30, 2002 by modest reductions in raw material costs and improved efficiency in the manufacturing process.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended September 30, 2002 were $28.7 million, an increase of $1.1 million from the $27.6 million for the year ended September 30, 2001. As a percentage of net sales, selling, general and administrative expenses increased to 7.4% for the year ended September 30, 2002 from 6.9% for the fiscal year ended September 30, 2001. The increase was due to increased professional fees paid in conjunction with debt refinancing and other corporate projects in 2002 and a favorable escrow refund received in 2001 which did not occur in 2002.

     Amortization of Intangible Assets. Amortization of intangible assets for the year ended September 30, 2002 was $3.8 million, a decrease of $6.7 million from the $10.5 million for the year ended September 30, 2001. The decrease was due to the adoption of Statement of Financial Accounting Standards No. 142, or SFAS 142, as of October 1, 2001. Under SFAS 142, goodwill is no longer amortized but instead is tested for impairment. Except for the discontinued operations of Cast Alloys there was no deemed impairment of intangible assets.

     Provision for Impairment of Assets. We recognized an impairment charge of $0.1 million related to a building held for sale during the year ended September 30, 2002.

     Other Expenses (Income). Other expenses (income) for the years ended September 30, 2002 and 2001 consist of losses of $0.5 million and gains of $0.4 million, respectively, for the disposal of long-lived assets in the ordinary course of business.

     Operating Income. Operating income was $30.8 million for the year ended September 30, 2002, an increase of $4.9 million or 18.9% from the year ended September 30, 2001. The increase was caused by the $6.7 million decrease in amortization expense, partially offset by a $1.1 million increase in selling, general and administrative expenses. As a percentage of net sales, operating income increased to 7.9% for the year ended September 30, 2002 from 6.5% for the year ended September 30, 2001.

     Net Interest Expense. Net interest expense decreased to $42.6 million for the year ended September 30, 2002 from $43.0 million for the year ended September 30, 2001. The decreased interest expense resulted from our principal debt repayments and lower interest rates on our credit facility, partially offset by the interest on the higher level of borrowings outstanding on our revolving credit facility during the year ended September 30, 2002 as compared to the year ended September 30, 2001.

     Provision for Income Taxes. The credit for income taxes for the year ended September 30, 2002 is higher than the amount computed by applying our statutory rate of approximately 35% to the loss before income taxes primarily due to permanent differences related to the discontinuance of Cast Alloys.

     Discontinued Operations. On October 2, 2000, we sold the common stock of Hartley Controls Corporation. The disposition of Hartley Controls Corporation resulted in a gain of $2.4 million, net of income taxes of $1.6 million, which was recorded during the year ended September 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

     New Credit Facility. In connection with our Chapter 11 filing and emergence therefrom, we entered into the New Credit Facility with a syndicate of financial institutions for which Fleet Capital Corporation acts as agent, Fleet Securities, Inc. acts as arranger, Congress Financial Corporation (Central) acts individually and as syndication agent and General Electric Capital Corporation acts individually and as documentation agent. The New Credit Facility has a five-year maturity and Neenah Foundry Company and all of its active domestic subsidiaries are the borrowers under the New Credit Facility.


     The New Credit Facility consists of a revolving credit facility of up to $70.0 million (with a $5.0 million sublimit available for letters of credit) and borrowing base term loans in the aggregate amount of $22.085 million. The New Credit Facility has a five-year maturity and bears interest at rates based on the lenders' Base Rate, as defined in the New Credit Facility or an adjusted rate based on LIBOR. Availability under the New Credit Facility is based on various advance rates against our accounts receivable and inventory. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed subject to the terms of the facility. At June 30, 2004, we had approximately $45.0 million outstanding under the revolving credit facility which includes $13.8 million borrowed on June 30, 2004 for an interest payment due July 1, 2004 and approximately $20.5 million outstanding under the term loan facility. No portion of the term loan, once repaid, may be reborrowed. The proceeds of the loan facility on the Effective Date were utilized to repay a portion of the old credit facility pursuant to the Plan of Reorganization and other cash distributions.


     NFC and the inactive subsidiaries of Neenah jointly and severally guarantee Neenah's obligations under the New Credit Facility, subject to customary exceptions for transactions of this type. The borrower's and guarantors' obligations under the New Credit Facility are secured by a first priority perfected security interest, subject to customary restrictions, in substantially all of Neenah's tangible and intangible assets. The Notes, and the guarantees in respect thereof, are equal in right of payment to the New Credit Facility, and the guarantees in respect thereof. The liens in respect of the Notes are junior to the liens securing the New Credit Facility and guarantees thereof.

     Voluntary prepayments may be made at any time on the term loan borrowings or the revolving borrowings upon customary prior notice. Prepayments on the term loan borrowings may be made at any time without premium or penalty unless a simultaneous prepayment is being made on the revolving borrowings or if any such prepayment has been made previously. For the first three years of the New Credit Facility, prepayments on the revolving borrowings are subject to certain premiums specified in the New Credit Facility. Mandatory repayments are required under certain circumstances, including a sale of assets or the issuance of debt or equity.

     The New Credit Facility requires Neenah to observe certain customary conditions, affirmative covenants and negative covenants including financial covenants. The New Credit Facility also contains events of default customary for these types of facilities, including, without limitation, payment defaults, material misrepresentations, covenant defaults, bankruptcy and a change of ownership of Neenah Foundry Company, NFC or ACP.

     11% Senior Secured Notes due 2010. In connection with Neenah's Chapter 11 filing and emergence therefrom, Neenah issued Senior Secured Notes due 2010 in the principal amount of $133.1 million, with a coupon rate of 11%. The obligations under the senior secured notes are pari passu in right of payment to the New Credit Facility and the associated guarantees. The liens securing the senior secured notes are junior to the liens securing the New Credit Facility and guarantees thereof. The senior secured notes are subordinate to the New Credit Facility. Interest on the senior secured notes is payable on a semi-annual basis. Neenah's obligations under the notes are guaranteed on a secured basis by each of its wholly-owned subsidiaries. Subject to the restrictions in the New Credit Facility, the notes are redeemable at our option in whole or in part at any time after the fourth anniversary of their issuance, with not less than 30 days nor more than 60 days notice for an amount to be determined pursuant to a formula set forth in the indenture governing the notes. Upon the occurrence of a "change of control" as defined in the indenture governing the notes, Neenah Foundry Company may be required to make an offer to purchase the secured notes at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest up to the purchase date. The secured notes contain customary covenants typical to this type of financing, such as limitations on (1) indebtedness, (2) restricted payments, (3) liens, (4) restrictions on distributions from restricted subsidiaries, (5) sale of assets, (6) affiliate transactions, (7) mergers and consolidations and (8) lines of business. The secured notes also contain customary events of default typical to this type of financing, such as (1) failure to pay principal and/or interest when due, (2) failure to observe covenants, (3) certain events of bankruptcy, (4) the rendering of certain judgments or (5) the loss of any guarantee.

     13% Senior Subordinated Notes due 2013. In connection with Neenah's Chapter 11 filing and emergence therefrom, Neenah Foundry Company issued Senior Subordinated Notes due 2013 in the principal amount of $100.0 million, with a coupon rate of 13%. The obligations under the senior subordinated notes are senior to all of Neenah Foundry Company's subordinated unsecured indebtedness and are subordinate to the New Credit Facility and the senior secured notes. Interest on the senior subordinated notes is payable on a semi-annual basis. Five percent of the interest on the senior subordinated notes will be paid in cash and 8% interest may be paid-in-kind. Neenah Foundry Company's obligations under the notes are guaranteed on an unsecured basis by each of its wholly-owned subsidiaries. Subject to the restrictions in the New Credit Facility, the notes are redeemable at our option in whole or in part at any time, with not less than 30 days nor more than 60 days notice for an amount to be determined pursuant to a formula set forth in the indenture governing the notes. Upon the occurrence of a "change of control" as defined in the indenture governing the notes, Neenah Foundry Company may be required to make an offer to purchase the subordinated notes at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest up to the purchase date. The subordinated notes contain customary covenants typical to this type of financing, such as limitations on
(1) indebtedness, (2) restricted payments, (3) liens, (4) restrictions on distributions from restricted subsidiaries, (5) sale of assets, (6) affiliate transactions, (7) mergers and consolidations and (8) lines of business. The subordinated notes also contain customary events of default typical to this type of financing, such as, (1) failure to pay principal and/or interest when due,
(2) failure to observe covenants, (3) certain events of bankruptcy, (4) the rendering of certain judgments or (5) the loss of any guarantee.


     For the nine months ended June 30, 2004 and June 30, 2003, capital expenditures were $9.2 million and $9.3 million, respectively. Both periods represent a level of capital expenditures necessary to maintain equipment and facilities.



     The Company's principal source of cash to fund its liquidity needs will be net cash from operating activities and borrowings under the Revolving Credit Facility. Net cash used in operating activities for the nine months ended June 30, 2004 was $7.4 million, a decrease of $9.8 million from cash provided by operating activities for the nine months ended June 30, 2003 of $2.4 million. The decrease in net cash provided by operating activities was primarily due to a large increase in the accounts receivable balance proportional to our increased sales volume. The $2.4 million cash provided by operating activities for the nine months ended March 31, 2003 included an income tax refund that the Company received in December, 2002 of $18.4 million from the carryback of net operating losses.


     Future Capital Needs. Despite our significant decrease in leverage as a result of the Plan of Reorganization, we are still significantly leveraged and our ability to meet our debt obligations will depend upon future operating performance which will be affected by many factors, some of which are beyond our control. Based on our current level of operations, we anticipate that our operating cash flows and available credit facilities will be sufficient to fund our anticipated operational investments, including working capital and capital expenditure needs, for the next twelve months and to fund our long-term needs for the forseeable future. If, however, we are unable to service our debt requirements as they become due or are unable to maintain ongoing compliance with restrictive covenants, we may be forced to adopt alternative strategies that may include reducing or delaying capital expenditures, selling assets, restructuring or refinancing indebtedness or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all.

     A reconciliation of EBITDA for the three and nine months ended June 30, 2004 is provided below:



                                                             THREE MONTHS     NINE MONTHS
                                                                 ENDED           ENDED
                                                             JUNE 30, 2004   JUNE 30, 2004
                                                             -------------   -------------
Net income.................................................     $ 8,786         $   458
Income tax provision.......................................         300             540
Net interest expense.......................................       8,468          25,540
Depreciation and amortization..............................       4,390          13,256
Gain on disposal of equipment..............................        (205)           (257)
Loss from discontinued operations..........................          --             359
Gregg non-cash inventory charge............................         157           1,181
Deeter non-cash inventory charge...........................          --             624
                                                                -------         -------
Consolidated EBITDA........................................     $21,896         $41,701
                                                                =======         =======



     EBITDA is defined in our New Credit Facility and is generally calculated as the sum of net income (excluding non-cash charges), income taxes, interest expense, and depreciation and amortization. EBITDA is adjusted for acquisitions and dispositions. EBITDA is not a measure prepared in accordance with accounting principles generally accepted in the United States, but is being presented because we and our lenders use it to evaluate our operating performance relative to the financial covenants contained in our credit agreement. EBITDA should not be considered a substitute for income from operations, net income, cash flows or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States.


CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     Projected payment due dates for the pro forma debt outstanding as of September 30, 2003 and estimated interest expense are as shown below (in millions):

                                                   EXPECTED PAYMENTS DUE BY PERIOD
                                       --------------------------------------------------------
                                                                                         AFTER
                                       TOTAL    2004     2005    2006    2007    2008     2008
                                       ------   -----   ------   -----   -----   -----   ------
Long term debt.......................  $243.5   $ 3.2   $  3.2   $ 3.2   $ 3.2   $ 3.2   $227.5
Interest on long term debt...........   235.7    28.6     28.4    28.3    28.1    28.0     94.3
Revolving credit line................    25.0     1.2     11.1     5.8     6.9      --       --
Interest and fees on revolving credit
  line...............................     2.8     1.4      0.8     0.4     0.2      --       --
Operating leases.....................     4.8     1.8      1.4     0.7     0.3     0.2      0.4
Capital lease obligations............     4.6     2.9      1.7      --      --      --       --
                                       ------   -----   ------   -----   -----   -----   ------
  Total Contractual Cash
     Obligations.....................  $516.4   $39.1   $ 46.6   $38.4   $38.7   $31.4   $322.2
                                       ======   =====   ======   =====   =====   =====   ======

     Please see "Executive Compensation -- Equity Incentive Plans" for discussion of other obligations we have committed to as a result of the Plan of Reorganization.

CRITICAL ACCOUNTING POLICIES

     Critical accounting policies are those that are, in management's view, both very important to the portrayal of our financial condition and results of operations and they require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     Future events and their effects cannot be determined with absolute certainty. The determination of estimates, therefore, requires the exercise of judgment. Actual results may differ from those estimates, and such differences may be material to the financial statements. Our accounting policies are more fully described in Note 4 to our consolidated financial statements included herein.

     We believe that the most significant accounting estimates inherent in the preparation of our financial statements include estimates associated with the evaluation of the recoverability of certain assets including goodwill, other intangible assets and fixed assets as well as those estimates used in the determination of reserves related to the allowance for doubtful accounts, obsolescence, workers compensation and pensions and other post-retirement benefits. Various assumptions and other factors underlie the determination of these significant estimates. In addition to assumptions regarding general economic conditions, the process of determining significant estimates is fact-specific and accounts for such factors as historical experience, product mix and, in some cases, actuarial techniques. We constantly reevaluate these significant factors and make adjustments where facts and circumstances necessitate. Historically, our actual results have not significantly deviated from those determined using the estimates described above.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

     - Defined-Benefit Pension Plans. We account for our defined benefit pension plans in accordance with SFAS No. 87, "Employers' Accounting for Pensions" which requires that amounts recognized in financial statements be determined on an actuarial basis. The most significant element in determining our pension expense in accordance with SFAS 87 is the expected return on plan assets. We have assumed that the expected long-term rate of return on plan assets will be 7.50% to 8.50%, depending on the plan. Over the long term, our pension plan assets have earned in excess of these rates; therefore, we believe that our assumption of future returns is reasonable. The plan assets, however, have earned a rate of return substantially less than these rates in the last two years. Should this trend continue, our future pension expense would likely increase. At the end of each year, we determine the discount rate to be used to discount plan liabilities. In developing this rate, we use the Moody's Average AA Corporate Bonds index. At September 30, 2003, we determined the discount rate to be 6.25%. Changes in discount rates over the past few years have not materially affected our pension expense. The net effect of changes in this rate, as well as other changes in actuarial assumptions and experience, have been deferred as allowed by SFAS 87. This has had a significant negative effect on our reported net worth.

     - Other Postretirement Benefits. We provide retiree health benefits to qualified employees under an unfunded plan. We use various actuarial assumptions including the discount rate and the expected trend in health care costs and benefit obligations for our retiree health plan. Consistent with our pension plans, we used a discount rate of 6.25%. In 2003, our assumed healthcare cost trend rate was 9.0% decreasing gradually to 5.0% in 2010 and then remaining at that level thereafter. Changes in these rates could materially affect our future operating results and net worth.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are subject to interest rate risk on our long-term variable interest rate debt. Currently, our only long-term debt obligations with variable interest rates are our obligations under the New Credit Facility. We enter into debt obligations primarily to support general corporate purposes, including capital expenditures and working capital needs.

INFLATION

     Although we cannot accurately anticipate the effect of inflation on our operations, we believe that inflation has not had, and is not likely in the foreseeable future to have, a material impact on our results of operations.

                                    BUSINESS

OVERVIEW

     Neenah, together with its active domestic subsidiaries, manufactures and markets a wide range of iron castings and forgings for the heavy municipal market and selected segments of the industrial markets. Neenah began business in 1872 and has built a strong reputation for producing quality iron castings. Neenah is one of the largest manufacturers of heavy municipal iron castings in the United States. Neenah's broad range of heavy municipal iron castings includes manhole covers and frames, storm sewer frames and grates, heavy duty airport castings, specialized trench drain castings, specialty flood control castings and ornamental tree grates. Neenah sells these municipal castings throughout the United States to state and local government entities, utility companies, precast concrete manhole structure producers and contractors for both new construction and infrastructure replacement. In addition, Neenah also produces a wide range of complex industrial castings, including castings for the transportation industry, a broad range of castings for the farm equipment industry, and specific components for compressors used in HVAC systems.

BACKGROUND

     On April 30, 1997, pursuant to an Agreement and Plan of Reorganization with NC Merger Company and NFC, Neenah Corporation (the predecessor company) was acquired by NFC, a holding company and a wholly owned subsidiary of ACP. Prior to July 1, 1997, Neenah Foundry Company was one of three wholly owned subsidiaries of Neenah Corporation, a holding company with no significant assets or operations other than its holdings in the common stock of its three wholly owned subsidiaries. The other two wholly owned subsidiaries were Neenah Transport, Inc. and Hartley Controls, an entity that was later sold. On July 1, 1997, Neenah Foundry Company merged with and into Neenah Corporation and the surviving company changed its name to Neenah Foundry Company.

     On March 30, 1998 Neenah acquired all the capital stock of Deeter Foundry, Inc. for $24.3 million. Since 1945, Deeter Foundry, Inc. has been producing gray iron castings for the heavy municipal market. The municipal casting product line of Deeter Foundry, Inc. includes manhole frames and covers, storm sewer inlet frames, grates and curbs, trench grating and tree grates. Deeter Foundry, Inc. also produces a wide variety of special application construction castings. These products are utilized in waste treatment plants, airports, telephone and electrical construction projects.

     On April 3, 1998, Neenah acquired all the capital stock of Mercer Forge Corporation for $47.0 million in cash. Founded in 1954, Mercer Forge Corporation produces complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer Forge Corporation is also a producer of microalloy forgings.

     On September 8, 1998 Neenah acquired all the capital stock of Dalton Corporation for $102.0 million in cash. Dalton Corporation manufactures and sells gray iron castings for refrigeration systems, air conditioners, heavy equipment, engines, gear boxes, stationary transmissions, heavy duty truck transmissions and other automotive parts.

     On September 8, 1998, the capital stock of Advanced Cast Products, an entity held by ACP prior to the time ACP acquired its interest in NFC, was contributed to Neenah by ACP. Advanced Cast Products is an independent manufacturer of ductile iron castings that are produced through both traditional casting methods and through Advanced Cast Products' Evapcast lost foam casting process. Advanced Cast Products' production capabilities also include a range of finishing operations including austempering and machining. Advanced Cast Products sells its products primarily to companies in the heavy truck, construction equipment, railroad, mining and automotive industries.

     On December 31, 1998, Neenah purchased Cast Alloys, Inc. a manufacturer of investment-cast titanium and stainless steel golf clubheads, for $40.1 million in cash. Neenah discontinued the operations of Cast Alloys, Inc. in January 2002.

     On November 30, 1999, Neenah purchased Gregg Industries, Inc., a manufacturer of gray and ductile iron castings, for $22.9 million in cash. We sold all of the issued and outstanding shares of common stock of Hartley Controls Corporation on October 2, 2000. On August 8, 2002, we sold substantially all of the assets of Peerless Corporation. We sold substantially all of the assets of Belcher Corporation on December 27, 2002.

BANKRUPTCY PROCEEDINGS

     Beginning in 2000, several trends converged to create an extremely difficult operating environment for Neenah. First, there were dramatic cyclical declines in some of Neenah's most important markets -- including trucks, railroad, construction and agriculture equipment. Second, there was a major inventory adjustment by manufacturers in the residential segment of the HVAC equipment industry, resulting in fewer orders for Dalton's HVAC castings. Third, domestic foundries have been suffering from underutilized capacity, significantly increased foreign competition, continued price reduction pressure from customers and other competitors, and increased costs associated with heightened safety and environmental regulations. These factors have caused and continue to cause a substantial number of foundries to cease operations or file for bankruptcy protection over the past several years.

     Beginning in May 2000, we took aggressive steps to offset the impact of the decline in sales and earnings and improve cash flow in the difficult market environment: William Barrett was appointed as the new chief executive officer of NFC; Hartley Controls was sold in September 2000 for $5.0 million in total proceeds; other excess assets were sold for $5.3 million in late 2001; the operations of Cast Alloys, Inc. were discontinued in January 2002; substantially all of the assets of Advanced Cast Product's subsidiary Peerless Corporation were sold for $0.3 million in August 2002; and the assets of Belcher Corporation, a subsidiary of Advanced Cast Products, were sold in December 2002. Furthermore, management also implemented a significant reduction in the number of employees, a significant reduction in capital expenditures and selected price increases. In January 2003, we engaged Houlihan Lokey Howard & Zukin Capital to assist in the formulation and evaluation of various options for a restructuring, reorganization, or other strategic alternatives. Our board of directors considered a broad range of out-of-court and in-court strategic alternatives potentially available to us as well as several strategic alternatives.

     Despite these steps, the credit rating agencies began to downgrade our outstanding debt obligations in early 2000. Our 11 1/8% Notes became highly illiquid and traded infrequently. According to data obtained from Telerate, the price of the notes fell from a trailing 12 month high of $57.50 in June 2002 to a trailing 12 month low of $30.00 in late December 2002. The trailing six month average price as of June 23, 2003 was approximately $38.60. As of May 2003, Neenah was not in compliance with the March 31, 2003 EBITDA covenant of its old credit facility and lacked sufficient liquidity to make the then-due interest payment on the 11 1/8% Notes and maintain the liquidity covenants under the old credit facility.

     On May 1, 2003 we launched both an exchange offer for the 11 1/8% Notes and the pre-petition solicitation of acceptances of the plan of reorganization in accordance with section 1126(b) of the Bankruptcy Code. The exchange offer, which was to be completed outside of Bankruptcy Court, did not result in the requisite percentage of 11 1/8% Notes tendered and both the exchange offer and the solicitation of acceptances for the May 1, 2003 plan of reorganization were allowed to expire.

     On July 1, 2003 we launched a pre-petition solicitation of acceptances with respect to an alternative joint plan of reorganization that was ultimately approved. Having received sufficient votes to approve the plan of reorganization, we together with ACP, NFC and all of our wholly-owned domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, as amended, with the United States Bankruptcy Court for the District of Delaware on August 5, 2003. On that same date we submitted to the Bankruptcy Court our Amended Prepackaged Joint Plan of Reorganization, which we refer to as the Plan of Reorganization, and the Disclosure Statement that we used to solicit votes for that plan.

     At the time of the Chapter 11 bankruptcy filing, we had approximately $157 million of existing senior debt under our old credit facility and $282 million of principal and accrued and unpaid interest under our

11 1/8% Notes. We negotiated the continued use of our own cash collateral with our senior lenders, thereby enabling us to utilize our own cash to conduct business operations during the pendency of the Chapter 11 filing.

     Pursuant to the Plan of Reorganization, we conducted a rights offering, whereby holders of the 11 1/8% Notes were given the opportunity to provide up to $110 million additional financing through the purchase of up to $119.996 million face amount of the Notes and warrants to acquire up to 34.2 million shares of common stock of ACP. In case holders of the 11 1/8% Notes failed to subscribe for the full $110.0 million, we also obtained standby commitment agreements from Mackay Shields LLC, Exis Differential Holdings Ltd., Citicorp Mezzanine III, L.P., Trust Company of the West and Metropolitan Life Insurance Company whereby these Standby Purchasers collectively agreed to provide up to $110.0 million of financing for the Plan of Reorganization by participating in the rights offering (to the extent that they were holders of the 11 1/8% Notes) as well as purchasing any and all unsubscribed securities not subscribed for by the other holders of 11 1/8% Notes. Approximately 94% of the holders of the 11 1/8% Notes participated in the rights offering and the Standby Purchasers were, therefore, only required to fund the shortfall of approximately $6.4 million.

     By order dated September 26, 2003, the Bankruptcy Court confirmed the Plan of Reorganization and the Plan of Reorganization became effective on October 8, 2003. October 8, 2003 is hereinafter referred to as the Effective Date. The Plan of Reorganization allowed us to emerge from bankruptcy with an improved capital structure and, because we had arranged to continue paying our trade debt on a timely basis during the pendency of the Chapter 11 case, at the time of emergence, we had sufficient trade credit to continue operations in the ordinary course of business.

     The Plan of Reorganization resulted in significant changes to our capital structure. Among other things, the Plan of Reorganization provided for the repayment in full of our old credit facility, the cancellation of $282.0 million in principal amount of 11 1/8% Notes, the cancellation of our PIK Note and the elimination of the interests of the former equity owners of our indirect parent company, ACP. The cash proceeds necessary to consummate the Plan of Reorganization were provided from the consummation of the New Credit Facility and the issuance of the Notes. The claims and interests of our various creditors were satisfied as follows:

     - our old credit facility was repaid in cash;

     - our PIK Note was cancelled and Citicorp Mezzanine III, L.P., the holder of that note, received Notes with a principal amount equal to $13.134 million, warrants to acquire 3.8 million shares of common stock of ACP and cash in the amount of $45,400;

     - our outstanding 11 1/8% Notes were cancelled and each holder of 11 1/8% Notes received its pro rata share of (i) $30.0 million in cash, (ii) $100.0 million in aggregate principal amount of new 13% Senior Subordinated Notes due 2013 of the Company, (iii) 38 million shares of common stock of ACP and (iv) rights to acquire for $110 million in cash in the aggregate, units for up to $119.996 million face amount of Notes and warrants to acquire up to 34.2 million shares of common stock of ACP;

     - the following debt and equity instruments were cancelled without further consideration: 12% senior subordinated notes issued by ACP, 12% senior subordinated notes issued by NFC and all equity interests of ACP; and

     - the following claims and equity interests passed through our Chapter 11 bankruptcy proceedings unimpaired: all tax claims, intercompany debt, other secured debt and general unsecured debt and the equity interests of ACP Holding Company in NFC Castings, Inc., equity interests of NFC Castings, Inc. in Neenah and equity interests of Neenah in its direct and indirect subsidiaries.

BUSINESS SEGMENTS -- OVERVIEW

     1. Castings Segment

     We produce iron castings for use in heavy municipal and industrial applications. This segment sells directly to tier-one suppliers, as well as to other industrial end users.

     (a) Products, Customers and Markets

     The castings segment provides a variety of products to both the heavy municipal and industrial markets. Sales to the heavy municipal market are comprised of storm and sanitary sewer castings, manhole covers and frames and storm sewer frames and grates. Sales also include heavy airport castings, specialized trench drain castings, specialty flood control castings and ornamental tree grates. Customers for these products include state and local government entities, utility companies, precast concrete structure producers and contractors. Sales to the industrial market are comprised of differential carriers and casings, transmission, gear and axle housings, yokes, planting and harvesting equipment parts and compressor components. Customers for these products include medium and heavy-duty truck, farm equipment and HVAC manufacturers.

          (i) Heavy Municipal

     Our broad heavy municipal product line consists of two general categories of castings, "standard" and "specialty" castings. Standard castings principally consist of storm and sanitary sewer castings that are consistent with pre-existing dimensional and strength specifications established by local authorities. Standard castings are generally higher volume items that are routinely used in new construction and infrastructure replacement. Specialty castings are generally lower volume products which include heavy-duty airport castings, trench drain castings, flood control castings, special manhole and inlet castings and ornamental tree grates. These specialty items are frequently selected and/or specified from our municipal product catalog and tree grate catalog, which together encompass over 4,400 standard and specialty patterns. For many of these specialty products, we believe that we are the only manufacturer with existing patterns to produce such a particular casting, although a competing manufacturer could elect to make the investment in patterns or equipment necessary to produce a similar casting. We hold a number of patents and trademarks related to their heavy municipal product line.

     We sell our municipal castings to state and local government entities, utility companies, pre-cast concrete manhole structure producers and contractors for both new construction and infrastructure replacement. Our active municipal customers generally make purchase decisions based on a number of criteria, including acceptability of the product per local specification, quality, service, price and the customer's relationship with the foundry.

     During the 70 years that we have participated in the municipal market, we have emphasized sales and marketing and believe that we have built a strong reputation for customer service. We believe that we are one of the leaders in U.S. heavy municipal casting production and that we have strong name recognition. We have one of the largest sales and marketing forces of any foundry serving the heavy municipal market. Our dedicated sales force works out of regional sales offices to market municipal castings to contractors and state and local governmental entities throughout the United States. We operate a number of regional distribution and sales centers throughout the United States. We believe that this regional approach enhances our knowledge of local specifications and our position in the heavy municipal market.

          (ii) Industrial

     Industrial castings have increased in complexity and are generally produced in higher numbers than municipal castings. Complexity in the industrial market is determined by the intricacy of a casting's shape, the thinness of its walls and the amount of processing by a customer required before a part is suitable for use. OEMs and their first tier suppliers have been demanding higher complexity parts principally to reduce labor costs in their own production processes by using fewer parts to manufacture the same finished product or assembly and by using parts that require less preparation before being considered a finished product.

     We primarily sell our industrial castings to a limited number of customers with whom we have established close working relationships. These customers base their purchasing decisions on, among other things, our technical ability, price, service, quality assurance systems, facility capabilities and reputation. Our assistance in product engineering plays an important role in winning bids for industrial castings. For the average industrial casting, 12 to 18 months typically elapse between the design phase and full production. The product life cycle of a typical industrial casting is quite long. Although the patterns for industrial castings are owned by the customer and not the foundry as is the case with the patterns for municipal castings, industrial patterns are not readily transferable to other foundries without, in most cases, significant additional investment. Foundries, including our company, generally do not design industrial castings. Nevertheless, a close working relationship between the foundry and the customer during a product launch is critical to reduce potential production problems and minimize the customer's risk of incurring lost sales or damage to its reputation due to a delayed launch. Involvement by a foundry early in the design process generally increases the likelihood that the customer will design a casting within the manufacturing capabilities of such foundry and also improves the likelihood that such foundry will be awarded the casting for full production.

     We estimate that we have historically retained approximately 90% of the castings that we have been awarded throughout the product life cycle, which is typical for the industry. We believe industrial customers will continue to seek out a foundry with a strong reputation for performance that is capable of providing a cost-effective combination of manufacturing technology and quality. Our strategy is to augment our relationships with existing customers by participating in the development and production of more complex industrial castings, while seeking out selected new customers who would value our performance reputation, technical ability and high level of quality and service.

     We employ a dedicated industrial casting sales force at all of our subsidiary locations, with the exception of Deeter. Our sales force supports ongoing customer relationships, as well as working with customers' engineers and procurement representatives and our engineers, manufacturing management and quality assurance representatives throughout all stages of the production process to ensure that the final product consistently meets or exceeds the specifications of our customers. This team approach, consisting of sales, marketing, manufacturing, engineering and quality assurance efforts is an integral part of our marketing strategy.

     (b) Manufacturing Process

     Our foundries manufacture gray and ductile iron and cast it into intricate shapes according to customer metallurgical and dimensional specifications. We continually invest in the improvement of process controls and product performance and believe that these investments and our significant experience in the industry have made us one of the most efficient manufacturers of industrial and heavy municipal casting products.

     The casting process involves using metal, wood or urethane patterns to make an impression of a desired shape in a mold made primarily of sand. Cores, also made primarily of sand, are used to make the internal cavities and openings in a casting. Once the casting impression is made in the mold, the cores are set into the mold and the mold is closed. Molten metal is then poured into the mold, which fills the mold cavity and takes on the shape of the desired casting. Once the iron has solidified and cooled, the mold sand is separated from the casting and the sand is recycled. The selection of the appropriate casting method, pattern, core-making equipment and sand, and other raw materials depends on the final product and its complexity, specifications and function as well as the intended production volumes. Because the casting process involves many critical variables, such as choice of raw materials, design and production of tooling, iron chemistry and metallurgy and core and molding sand properties, it is important to monitor the process parameters closely to ensure dimensional precision and metallurgical consistency. We continually seek out ways to expand the capabilities of existing technology to improve our manufacturing processes.

     We also achieve productivity gains by improving upon the individual steps of the casting process such as reducing the amount of time required to make a pattern change or to produce a different casting product. Such time reductions enable us to produce castings in medium volume quantities on high volume, cost-effective molding equipment. Additionally, our extensive effort in real time process controls permits us to produce a consistent, dimensionally accurate casting, which saves time and effort in the final processing stages of production. This dimensional accuracy contributes significantly to our manufacturing efficiency.

     Continual testing and monitoring of the manufacturing process is important to maintain product quality. We, therefore, have adopted sophisticated quality assurance techniques and policies for our manufacturing operations. During and after the casting process, we perform numerous tests, including tensile, proof-load, radiography, ultrasonic, magnetic particle and chemical analysis. We utilize statistical process controls to measure and control significant process variables and casting dimensions. We document the results of this testing in metallurgical certifications that are sometimes included with each shipment to our industrial customers. We strive to maintain systems that provide for continual improvement of operations and personnel, emphasize defect prevention, safety and reduce variation and waste in all areas.

     (c) Raw Materials

     The primary raw materials used to manufacture ductile and gray iron castings are steel scrap, pig iron, metallurgical coke and silica sand. While there are multiple suppliers for each of these commodities, we have generally elected to maintain single-source arrangements with our suppliers for most of these major raw materials except pig iron. Due to long standing relationships with each of our suppliers, we believe that we will continue to be able to secure the proper amount and type of raw materials at competitive prices.

     Although the prices of the raw materials used vary, fluctuations in the price of scrap metal are the most significant to us. We have arrangements with most of our industrial customers that enable us to adjust industrial casting prices to reflect scrap price fluctuations. In periods of rapidly rising or falling scrap prices, these adjustments will lag the current scrap price because they are generally based on average market prices for prior periods. Such prior periods vary by customer, but are generally no longer than six months. Castings are sometimes sold to the heavy municipal market on a bid basis and after a bid is won the price for the municipal casting generally cannot be adjusted for increases in the prices of raw materials. In most cases, however, we believe that we have compensated for rises in scrap prices in prior periods by implementing higher municipal casting unit prices in subsequent bids. Rapidly fluctuating scrap prices may, however, have an adverse or positive effect on our business, financial condition and results of operations.

     (d) Seasonality

     We have historically experienced moderate cyclicality in the heavy municipal market as sales of municipal products are influenced by, among other things, public spending. There is generally not a large backlog of business in the municipal market due to the nature of the market. In the industrial market, we experience cyclicality in sales resulting from fluctuations in our markets, including the medium and heavy-duty truck and the farm equipment markets, which are subject to general economic trends.

     We experience seasonality in our municipal business where sales tend to be higher during the construction season, which occurs during the warmer months, generally the third and fourth quarters of our fiscal year. We attempt to maintain level production throughout the year in anticipation of such seasonality and therefore do not experience significant production volume fluctuations. We build inventory in anticipation of the construction season. This inventory build-up has a negative impact on working capital and increases our liquidity needs during the second quarter. We have not historically experienced significant seasonality in industrial casting sales.

     (e) Competition

     The markets for our products are highly competitive. Competition is based mainly on price, but also on quality of product, range of capability, level of service and reliability of delivery. We compete with numerous domestic foundries, as well as with a number of foreign iron foundries. We also compete with several large domestic manufacturers whose products are made with materials other than ductile and gray iron, such as steel or aluminum. Industry consolidation over the past 20 years has resulted in a significant reduction in the number of foundries and a rise in the share of production by larger foundries, some of which have significantly greater financial resources than do we. Competition from foreign foundries has had an ongoing presence in the heavy municipal market and continues to be a factor, primarily in the western and eastern United States, due in part to costs associated with transportation.

     2. Forgings Segment

     Our forgings segment, operated by Mercer Forge Corporation, or Mercer, producers complex-shaped forged components for use in transportation, railroad, mining and heavy industrial applications. Mercer also produces of microalloy forgings. Mercer sells directly to OEMs, as well as to industrial end users. Mercer's subsidiary, A&M, machines forgings and castings for Mercer and other industrial applications. Until the mid-1980's, Mercer produced military tank parts, but successfully converted from a defense contractor to a commercial manufacturer. Mercer produces approximately 500 individually forged components and has developed specialized expertise in forgings of microalloy steel.

     (a) Products, Customers and Markets

     Mercer manufactures its products to customer specification with typical production runs of 1,000 or more units. Mercer currently operates mechanical press lines, from 1,300 tons to 4,000 tons. Key markets for Mercer include truck and automotive parts, railroad equipment and general industrial machinery.

     Mercer's in-house sales organization sells directly to end users and OEMs. A key element of Mercer's sales strategy is its ability to develop strong customer relationships through responsive engineering capability, dependable quality and just-in-time delivery performance.

     Demand for forged products closely follows the general business cycles of the various market segments and the demand level for capital goods. While there is a more consistent base level of demand for the replacement parts portion of the business, the strongest expansions in the forging industry coincide with the periods of industrial segment economic growth. Mercer's largest industry segment, the heavy truck segment, is extremely weak. Mercer's other market segments are also showing weakness following general economic slowdowns in those industrial areas. Management attributes this to normal industrial cycles in these markets and adjustments to overbuilds in inventory levels as well as high energy costs.

     (b) Manufacturing Process

     Forgings and castings (together with a third process, fabrication) are the principal commercial metal working processes. In forging, metal is pressed, pounded or squeezed under great pressure, with or without the use of heat, into parts that retain the metal's original grain flow, imparting high strength, ductility and resistance properties.

     Forging itself usually entails one of four principal processes: impression die; open die; cold; and seamless rolled ring forging. Impression die forging, commonly referred to as "closed die" forging, is the principal process employed by Mercer, and involves bringing two or more dies containing "impressions" of the part shape together under extreme pressure, causing the forging stock to take the desired shape. Because the metal flow is restricted by the die, this process can yield more complex shapes and closer tolerances than the "open die" forging process. Impression die forging is used to produce products such as military and off-highway track and drive train parts; automotive and truck drive train and suspension parts; railroad engine, coupling and suspension parts; military ordinance parts and other items where close tolerances are required.

     Once a rough forging is produced, regardless of the forging process, it must generally still be machined. This process, known as "finishing" or "conversion," smooths the component's exterior and mating surfaces and adds any required specification, such as groves, threads and bolt holes. The finishing process can contribute significantly to the value of the end product, in particular in certain custom situations where high value specialized machining is required. Machining can be performed either in-house by the forger, by a machine shop which performs this process exclusively or by the end-user.

     An internal staff of engineers designs products to meet customer specifications incorporating computer assisted design work stations for tooling design. Because its forged products are inherently less expensive and stronger, Mercer has been successful in replacing certain cast parts previously supplied by third party foundries. Management believes that Mercer is an industry leader in forging techniques using microalloy steel which produces parts which are lighter and stronger than those forged from conventional carbon steel.

     (c) Raw Materials

     The principal raw materials used in Mercer's products are carbon and microalloy steel. Mercer purchases substantially all of its carbon steel from four principal sources. While Mercer has never suffered an interruption of materials supply, management believes that, in the event of any disruption from any individual source, adequate alternative sources of supply are available within the immediate vicinity.

     (d) Seasonality

     Mercer has experienced moderate cyclicality in sales resulting from fluctuations in the medium and heavy-duty truck market and the heavy industrial market, which are subject to general economic trends. Mercer's current backlog of industrial market business is smaller than there would be in a stronger, more typical market.

     (e) Competition

     Mercer competes primarily in a highly fragmented industry which includes several dozen other press forgers and hammer forge shops. Hammer shops cannot typically match press forgers for high volume, single component manufacturing or close tolerance production. Competition in the forging industry has also historically been determined both by product and geography, with a large number of relatively small forgers across the country carving out their own product and customer niches. In addition, most end users manufacture some forgings internally, often maintaining a critical minimum level of production in-house and contracting out the balance. The primary basis of competition in the forging industry is price, but engineering, quality and dependability are also important, particularly with respect to building and maintaining customer relationships. Some of Mercer's competitors have significantly greater resources than Mercer. There can be no assurance that Mercer will be able to maintain or improve its competitive position in the markets in which it competes.

INTELLECTUAL PROPERTY

     We have registered, and are in the process of registering, various trademarks and service marks with the U.S. Patent and Trademark Office.

EMPLOYEES

     As of September 30, 2003 we had approximately 2,776 full time employees, of whom 2,255 were hourly employees and 521 were salaried employees. Nearly all of the hourly employees at Neenah, Dalton, Advanced Cast Products, Inc. and Mercer are members of either the United Steelworkers of America or the Glass, Molders, Pottery, Plastics and Allied Workers International Union. We negotiate a collective bargaining agreement with these employees every three to five years. The current agreements expire as follows: Neenah, December 2006; Dalton-Warsaw, April 2005; Dalton-Kendallville, June 2007; Advanced Cast Products, Inc.-Meadville, October 2005; and Mercer, June 2008. All employees at Deeter and Gregg are non-union. We believe that we have good relationships with our employees.

GOVERNMENT REGULATION

     Our facilities are subject to federal, state and local laws and regulations relating to the protection of the environment and worker health and safety, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Such laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability

Act of 1980 and OSHA. We believe that each of our operations are currently in substantial compliance with applicable environmental laws, and that we have no liabilities arising under such environmental laws that would have a material adverse effect on our operations, financial condition or competitive position. Some risk of environmental liability and other cost, however, is inherent in each of our businesses. Any of our businesses might in the future incur significant costs to meet current or more stringent compliance, cleanup or other obligations pursuant to environmental requirements. Such costs may include expenditures related to remediation of historical releases of hazardous substances or clean-up of physical structures prior to decommissioning.

     Under the Federal Clean Air Act Amendments of 1990, the Environmental Protection Agency is directed to establish MACT standards for certain industrial operations that are major sources of hazardous air pollutants. The iron foundry industry will be required to implement the MACT emission limits, control technologies or work practices by October 1, 2006. Although we are not yet able to accurately estimate the costs to comply with the new MACT standard, the MACT standard, when implemented, and state laws governing the emission of toxic air pollutants may require that certain of our facilities incur significant costs for air emission control equipment, air emission monitoring equipment or process modifications.

  Compliance Impacts

     Dalton's Warsaw facility was issued a National Pollutant Discharge Elimination System ("NPDES") permit in 2000 that limits the level of chlorine and the temperature of its non-contact cooling water permitted to be discharged to a waterway by the year 2003. Although the chlorine is already in the water when purchased from the city, Dalton is responsible for eliminating the chlorine. Dalton met the chlorine discharge permit requirements at the end of 2003 and implemented a system to lower the chlorine levels of its cooling water. The cost of implementing this system has not been material.

PROPERTIES

     We maintain the following manufacturing, machining and office facilities. We own all of the facilities except Mercer's machining facility, which we lease.

ENTITY                                    LOCATION                     PURPOSE
------                                    --------                     -------
Neenah Foundry Company..............  Neenah, WI         2 manufacturing facilities
                                                         Office facility
Dalton Corporation..................  Warsaw, IN         Manufacturing and office facilities
                                      Kendallville, IN   Manufacturing facility
                                      Stryker, OH        Machining facility
Advanced Cast Products, Inc. .......  Meadville, PA      Manufacturing and office facility
Mercer Forge Corporation............  Mercer, PA         Manufacturing and office facility
                                      Sharon, PA         Machining facility
Deeter Foundry, Inc. ...............  Lincoln, NE        Manufacturing and office facility
Gregg Industries, Inc. .............  El Monte, CA       Manufacturing and office facility

     In addition to the facilities above, we operate thirteen distribution and sales centers. We own six of those properties and lease seven of them. The principal equipment at the facilities consists of molding machines, presses, machining equipment, welding, grinding and painting equipment. We regard our plant and equipment as well maintained and adequate for our needs.

LEGAL PROCEEDINGS

     We are involved in routine litigation incidental to our business. Such litigation is not, in our opinion, likely to have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of May 1, 2004, with respect to the persons who are members of the Board of Directors of ACP and our executive officers.

NAME                                   AGE                          POSITION
----                                   ---                          --------
William M. Barrett...................  57    President, Chief Executive Officer and Director
Gary W. LaChey.......................  58    Corporate Vice President -- Finance, Treasurer,
                                             Secretary,
                                             and Chief Financial Officer
Phillip C. Zehner....................  63    Vice President, Assistant Secretary and Assistant
                                             Treasurer of Neenah Foundry Company
Joseph L. DeRita.....................  66    Division President, Dalton Corporation
Joseph Varkoly.......................  42    Vice President -- Business Development, Advanced Cast
                                             Products, Inc.
Benjamin C. Duster, IV, Esq. ........  49    Director
Andrew Booke Cohen...................  32    Director
Michael J. Farrell...................  54    Director
Jeffrey G. Marshall..................  60    Director

     Mr. Barrett has served as our President and Chief Executive Officer since May 2000. Mr. Barrett joined us in 1992 serving as General Sales
Manager -- Industrial Castings until May 1, 1997. Mr. Barrett was Vice President and General Manager from May 1, 1997 to September 30, 1998 and President from October 1, 1998 to April 30, 2000. From 1985 to 1992, Mr. Barrett was the Vice President -- Sales for Harvard Industries Cast Products Group. Mr. Barrett has also been one of our directors since May 2000.

     Mr. LaChey has served as our Corporate Vice President -- Finance since June 2000. Mr. LaChey joined us in 1971 and has served in a variety of positions of increasing responsibility in the finance department. Mr. LaChey was most recently Vice President -- Finance, Treasurer and Secretary.

     Mr. Zehner has served as our Vice President, Assistant Secretary and Assistant Treasurer since June 2000. Mr. Zehner joined the Company in 1974, serving in a variety of positions of increasing responsibility in the finance department.

     Mr. DeRita has served as Division President of the Dalton Corporation since 1999. He joined Newnam Manufacturing in 1989 and became the Vice
President -- Sales when the Dalton Corporation acquired Newnam Manufacturing in 1992. Prior to joining our company, Mr. DeRita was the Manager of Engineering and Maintenance at Erie Malleable, the same position he held previously at Zurn Industries.

     Mr. Varkoly has served as the Vice President -- Business Development of Advanced Cast Products, Inc. since March 2000. Prior to joining our company in 2000, he served as the Director -- Finance of Betzdearborn, Inc. Previously, he was a Manager for Performance Improvement Management Consulting with Ernst & Young LLP and the Business Development Manager of FMC Corporation.

     Mr. Duster has served as a director since October 2003. Mr. Duster is currently Chairman of the Board of Algoma Steel, Inc., a Toronto Stock Exchange listed integrated steel manufacturer based in Canada. Mr. Duster is also a principal in Masson & Company, a financial restructuring advisory and turn-around management firm based in New York.

     Mr. Cohen has served as a director since October 2003. Mr. Cohen is currently an analyst at SAC Capital Advisors, LLC. Previously, Mr. Cohen spent six years in the investment banking division of Morgan Stanley. Mr. Cohen received his BA and MBA degrees from the University of Pennsylvania.

     Mr. Marshall has served as a director since October 2003. Mr. Marshall is currently the Chairman of Smith Marshall, a subsidiary of the NextMedia Company Limited. Previously, he was the President and Chief Executive Officer of Aluma Enterprises, Inc., a construction technology company, for six years. Prior to joining Aluma Enterprises, Inc., Mr. Marshall successively held the positions of President and Chief Executive Officer at Marshall Steel Limited, Marshall Drummond McCall Inc. and the Ontario Clean Water Agency.

     Mr. Farrell has served as a director since February 2003. Mr. Farrell is currently the President of Farrell & Co., a merchant banking firm specializing in heavy manufacturing companies, and the Chief Executive Officer of Standard Steel, LLC. Mr. Farrell has also served in executive capacities for MK Rail Corporation, Motor Coils Manufacturing Co. and Season-ALL Industries. Mr. Farrell currently also serves as a director of C-Cor.net Corp. and Federated Investors, Inc. Mr. Farrell is a certified public accountant.

BOARD COMPOSITION

     The Board of Directors of ACP, the ultimate parent company of Neenah Foundry Company consists of five directors. ACP's Amended and Restated Bylaws permits the holders of a majority of the shares of common stock of ACP then entitled to vote at an election of directors, to remove any director or the entire board of directors at any time, with or without cause. Under ACP's Amended and Restated Bylaws, vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the holders of ACP's outstanding stock entitled to vote thereon.

DIRECTOR COMPENSATION

     Subject to certain limitations, each member of the Board of Directors of ACP who is not an officer of ACP shall be entitled to receive annual compensation for their services in the amount $40,000, payable in cash quarterly in four equal installments, and are entitled to receive reimbursement by ACP for all reasonable out-of-pocket expenses, including, without limitation, travel expenses, incurred by such director in connection with the performance of such director's duties. In addition, each member of the Board of Directors that is not an officer of our company shall be paid a fee of $1,000 for in person attendance at annual, regular, special and adjourned meetings of the Board of the Directors of the company or committee meetings of the Board of the Directors of the company. On the Effective Date, we issued 200,000 shares of common stock representing 0.25% of the Company's Common Stock on a fully-diluted basis as of the Effective Date to our outside directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of ACP's Board of Directors are Andrew Booke Cohen and Benjamin C. Duster, IV, Esq.. The current members of the Audit Committee of ACP's Board of Directors are Michael J. Farrell and Jeffrey G. Marshall.

     During fiscal 2003, no executive officer of ACP:

     - served as a member of the compensation committee or other board committee performing similar functions or, in the absence of any such committee, the board of directors, of another entity, one of whose executive officers served on ACP's Compensation Committee;

     - served as a director of another entity, one of whose executive officers served on ACP's Compensation Committee; or

     - served as a member of the compensation committee or other board committee performing similar functions or, in the absence of any such committee, the board of directors, of another entity, one of whose executive officers served as a director of ACP.

LIMITATIONS ON DIRECTORS' LIABILITY AND INDEMNIFICATION

     The Amended and Restated Bylaws of ACP which became effective on October 8, 2003, provide that, to the extent permitted by the Delaware General Corporate Law, or DGCL, it will indemnify its current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were an officer or director of ACP. ACP, however, is not required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless it authorized that director or officer to commence the action, suit or proceeding. The Amended and Restated Bylaws of ACP also provide that ACP shall advance expenses incurred by any person it is obligated to indemnify, upon presentation of appropriate documentation.

     Furthermore, the Amended and Restated Bylaws of ACP provide that ACP may purchase and maintain insurance on behalf of its directors and officers against any liability, expense or loss, whether or not it would otherwise have the power to indemnify such person under its Amended and Restated Bylaws or the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of ACP pursuant to the foregoing provisions, or otherwise, ACP has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following summarizes, for the year indicated, the principal components of compensation for our Chief Executive Officer and our other four highest compensated executive officers (collectively, the "named executive officers"). The compensation set forth below fully reflects compensation for work performed on our behalf.

                                                                                         LONG-TERM
                                                 ANNUAL COMPENSATION                COMPENSATION AWARDS
                                      -----------------------------------------   -----------------------
                                                                   OTHER          RESTRICTED   SECURITIES
                             FISCAL                                ANNUAL           STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
---------------------------  ------   ---------   --------   ------------------   ----------   ----------   -------   ------------
William M. Barrett.........   2003     342,704     59,617          38,685             --           --           --         --
  President and Chief         2002     306,254         --          35,684             --           --       35,684         --
  Executive Officer and       2001     275,000         --          33,048             --           --       33,048         --
  Director
Gary W. LaChey.............   2003     234,996     45,526          38,143             --           --           --         --
  Corporate Vice
  President --                2002     219,374         --          35,110             --           --       35,110         --
  Finance, Treasurer,         2001     208,334         --          33,680             --           --       33,680         --
  Secretary and Chief
  Financial Officer
Joe Varkoly................   2003     177,000    117,600          36,257             --           --           --         --
  Vice
  President -- Business       2002     170,250         --          25,290             --           --           --         --
  Development, Advanced       2001     163,331     31,318          13,349             --           --           --         --
  Cast Products, Inc.
Phillip C. Zehner..........   2003     133,250     32,998          35,498             --           --           --         --
  Vice President, Assistant   2002     129,000     19,124          32,701             --           --       32,701         --
  Secretary and Assistant     2001     125,800     26,312          30,902             --           --       30,902         --
  Treasurer
Joseph L. DeRita...........   2003     235,000         --          29,635             --           --           --         --
  Division President,
  Dalton                      2002     224,000         --          18,015             --           --       18,015         --
  Corporation                 2001     224,000         --          19,182             --           --       19,182         --

---------------

(1) The named officers have participated in our voluntary profit sharing contributions or matching 401(k) contributions and excess benefit programs. The aggregate payments made by the Company pursuant to such employee benefits programs are listed on the above table as "Other Annual Compensation."

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with certain members of our management. The employment agreements delineate the salary and subsequent potential annual increases, health (subject to satisfying insurability requirements), 401(k) and other benefits that the named employees are entitled to receive. Non-competition and non-solicitation agreements will be signed as part of the employment agreements, which will apply during a period of three years for our chief executive officer and two years for the chief financial officer and other members of management of the Company, in each case, after termination. We have executed employment agreements with the following executives: John Andrews, William M. Barrett, Joseph L. DeRita, Frank
C. Headington, Timothy Koller, Gary W. LaChey, William Martin, Steve Shaffer and Joseph Varkoly.

2003 MANAGEMENT ANNUAL INCENTIVE PLAN

     Under the 2003 Management Annual Incentive Plan, members of management and certain other specified employees will receive annual performance awards if the Company achieves certain EBITDA targets set by the board of director of the Company at the beginning of each fiscal year. The bonus paid will equal (i) 50% of the target bonus amount for each individual should the Company reach 85% of the EBITDA target, (ii) 100% of the target bonus on reaching 100% of the target EBITDA and (iii) 200% of the target bonus on reaching 120% of the target EBITDA. Target bonuses range from 2.0% to 35.0% of base salary depending upon job responsibility. The bonus will be payable within ten business days of the approval of the Company's audited financial statements by the board of directors.

     In addition, a one time aggregate incremental $450,000 emergence bonus was paid to certain members of management upon the Effective Date.

     For 2004 and beyond, the executives and certain other specified employees will receive annual performance awards upon achieving certain milestones, including EBITDA targets, debt reduction targets and other certain criteria as determined from time to time by the compensation committee of the board of directors of Reorganized Neenah. Target bonus as a percentage of salary for each member of management will be consistent with historical levels. Target levels, timing of payments and other terms and conditions of the annual incentive plan will be determined by the Company's compensation committee.

2003 MANAGEMENT EQUITY INCENTIVE PLAN

     Under the 2003 Management Equity Incentive Plan which was established on the Effective Date, certain members of management received restricted shares which represented 5% of common stock of ACP on a fully diluted basis as of the Effective Date. The 4,000,000 restricted shares issued pursuant to the 2003 Management Equity Incentive Plan were 25% vested upon grant and the balance will vest on an annual straight-line basis over the ensuing three years subject to acceleration on a Change of Control, as defined in the 2003 Management Equity Incentive Plan, termination (other than for Cause) or an event that triggers tag-along or drag-along rights described below. The 2003 Management Equity Incentive Plan also provides that a pool of options for an additional 5% of common stock of ACP be reserved for future grants as determined by the compensation committee of the new board of directors of ACP. The 2003 Management Equity Incentive Plan provides certain members of management with certain tag-along and drag-along rights with respect to any transaction involving a sale of 50% or more of the equity of the Company on a fully diluted basis, or a sale of substantially all of the assets, or a merger or other transaction having similar effect in a single transaction or a series of transactions to the same party and anti-dilution protection.

2003 SEVERANCE AND CHANGE OF CONTROL PLAN

     Under our 2003 Severance and Change of Control Plan, the executives with whom we have executed employment agreements, shall be entitled to receive Severance Payments, as defined in the 2003 Severance and Change of Control Plan, if the Company terminates his or her employment without cause or if he or she terminates his or her employment with cause and a Change of Control Payment if a participating executive's employment is terminated or the executive resigns from employment for Good Reason within 180 days of a Change of Control, as such terms are defined in the 2003 Severance and Change of Control Plan.

                              SELLING NOTEHOLDERS

     The following table sets forth certain information furnished by each of the selling noteholders with respect to the amount of Notes offered by such selling noteholder, which in each case is equal to the amount of notes beneficially owned by each of the selling noteholders as of June 30, 2004.


                                     NOTES BENEFICIALLY OWNED                 NOTES BENEFICIALLY OWNED
                                      PRIOR TO THE OFFERING      AMOUNT OF       AFTER THE OFFERING
                                     ------------------------   NOTES BEING   -------------------------
NAME OF SELLING NOTEHOLDER(1)          AMOUNT      PERCENTAGE     OFFERED      AMOUNT       PERCENTAGE
-----------------------------        -----------   ----------   -----------   --------     ------------
TCW Group Inc.(2)..................  $ 7,606,381      7.6%      $ 7,606,381      $0             0%
CVC Capital Funding, LLC(3)(4).....  $10,638,298     10.6%      $10,638,298      $0             0%
All other holders of Notes or
  future transferees, pledgees,
  donees or successors and any such
  holders eligible to be named as a
  selling Noteholder in a
  post-effective amendment.........  $ 5,000,000      5.0%      $ 5,000,000      $0             0%
Total..............................  $23,244,679      100%      $23,244,679      $0             0%


---------------


(1) Upon being notified by a selling Noteholder that a donee, pledgee, transferee or other successor in interest intends to sell Notes under this prospectus, if required, we will file a supplement to this prospectus identifying such successor as a selling Noteholder.



(2) Mark Altanasio has sole voting and dispositive power over these Notes.



(3) This selling Noteholder is an affiliate of a broker-dealer, and has indicated to us that it purchased the securities for which these Notes were delivered in the ordinary course of business, and at the time of such purchase, had no agreements or understandings, directly or indirectly, with any person to distribute Notes.



(4) Richard E. Mayberry, Jr., William T. Comfort, Michael Neborak and Byron Kinief share sole voting and dispositive power over these Notes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH ACP HOLDINGS

     ACP Holdings is the parent company of NFC Castings, Inc., and thus ACP Holdings indirectly owns 100% of the Common Stock of the Company. William M. Barrett, who serves as the President and Chief Executive Officer of the Company, currently serves as President and Chief Executive Officer of ACP Holdings.

RELATIONSHIP WITH THE STANDBY PURCHASERS

     As a result of the standby purchase agreements that we entered into with the Standby Purchasers, we gave certain of the Standby Purchasers the right to name members to our board of directors. Mackay Shields LLC may designate two members of our board of directors and Citicorp Venture Capital, Ltd. and Trust Company of the West may each designate one member of our board of directors.

                SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information known to us with respect to the beneficial ownership of the common stock of ACP as of October 8, 2003:

     - each person or entity who owns of record or beneficially more than 5% or more of any class of our voting securities;

     - each of the named executive officers of our Company;

     - each director of ACP; and

     - all directors and named executive officers as a group.


                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
NAME OF BENEFICIAL OWNER(1)(2)(3)                               NUMBER      PERCENTAGE
---------------------------------                             -----------   -----------
Mackay Shields LLC(4).......................................  19,834,492        24.6%
Citicorp Mezzanine III, L.P.(5).............................  11,890,846        14.7%
Trust Company of the West(6)................................   6,206,107         7.7%
William M. Barrett(7).......................................   1,250,000      1.6
Gary W. LaChey(8)...........................................     955,882      1.2
Joseph L. DeRita(9).........................................     404,412       *
Joseph Varkoly(10)..........................................     220,587       *
Benjamin C. Duster, IV, Esq.(11)............................     200,000       *
Andrew Booke Cohen(11)......................................     200,000       *
Michael J. Farrell(11)......................................     200,000       *
Jeffrey G. Marshall(11).....................................     200,000       *
All executive officers and directors as a group (8
  persons)(12)..............................................   3,630,881         4.5%


---------------

  *  Less than 1%

 (1) Unless otherwise indicated, the business address of each person named in the table above is c/o Neenah Foundry Company, 2121 Brooks Avenue, Neenah, Wisconsin 54957.

 (2) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (1) the power to vote, or direct the voting of, such security or (2) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of October 8, 2003. Except as otherwise noted, the persons and entities listed on this table have sole voting and investment power with respect to all of the shares of common stock owned by them. Calculations are based on a total of 80,800,000 shares of common stock outstanding as of October 8, 2003. See "The Refinancing Transactions."

 (3) Includes the following number of shares issuable upon conversion of warrants exercisable within 60 days of October 8, 2003: (1) 9,879,031 warrants by Mackay Shields LLC; (2) 90,644 warrants by Exis Differential Holdings Ltd.; 7,848,293 warrants by Citicorp Mezzanine III, L.P.; 3,113,554 warrants by Trust Company of the West and (3) 217,547 warrants by Metropolitan Life Insurance Company.


 (4) The address for Mackay Shields LLC is 9 West 57th Street, 33rd Floor, New York, NY 10019. Donald Morgan III has sole voting and dispositive power over such shares.



 (5) Citicorp Mezzanine III, L.P. received 4,096,665 warrants for being a Standby Purchaser and 3,751,628 warrants in exchange for cancellation of the PIK Note. The address for Citicorp Mezzanine III, L.P. is 399 Park Avenue, 14th Floor, New York, NY 10043. Richard E. Mayberry, Jr., William
     T. Comfort, Michel Neborak and Byron Kinief have sole voting and dispositive power of these shares.

 (6) Includes shares held by TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB LLC, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., AIMCO CDO, Series 2000-A, TCW High Income Partners, Ltd. and TCW High Income Partners II, Ltd. The Trust Company of the West is the ultimate beneficial holder of these shares. The address for Trust Company of the West is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. Mark Altanasio has sole voting and dispositive power over such shares.



 (7) Includes 937,500 unvested shares of common stock. One-third of the unvested shares shall rest on a cumulative basis on each anniversary of the Effective Date, if as of such date, Mr. Barrett is still in our employ.



(8) Includes 716, 912 unvested shares of common stock. One-third of the unvested shares shall vest on a cumulative basis on each anniversary of the Effective Date, if as of such date, Mr. Lachey is still in our employ.



(9) Includes 303,309 unvested shares of common stock. One-third of the unvested shares shall vest on a cumulative basis on each anniversary of the Effective Date, if as of such date, Mr. DeRita is still in our employ.



(10) Includes 165,440 unvested shares of common stock. One-third of the unvested shares shall vest on a cumulative basis on each anniversary of the Effective Date, if as of such date, Mr. Varkoly is still in our employ.



(11) Pursuant to the Plan of Reorganization, Messrs. Duster, Cohen, Farrell and Marshall each received 200,000 shares of common stock as of the Effective Date.



(12) Excludes 1,169,119 shares beneficially owned by certain executive employees of our company and certain of our subsidiaries. Collectively, our management and directors own an aggregate of 4,800,000 shares of our common stock.

                       DESCRIPTION OF NEW CREDIT FACILITY

STRUCTURE


     The New Credit Facility is a $92.085 million facility that has a five-year maturity and provides for a revolving credit line of up to $70 million (with a $5.0 million sublimit available for letters of credit) and a term loan of $22.085 million. Availability under the revolver is based on various advance rates compared against a borrowing base consisting of Neenah's accounts receivable, inventory and property, plant and equipment. Based on the formulas under the New Credit Facility, as of June 30, 2004 we had $20.5 million in terms loans outstanding under the New Credit Facility, $45.5 million outstanding in revolving loans and the maximum amount of unused commitment available was $24.5 million. The New Credit Facility is secured by a first priority, perfected security interest in substantially all of Neenah's tangible and intangible assets.


     Capitalized terms used in this section and not defined herein are defined in the credit agreement governing the New Credit Facility, that we hereinafter refer to as the Credit Agreement.

INTEREST RATES AND FEES

     Interest on borrowings under the New Credit Facility accrues daily with reference to the base rate, hereinafter referred to as the Base Rate, plus the applicable interest margin; however, the Company may elect that all or a portion of the borrowings under the facility bear interest at the Adjusted LIBOR Rate plus the applicable interest margin. The Base Rate is defined as the higher of
(i) the prime rate for commercial loans announced or quoted by Fleet National Bank in effect on such day and (ii) the federal funds rate in effect on such date, plus 1/2%. The Adjusted LIBOR Rate is defined as the rate offered for deposits in U.S. dollars for a period of time comparable to the applicable interest period which appears on the Telerate page 3730.

     The New Credit Facility contains provisions under which commitment fees and interest rates are adjusted in increments based on the ratio, hereinafter referred to as the Fixed Charge Coverage Ratio, of consolidated EBITDA to interest expense and scheduled principal payments on our outstanding debt which are each adjusted in accordance with the Credit Agreement.

     Outstanding principal balances under the New Credit Facility will accrue interest at the base rate or the LIBOR rate, as applicable, plus in each case, the margin applicable to such advances shall be determined as set forth in the following table.

APPLICABLE MARGIN FOR ADJUSTMENT DATES THROUGH AND INCLUDING SEPTEMBER 30, 2004:

                                                BASE RATE   BASE RATE     LIBOR      LIBOR
                                                REVOLVING     TERM      REVOLVING    TERM      UNUSED
FIXED CHARGE COVERAGE RATIO                      PORTION     PORTION     PORTION    PORTION   LINE FEE
---------------------------                     ---------   ---------   ---------   -------   --------
Less than 1.15 to 1.00........................    1.50%       2.00%       3.00%      3.50%     0.500%
Greater than or equal to 1.15 to 1.00 and less
  than 1.40 to 1.00...........................    1.25%       1.75%       2.75%      3.25%     0.500%
Greater than or equal to 1.40 to 1.00 and less
  than 1.65 to 1.00...........................    1.00%       1.50%       2.50%      3.00%     0.375%
Greater than or equal to 1.65 to 1.00.........    0.75%       1.25%       2.25%      2.75%     0.375%

     APPLICABLE MARGIN FOR ADJUSTMENT DATES ON AND AFTER DECEMBER 31, 2004:

                                                BASE RATE   BASE RATE     LIBOR      LIBOR
                                                REVOLVING     TERM      REVOLVING    TERM      UNUSED
FIXED CHARGE COVERAGE RATIO                      PORTION     PORTION     PORTION    PORTION   LINE FEE
---------------------------                     ---------   ---------   ---------   -------   --------
Less than 1.20 to 1.00........................    1.50%       2.00%       3.00%      3.50%     0.500%
Greater than or equal to 1.20 to 1.00 and less
  than 1.40 to 1.00...........................    1.25%       1.75%       2.75%      3.25%     0.500%
Greater than or equal to 1.40 to 1.00 and less
  than 1.65 to 1.00...........................    1.00%       1.50%       2.50%      3.00%     0.375%
Greater than or equal to 1.65 to 1.00.........    0.75%       1.25%       2.25%      2.75%     0.375%

     The initial Applicable Margin for the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion, the LIBOR Term Portion and the Unused Line Fee is 1.25%, 1.75%, 2.75%, 3.25% and 5.00% respectively.

     We have agreed to pay certain fees with respect to the New Credit Facility including (i) fees on the unused commitments of lenders equal to the Applicable Margin for the Unused Line Fee, (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for LIBOR Revolving Portions and a fronting fee of 0.125% per annum on the face amount of outstanding letters of credit and an issuing bank fee for the bank issuing a letter of credit, and (iii) agent, arrangement and other similar fees.

LIMITATION ON INDEBTEDNESS

     The New Credit Facility prevents Neenah and its subsidiaries from creating or incurring any debt other than the obligations owed (i) under the New Credit Facility; (ii) under the 13% Senior Subordinated Notes due 2013; (iii) under the Notes, (iv) on their capitalized lease obligations; (v) prior to the execution of the New Credit Facility; (vi) that are permitted guaranties; (vii) that are permitted indebtedness including certain enumerated liens; (viii) from the ordinary course of business, subject to certain limits and restrictions and (ix) in connection with the refinancing of any indebtedness permitted under the New Credit Facility, subject to certain restrictions.

FINANCIAL COVENANTS

     During the term of the New Credit Facility and so long as any obligations thereunder remain outstanding, Neenah and the subsidiary borrowers shall comply with a fixed charge coverage ratio as described below. For purposes of calculating such ratio Neenah and the subsidiary borrowers agree to the application of certain defined terms to the operative sections of the New Credit Facility. The defined terms include EBITDA, fixed charge coverage ratio, fixed charges and interest expense.

     The interest expense definition delineates how interest expense should be calculated, but it also sets forth the amount of the interest expense for the first three interest measurement periods. Set forth below is the interest expense for the respective measurement period.

MEASUREMENT DATE                        APPLICABLE PORTION OF THE MEASUREMENT PERIOD   INTEREST EXPENSE
----------------                        --------------------------------------------   ----------------
December 31, 2003.....................  Beginning on January 1, 2003 and ending on       $16,832,000
                                        September 30, 2003
March 31, 2004........................  Beginning on April 1, 2003 and ending on         $11,222,000
                                        September 30, 2003
Twelve (12) month period ending on      Beginning on July 1, 2003 and ending on          $ 5,611,000
  June 30, 2004.......................  September 30, 2003

     Under the financial covenants, Neenah and the borrower subsidiaries must maintain their fixed charge coverage ratio for any period set forth below higher than or equal to the ratio set forth below (in each case measured as of the last day of such period):

PERIOD                                                            RATIO
------                                                         -----------
Twelve (12) month period ending on December 31, 2003........   1.10 to 1.0
Twelve (12) month period ending on March 31, 2004...........   1.10 to 1.0
Twelve (12) month period ending on June 30, 2004............   1.10 to 1.0
Twelve (12) month period ending on September 30, 2004.......   1.10 to 1.0
Twelve (12) month period ending on December 31, 2004 and
  each March 31, June 30, September 30 and December 31
  thereafter................................................   1.15 to 1.0

SECURITY AND GUARANTEES

     NFC and the inactive subsidiaries of Neenah jointly and severally guarantee Neenah's obligations under the New Credit Facility. Our obligations under the New Credit Facility are secured by a first priority security interest in all or substantially all of the assets of each borrower and each guarantor. The Notes, and the guarantees in respect thereof, are equal in right of payment to the New Credit Facility, and the guarantees in respect thereof. The liens in respect of the Notes are junior to the liens securing the New Credit Facility and guarantees thereof.

COVENANTS

     The New Credit Facility requires Neenah to observe certain customary conditions, affirmative covenants and negative covenants (including financial covenants).

MATURITY AND AMORTIZATION

     The term loan advanced under the New Credit Facility is repayable in equal consecutive quarterly installments, based on a seven-year straight line amortization rate, and the remaining outstanding principal is repaid at maturity, which is from October 8, 2008. There is no cash flow sweep mechanism that would require additional principal repayments on the term loan.

PREPAYMENTS

     Optional Prepayments. Optional prepayments are permitted under the New Credit Facility, including the right to reduce the commitments under the revolving loan facility, subject to (i) a 1% fee based on the amount of the underlying commitments terminated during the first year following October 8, 2003 and (ii) a 0.50% fee based on the amount of the underlying commitments terminated during the second or third year following the Effective Date.

     Mandatory Prepayments. Mandatory prepayments are required as follows: (i) 50% of the net proceeds from the issuance of debt or equity to non-affiliates;
(ii) 100% of the net proceeds received from the sale or disposition of all or any part of the assets other than: (A) sales in the ordinary course of business,
(B) permitted sales to be agreed, subject to the reinvestment of the net proceeds thereof (or the commitment to reinvest) within 180 days, (C) other sales not in the ordinary course of business not to exceed in any fiscal year an amount to be agreed and (D) assets secured by purchase money security interest;
(iii) 100% of insurance proceeds not reinvested or not committed to reinvestment within 180 days with such commitment reinvestment to occur within 360 days from when the insurance proceeds are received and (iv) 100% of the proceeds from tax refunds, indemnity payments of pension plan reversions actually received.

COSTS AND EXPENSES

     Neenah paid and shall pay all reasonable costs and expenses of the administrative agent (including all reasonable fees, expenses and disbursements of outside counsel and other professional advisors retained by the administrative agent) in connection with the preparation, execution and delivery of the definitive credit documentation and the funding of all loans in connection therewith.

                            DESCRIPTION OF THE NOTES

     The Notes were issued under an Indenture, dated October 8, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the Notes.

     The definitions of certain capitalized terms used in this description are set forth below under "Certain Definitions." References in this "Description of the Notes" section to the "Company" mean only Neenah Foundry Company and not any of its subsidiaries.

GENERAL

     The Notes were issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company appointed the Trustee to serve as registrar and paying agent under the Indenture at its offices in New York, New York. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

     The Notes are limited to $100,000,000 million aggregate principal amount and will mature on September 30, 2013. Subject to compliance with the covenant described under "-- Certain Covenants -- Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company may issue Additional Notes from time to time in the future. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering. For purposes of this "Description of the Notes," except for the covenants described under "-- Certain Covenants -- Limitations on Indebtedness," references to the Notes include Additional Notes, if any. The coupon rate on the Notes is 13% per annum. Cash interest on the Notes will accrue at a rate of 5% per annum and 8% interest may be paid-in-kind. Interest on the Notes will be payable semiannually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing July 1, 2004, to the holders of record of Notes on the preceding December 15 or June 15, as applicable. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be paid to holders of the Notes from the date of original issuance.

RANKING

     The Notes are:

     - general unsecured obligations of the Company;

     - subordinate in right of payment with all existing and future Senior Indebtedness of the Company; and

     - senior in right of payment to any existing and future subordinated unsecured Indebtedness of the Company.


     Pursuant to the Indenture, the Notes are senior to all of the Company's subordinated unsecured indebtedness and subordinate to the New Credit Facility and the 11% Senior Secured Notes due 2010. Five percent of the interest on the Notes will be paid in cash and 8% interest may be paid-in-kind. As of June 30, 2004 we haved approximately $60.0 million of Indebtedness outstanding under the Credit Agreement, with $24.5 million in additional revolving loan capacity. In addition, under the Indenture, the Company may also incur additional Indebtedness as described below under "-- Certain Covenants -- Limitation on Additional Indebtedness" and "Certain Covenants -- Limitation on Liens." Any amounts drawn under our New Credit Facility will rank senior to the Notes. See "Description of New Credit Facility."

GUARANTEES OF THE NOTES

     Each of the Subsidiary Guarantors has unconditionally guaranteed on a joint and several basis all of the Company's Obligations under the Notes, including its obligations to pay principal, premium and interest with respect to the Notes.

     Each Guarantee is:

     - a general unsecured obligation of the Guarantor;

     - subordinate in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors; and

     - senior in right of payment to existing and future subordinated unsecured Indebtedness of the Subsidiary Guarantors.

     The obligations of each Subsidiary Guarantor will not be discharged except by complete performance of the Obligations contained in the Notes and Indenture. Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to seek contribution from each non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of Holders under the Subsidiary Guarantees.

     The Company shall cause each Restricted Subsidiary issuing a Subsidiary Guarantee after the date of the Indenture to execute and deliver to the Trustee a supplemental indenture and the applicable documents and certificates required by the Indenture, pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein. Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Subsidiary Guarantor for all purposes of the Indenture.

     The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are junior and subordinated to the Senior Indebtedness to the extent applicable to such Subsidiary Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture.

     The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, all of the assets of a Subsidiary Guarantee sold or disposed of in a transaction that complies with the Indenture or the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary in a transaction that complies with the Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Subsidiary Guarantee obligations under the Indenture and the Notes.


     As of June 30, 2004, the Subsidiary Guarantors had an aggregate of $0 in senior indebtedness.


SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or any Restricted Subsidiary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Restricted Subsidiary or its property, an assignment for the benefit of creditors or any marshaling of the Company's or any Restricted Subsidiary's assets and liabilities, in each such case whether voluntary or involuntary, domestic or foreign:

          (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding) in accordance with the terms of the applicable Senior Indebtedness before Holders shall be entitled to receive any payment or other distribution in respect of the Subordinated Obligations; and

          (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any such distribution to which Holders would be entitled shall be made to the holders of such Senior Indebtedness;

provided that notwithstanding the foregoing, Holders may receive: (i) Capital Stock (other than Disqualified Stock); (ii) securities that are subordinated at least to the same extent as the Notes, to Senior Indebtedness and to any securities issued in exchange for such Senior Indebtedness; and (iii) payments made from the trust described in "-- Legal Defeasance and Covenant Defeasance" below to the extent deposited into such trust prior to the commencement of the applicable proceeding.

     In order to enable the Representative to enforce its rights hereunder in any of the aforesaid actions or proceedings, the Representative is hereby irrevocably authorized in its discretion, to the extent that the Trustee does not do so at least 30 days before the expiration of the time to do so, to file and vote such proofs of claim in respect of the Subordinated Obligations as the Representative deems appropriate, and to collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. The Representative is hereby authorized to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefore, and to take such other actions as the Representative deems necessary or advisable to enforce said rights.

     Neither the Company nor any Restricted Subsidiary may make, and neither the Trustee or any Holder may accept, any payment with respect to the Subordinated Obligations other than:

     - regularly scheduled payments of interest in respect of the Notes on a non-accelerated basis,

     - regularly scheduled payments of principal in respect of the Notes on a non-accelerated basis,

     - payments of indemnities, costs and expenses reimbursable by the Company and the Restricted Subsidiaries pursuant to the terms of the Notes and the Indenture,

     - Note repurchases out of Excess Proceeds as provided in "-- Certain Covenants -- Asset Sales" below and

     - payments set forth in "-- Subordination -- Liquidation; Dissolution; Bankruptcy" above (collectively, "Permitted Payments"). Notwithstanding the foregoing, no Permitted Payment may be made by the Company or any Restricted Subsidiary or received by the Trustee or any Holder if: (i) a default in the payment of the principal, premium, if any, or interest on any Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or (ii) any other default occurs and is continuing with respect to Senior Indebtedness or would occur as a consequence of such payment that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the Representative of the Senior Indebtedness.

     The Company may and shall resume payment on the Notes: (1) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist, and (2) in the case of a non-payment default, the earlier of the date on which such other default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received (a "Payment Blockage Period"), unless, in the case of either clause (1) or (2), the maturity of any Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect. Payment Blockage Periods shall not exceed an aggregate of 179 days during any period of 360 consecutive days. No default in respect of Senior Indebtedness shall be deemed to have been waived for these purposes unless and until the Company shall have received a written waiver from the holders of such Senior Indebtedness to that effect. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless the same shall have ceased to exist for a period of at least 60 consecutive days. Following the expiration of any period during which the Company and the Restricted Subsidiaries are prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company will be obligated to resume making any and all required payments in respect of the Notes, including without limitation any missed payments, unless either a payment default is in existence or the maturity of any Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect.

     In the event that the Trustee receives or is holding, or any Holder receives, any payment of any principal, premium or interest on the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge (in the case of the Trustee as described in "-- Subordination -- Rights of Trustee and Paying Agent" below), that such payment is prohibited by "-- Subordination -- Liquidation; Dissolution; Bankruptcy" or as otherwise prohibited under the Indenture, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or to the Representative or agent under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in the Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of the Indenture, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under the Indenture to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of the Indenture shall have been applied, pursuant to the provisions of the Indenture, to the payment of all amounts payable under the Senior Indebtedness, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full; provided that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts then pro rata to all Holders.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, from time to time at the option of the Company, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, with respect to the indicated Redemption Date plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, if redeemed during the 12-month period beginning on September 30, of the years indicated below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2003........................................................    103%
2004........................................................    102%
2005........................................................    101%
2006 and thereafter.........................................    100%

     The Company may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of any applicable depository, legal and national securities exchange or automated quotation system, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before a Redemption Date to the Trustee and each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on any Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

     Factors that may influence the Company's decision to redeem the Notes include the ability to refinance the Notes at a lower interest rate.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date to be established by the Company (the "Change of Control Payment Date") after the occurrence of such Change of Control, at a cash price (the "Change of Control Repurchase Price") equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Change of Control Payment Date.

     If a Change of Control were to occur and all holders subsequently caused the Company to redeem their Notes at 101% of the face amount together with accrued and unpaid interest thereon, we may not have all funds necessary at that time to satisfy our obligations under the Indenture and our New Credit Agreement.

     In the event that, pursuant to the terms of the Indenture, the Company shall be required to commence an offer to purchase the Notes (the "Change of Control Offer"), the Company will comply with the terms of the Indenture and all applicable tender offer laws and regulations and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries (on a consolidated basis) would not exceed 2.00 to 1.00.

     The foregoing limitations shall not apply to:

          (i) Indebtedness incurred by the Company and its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount at the time incurred equal to the greater of (i) $102 million and (ii) the Borrowing Base Amount;

          (ii) Indebtedness represented by the Senior Secured Notes;

          (iii) additional Indebtedness incurred by the Company in respect of Capital Lease Obligations or Purchase Money Obligations in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

          (iv) Indebtedness represented by the Notes and the Indenture;

          (v) Hedging Obligations incurred by the Company pursuant to agreements or other arrangements designed to protect the Company against fluctuations in interest rates and/or currency exchange rates resulting from its borrowings under the Credit Agreement;

          (vi) additional unsecured Indebtedness which is subordinate in right of payment to the Notes, not to exceed $5,000,000 at any time outstanding;

          (vii) Indebtedness of the Company to any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary, and Indebtedness of any Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary to the Company or any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary (the Indebtedness incurred pursuant to this clause (vii) being hereinafter referred to as "Intercompany Indebtedness"); provided that in the case of Intercompany Indebtedness of the Company (other than Intercompany Indebtedness pursuant to the Credit Agreement) such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes; provided, further, that an incurrence of Indebtedness shall be deemed to have occurred upon (a) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries, (b) any sale or other disposition of Equity Interests of any Restricted Subsidiary of the Company which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (c) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

          (viii) the incurrence by the Company of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (i), (ii) or (iv) of this covenant in whole or in part (the "Refinancing Indebtedness"); provided, however, that (A)
     (i) the aggregate principal amount of any Refinancing Indebtedness (other than a Credit Agreement Refinancing Indebtedness) shall not exceed the aggregate principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and (ii) the aggregate principal amount of any Credit Agreement Refinancing Indebtedness may exceed the aggregate principal amount of Indebtedness incurred under the Credit Agreement so extended, refinanced, renewed, replaced, defeased or refunded only to the extent permitted under Clause (i) of this caption "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock"; (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with or subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be pari passu with or subordinated, as the case may be, in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding being referred to as a "Permitted Refinancing");

          (ix) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company permitted under the Indenture;

          (x) Indebtedness of the Company or a Restricted Subsidiary owed to any Person in connection with liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

          (xi) Guarantees of Indebtedness permitted to be incurred under the Indenture;

          (xii) Indebtedness in respect of performance bonds; and

          (xiii) Indebtedness not included in paragraphs (i) through (xii) above which does not exceed at any time, in the aggregate, $2,000,000.

     Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (a)

          (i) declare or pay any dividend or make any distribution on account of Equity Interests, other than

             (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; or

             (B) dividends or distributions payable to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary;

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary);

          (iii) purchase, redeem, repay, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes except for regularly scheduled payments of interest when due or payment of principal at maturity thereof;

          (iv) make any Investment (other than a Permitted Investment);

          (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments");

          unless, at the time of and after giving effect to such Restricted
     Payment:

             (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

             (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth under "-- Certain Covenants -- Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

             (C) such Restricted Payment (the amount of any such payment, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by the next succeeding paragraph, except as set forth therein), shall not exceed the sum of (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the Company's first fiscal quarter beginning after the initial issuance of the Notes and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit as a negative number), plus (x) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale since the date of initial issuance of the Notes of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (y) the aggregate cash received by the Company as capital contributions to the Company after the date of initial issuance of the Notes (other than from a Subsidiary), plus (z) any cash received by the Company after the date of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries or from the sale of any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income).

     (b) The foregoing provisions shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the net proceeds of a substantially concurrent cash capital contribution received by the Company; provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Clause (C)(x) above this section "-- Certain Covenants -- Limitation on Restricted Payments";

          (iii) the repayment, defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness in a Permitted Refinancing;

          (iv) any Investment made with the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, the proceeds of such sale shall not be (and have not been) included in Clause (C) above this section "-- Certain
     Covenants -- Limitation on Restricted Payments";

          (v) other restricted payments of up to $5,000,000 in the aggregate; or

          (vi) the payment of a dividend or distribution by the Company and its Subsidiaries, directly or indirectly, to ACP Holding in an amount sufficient to permit ACP Holding to pay its consolidated, combined or unitary United States federal, state and local tax liabilities relating to the business of the Company and its Subsidiaries, provided that ACP Holding applies the amount of such dividend or distribution for such purpose at such time;

          (vii) payments by the Company to NFC Castings or ACP Holding not to exceed an amount necessary to permit NFC Castings or ACP Holding to (A) make payments in respect to its indemnification obligations owing to directors, officers, or other Persons under NFC Castings' or ACP Holding's charter or by-laws or pursuant to written agreements with any such Person,
     (B) make payments in respect of its other operational expenses (other than taxes) incurred in the ordinary course of business, or (C) make payments in respect of indemnification obligations and costs and expenses incurred by ACP Holding in connection with any offering of common stock of ACP Holding; or

          (viii) distributions by the Company and the Restricted Subsidiaries in amounts necessary to permit such Person to repurchase securities of such Person from employees of such Person upon the termination of their employment, so long as the aggregate cash amount of all such Distributions by all such Persons, measured at the time when made, does not exceed $250,000 in any fiscal year of the Company.

     provided, further, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (v) and
(viii) above no Default or Event of Default shall have occurred and be continuing; provided, further, that the Restricted Payments described in clauses
(vi) and (vii), shall not be counted in computing the aggregate amount of all Restricted Payments made pursuant to the Indenture.

     For purposes of the foregoing calculations, the amount of any Investment that constitutes a Restricted Payment shall be equal to the greater of (i) the net book value of such Investment and (ii) the fair market value of such Investment (in each case as certified by a resolution of the independent directors of the Company if the book value or fair market value of such investment exceeds $1,000,000).

     Limitation on Liens. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any asset now owned or acquired after the date of the Indenture or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens; provided, that, in the case of Permitted Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee, the Notes or such Subsidiary Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on its Capital Stock or (b) with respect to any other interest or participation in, or measured by, its profits;

          (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of (a) the agreements evidencing the Senior Indebtedness and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that they are not materially more restrictive than the similar restrictions contained in those agreements on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired, (g) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive with respect to the provisions set forth in clauses (i),
(ii), (iii) and (iv) above than those contained in the agreements governing the Indebtedness being refinanced, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or (i) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit, cause, or suffer any Restricted Subsidiary of the Company to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arms' length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $500,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members, if any, of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $20,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by a nationally recognized independent financial advisor;

provided, however, that the foregoing limitations shall not apply to (i) any reasonable fees, advances and compensation (including incentive compensation) provided to, and indemnity provided on behalf of, officers, directors and employees of NFC Castings, ACP Holding, the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company, (ii) transactions between or among the Company and its Wholly Owned Subsidiaries that are Restricted Subsidiaries, (iii) Restricted Payments permitted under "Limitation on Restricted Payments", (iv) payment of principal of, and interest on, the Notes or the Senior Subordinated Notes held by Affiliates, (v) payment of the Commitment Fee, (vi) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (vii) transactions pursuant to agreements entered into or in effect on the date of the Indenture, including amendments thereto entered into after the date of the Indenture, provided that
(A) the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment and (B) the transactions contemplated by such amendment are otherwise permitted by the Indenture, (viii) Intercompany Indebtedness permitted to be incurred under "-- Certain Covenants -- Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock" or (ix) non-exclusive licenses of intellectual property among the Company and the Restricted Subsidiaries or among the Restricted Subsidiaries.

     Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

     Limitation on Layering Debt. Neither the Company nor any Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes or the Subsidiary Guarantees, as applicable.

     Future Guarantors. The Company shall cause each Person that (a) becomes a Domestic Restricted Subsidiary following the date of the Indenture and
(b) guarantees any Indebtedness of the Company or any Subsidiary thereof to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes obligated under any such Guarantee.

     Payments for Consent. Neither the Company, nor any of the Company's Subsidiaries, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Asset Sales. Neither the Company nor any of its Restricted Subsidiaries shall engage in any Asset Sale, unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

          (ii) at least 20% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash or Cash Equivalents; provided, however, that if the Fair Market Value of the assets sold or otherwise disposed of exceeds $10,000,000, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiaries is in the form of Cash or Cash Equivalents;

provided, further, however, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash so received), shall be deemed to be cash for purposes of clause (ii) above.

     Within 180 days after the receipt of the Net Proceeds from an Asset Sale, the Company shall apply the Net Proceeds from such Asset Sale to repay the Term Loan, and to the extent such Indebtedness is paid in full, to repay the Revolver (but shall not permanently reduce the commitment thereunder). Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     When the aggregate cumulative amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this section "-- Certain Covenants -- Asset Sales" (an "Asset Sale Offer"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes in any manner not prohibited by the Indenture.

     If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     In the event that the Company shall be required to commence an Asset Sale Offer to all Holders to purchase Notes pursuant to this section "-- Certain Covenants -- Asset Sales", it shall follow the procedures specified below.

     The Asset Sale Offer shall be commenced within 30 days following the first date on which the Company has cumulative Excess Proceeds of at least $5,000,000 and remain open for a period of at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Repurchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this section "-- Certain Covenants -- Asset Sales" hereof (the "Repurchase Price") or, if Notes having an aggregate principal amount less than the amount of Excess Proceeds subject to such Asset Sale Offer have been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee or to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this section "-- Certain Covenants -- Asset Sales" and the length of time the Asset Sale Offer shall remain open;

          (b) the Asset Sale Offer, the Repurchase Price and the Repurchase
     Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Repurchase Date;

          (e) that Holders electing to have a Note purchased pursuant to a Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Repurchase Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Repurchase Price, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written order from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Repurchase Date.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of Notes pursuant to Asset Sale Offer.

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     Calculation of Original Issue Discount.  The Company shall file with the
Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and
(ii) such other specific information relating to such original issue discount as may then be relevant under the Code from time to time.

EVENTS OF DEFAULT

     Under the Indenture, an "Event of Default," means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure to pay any installment of interest on any of the Notes as and when the same becomes due and payable, and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by the Indenture;

          (b) failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, repurchase or otherwise, whether or not such payment is prohibited by the Indenture;

          (c) failure by the Company to comply with the provisions set forth in "-- Certain Covenants -- Asset Sales" or "Limitation on Merger, Consolidation or Sale of Assets";

          (d) failure by the Company or any Restricted Subsidiary to observe or perform any covenant or agreement contained in the Notes or the Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this section "Events of Default"), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Notes, a written notice specifying such failure, requesting it to be remedied and stating that such notice is a "Notice of Default";

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness when due and prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (e), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (f) failure of the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments have not been paid, stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

          (g) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Restricted Subsidiaries under any bankruptcy or similar law, and such decree, judgment, or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Restricted Subsidiaries, or of the property of any such Person,
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

     or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (h) the Company or any of its Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors; or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (i) any Subsidiary Guaranty relating to the Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes.

     Notwithstanding the 30-day period and notice requirement contained in
Section 6.1(d) above, with respect to a default under "Offer to Purchase Upon Change of Control", the 30-day period referred to above shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of "Offer to Purchase Upon Change of Control" and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to above to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this section "Events of Default" to arise no later than on the last Repurchase Date.

     The occurrence of any of the following is as an "Event of Default" under the Indenture:

          (a) failure to pay principal of (or premium, if any, on) any Note when due at stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (b) failure to pay any interest on any Note when due, continued for 30 days or more;

          (c) failure to perform or comply with any of the provisions described under "-- Certain Covenants -- Asset Sales" and "Offer to Purchase upon Change of Control" above;

          (d) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or the Notes or of the Subsidiary Guarantors under the Indenture or the Guarantees continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness when due and prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (e), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (f) failure of the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments have not been paid, stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the

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

     case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

          (g) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Restricted Subsidiaries under any bankruptcy or similar law, and such decree, judgment, or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Restricted Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (h) the Company or any of its Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors; or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (i) any Subsidiary Guaranty relating to the Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes.

     Notwithstanding the 30-day period and notice requirement above, with respect to a default under "Offer to Purchase Upon Change of Control", the 30-day period shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of "Offer to Purchase Upon Change of Control" and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, to arise no later than on the last Repurchase Date.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued when:

          (a) either:

             (i) the Company delivers to the Trustee all outstanding Notes for cancellation; or

             (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to the section "-- Optional Redemption,"

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          (b) the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and premium thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable under the Indenture by the Company, and

          (c) if the Notes have been called for redemption and the redemption date has not occurred, the Company delivers to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such actions and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such actions had not occurred, then this Indenture shall cease to be of further effect except for,

             (i) the Company's claim to deposits unclaimed after two years, certain reporting obligations, and amounts owed to the Trustee, and

             (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Company's obligation to pay the redemption price on such redemption date.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default from bankruptcy or insolvency events, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture, terminate its and the Subsidiary Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal, premium and interest on the Notes and the Subsidiary Guarantors' Guarantee thereof) ("Covenant Defeasance") by:

          (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all remaining principal, premium and interest on such Notes;

          (2) delivering to the Trustee either an Opinion of Counsel from nationally recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; and

          (3) complying with certain other requirements set forth in the Indenture.

     In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default from bankruptcy or insolvency events, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture, terminate all of its and the Subsidiary Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal, premium and interest on the Notes and the Subsidiary Guarantors' Guarantee thereof) ("Legal Defeasance") by:

          (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all remaining principal, premium and interest on such Notes;

          (2) delivering to the Trustee either an Opinion of Counsel from nationally recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; and

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

          (3) complying with certain other requirements set forth in the Indenture.

GOVERNING LAW

     The Indenture, the Collateral Documents (other than certain Collateral Documents relating to Foreign Restricted Subsidiaries), the Notes and the Guarantees will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Supplements and amendments of the Indenture and the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that:

          (1) no such modification or amendment to the Indenture or the Notes may, without the consent of the Holder of each Note affected thereby:

             (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

             (b) reduce the principal of or change the fixed maturity of any Note or alter the optional or mandatory redemption provisions (other than provisions relating to the covenants described in "-- Certain Covenants -- Asset Sales" and "Offer to Purchase Upon Change of Control" above) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to such sections;

             (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

             (d) waive a Default or Event of Default in the payment of principal, premiums or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration);

             (e) make any Note payable in money other than that stated in the Note;

             (f) make any change in the provisions of the Indenture relating to waiver of past defaults or to the rights of Holders to receive payments of principal, premiums or interest on the Notes or to this clause (f);

             (g) waive a redemption payment with respect to any Note;

             (h) make any change to any of the subordination provisions described under "-- Subordination" above, that adversely affects Holders of Notes; or

             (i) make any change in the foregoing amendment and waiver provisions.

     Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Notes to: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Company's or a Subsidiary Guarantor's Obligations to Holders in the case of a merger or consolidation; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any Holder of the Notes; (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of October 8, 2003; or (7) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Subsidiary Guarantors with certain restrictive provisions of the Indenture or the Notes. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to a Change of Control Offer, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACP Holding" means ACP Holding Company, a Delaware corporation.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means any Notes (other than Initial Notes and Notes issued under certain sections of the Indenture) issued under the Indenture in accordance with the terms of the Indenture, as part of the same series as the Initial Notes or as an additional series.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control.

     "Asset Sale" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), including any issuance of such Capital Stock, or
(ii) property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that an Asset Sale shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the
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Company to the Company or to any Restricted Subsidiary that is a Wholly Owned
Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection, (c) any sales, transfers or other dispositions that do not involve aggregate consideration in excess of $2,500,000 in any fiscal year, (d) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with the Indenture, (f) any Restricted Payment or Permitted Investment permitted by the Indenture, (g) any disposition of assets or property to the extent such assets are obsolete, worn-out or no longer useful in the Company's or any Restricted Subsidiary's business, (h) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted by Article V of the Indenture, (i) any disposition that constitutes a Change of Control, (j) any transaction or series of transactions pertaining to sales, transfers or other dispositions of properties or assets of the Company or any Restricted Subsidiary in connection with closures of plants for a purchase price not exceeding 10% of the total consolidated assets of the Company as reflected on its consolidated balance sheet as of the Company's fiscal year end immediately preceding the first sale of such property or assets, (k) the disposition of any Investment in Cash Equivalents, (l) sales, leases and other dispositions of the Non-Core Fixed Assets; or (m) so long as no Event of Default exists, sales, leases and other dispositions of fixed assets that are worn, scrap, excess, damaged or obsolete, the net proceeds of which are used to prepay the outstanding principal amount of the Term Loan or the Revolver (regardless of whether the corresponding revolving commitment thereunder is reduced in connection therewith).

     "Asset Sale Offer" means an offer made by the Company when the aggregate cumulative amount of Excess Proceeds exceeds $5.0 million to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase in accordance with the terms of the Indenture.

     "Bankruptcy Law" means title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Borrowing Base Amount" means, as to the Company and its Restricted Subsidiaries, the sum of (x) 65% of the gross value of Inventory plus (y) 85% of the gross value of Receivables, in each case, determined on a consolidated basis in accordance with GAAP, as reflected in the most recent quarterly consolidated financial statements delivered pursuant to Section 4.7 of the Indenture.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited) and
(iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having

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maturities of not more than twelve months from the date of acquisition, (iii)
certificates of deposit and Eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within nine months after the date of acquisition and (vi) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500,000,000, which invests solely in investments of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ACP Holding, NFC Castings or the Company and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of NFC Castings or ACP Holding (or any other direct or indirect parent of the Company) or the Company;

          (3) the consummation of any transaction, as a result of which any "person" (as referenced in clause (2) above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of, in the aggregate, more than 50% of the total voting power of the Voting Stock of the Company, NFC Castings or ACP Holding, whether as a result of issuance of securities of NFC Castings or ACP Holding (or any other direct or indirect parent of the Company) or the Company, any merger, consolidation, liquidation or dissolution of NFC Castings or ACP Holding (or any other direct or indirect parent of the Company) or the Company or otherwise, provided, however, that the Permitted Holders Beneficially Own, directly or indirectly, less than such "person"; or

          (4) the first day on which a majority of the members of the Board of Directors of any of the Company, NFC Castings or ACP Holding are not Continuing Directors;

provided, however, for purposes of clause (3), the Permitted Holders shall be deemed to Beneficially Own any Voting Stock of a Person held by any other Person (the "parent entity") so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity.

     "Change of Control Offer" shall have the meaning specified above in "-- Offer to Purchase upon Change of Control."

     "Change of Control Payment Date" shall have the meaning specified above in "-- Offer to Purchase upon Change of Control."

     "Change of Control Put Date" shall have the meaning specified above in "-- Offer to Purchase upon Change of Control."

     "Change of Control Repurchase Price" shall have the meaning specified above in "-- Offer to Purchase upon Change of Control."

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Fee" means the Commitment Fee payable to the Permitted Holders pursuant to the Standby Funding Commitment Letters, dated June 30, 2003, between the Company and each of the Permitted Holders.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to

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protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries each, as may be amended, supplemented or otherwise modified from time to time.

     "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means Neenah Foundry Company until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

          (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period);

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any assets constituting all or substantially all of the assets of an operating unit of a business (a "Disposal"), (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a

     Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, then (i) if any interest had accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying a fixed or floating rate of interest as selected by the Company or such Restricted Subsidiary for the interest period immediately preceding such determination or (ii) if no interest accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was incurred under a revolving credit facility that was in effect throughout the applicable period, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including (i) amortization of original issue discount and deferred financing costs and non-cash interest payments and accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, and (iii) the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of the Indenture of any Indebtedness of the Company with the proceeds of the Notes.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, adjusted to exclude (only to the extent included and without duplication): (i) all gains which are extraordinary or are non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of Capital Stock); (ii) all gains resulting from currency or hedging transactions; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; (iv) depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Statements of Financial Accounting Standards Nos. 141 and 142; and (v) the cumulative effect of a change in accounting principles; provided that (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Restricted Subsidiary and (b) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of cash dividends or cash distributions paid to the referent Person or a Restricted Subsidiary thereof.

     "Covenant Defeasance" shall have the meaning specified above in "Legal Defeasance and Covenant Defeasance".

     "Credit Agreement" means the Credit Agreement, dated October 8, 2003, among the Company, certain of the Subsidiary Guarantors party thereto, the lenders from time to time party to such agreement, Fleet Capital Corporation, as Agent and Fleet Securities, Inc., as Arranger, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the foregoing, as well as any and all of such agreements (and any other agreements that refinance any and all such agreements in accordance with the provisions of clause (viii) under "Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock", as may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time (including increases in principal amount) in accordance with the provisions of whether with the original agents and lenders or with other agents or lenders.

     "Credit Agreement Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the Credit Agreement.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business each, as may be amended, supplemented or otherwise modified from time to time.

     "Default" means any event or condition that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to 90 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions in favor of Holders of Notes set forth under "-- Certain Covenants -- Asset Sales" and "Offer to Purchase Upon Change of Control", as the case may be, (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to "-- Certain Covenants -- Asset Sales" and "Offer to Purchase Upon Change of Control" and (iii) such Capital Stock is redeemable within 90 days of the "asset sale" or "change of control" events applicable to such Capital Stock.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than
(a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

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

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

             (1) the provision for taxes based on income or profits or utilized in computing net loss,

             (2) Consolidated Interest Expense,

             (3) depreciation,

             (4) amortization of intangibles, and

             (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

          (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

     Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" shall have the meaning specified above in "-- Events of Default."

     "Excess Proceeds" shall have the meaning specified above in "-- Certain Covenants -- Asset Sales."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, that, the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness as may be amended, supplemented or otherwise modified from time to time.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Agreements, (ii) Currency Agreements and
(iii) Commodity Agreements.

     "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

     "Indenture" means the Indenture governing the Company's 13% Senior Subordinated Notes due 2013, as amended or supplemented from time to time in accordance with its terms.

     "Intercompany Indebtedness" shall have the meaning specified above in "-- Certain Covenants -- Limitations on the Incurrence of Indebtedness and Issuance of Disqualified Stock.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuations in interest rates each, as may be amended, supplemented or otherwise modified from time to time.

     "Inventory" means, with respect to the Company and its Restricted Subsidiaries, the consolidated inventory of the Company, determined at the lower of cost or market in accordance with GAAP.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means October 8, 2003.

     "Legal Defeasance" shall have the meaning specified above in "Legal Defeasance and Covenant Defeasance."

     "Lenders" means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) Indebtedness secured by a Priority Lien outstanding under the Credit Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.)

     "Lien Subordination Agreement" means that certain Lien Subordination Agreement, dated October 8, 2003, by and among the Company, the Restricted Subsidiaries, the Trustee (on behalf of the Noteholders) and the Agent under the Credit Agreement, as amended (including any amendments and restatements thereof), supplemented or otherwise modified from time to time.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets (including, without limitation, dispositions pursuant to sale/leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate amount of consideration received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "NFC Castings" means NFC Castings, Inc., a Delaware corporation.

     "Non-Core Fixed Assets" shall have the meaning specified in the Credit Agreement as in effect on October 8, 2003.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notice of Default" shall have the meaning specified above in "-- Events of Default."

     "Obligations" means with respect to any Indebtedness, the principal, premium, if any, and interest on (such interest on such Indebtedness, wherever referred to in the Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts, including, but not limited to, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) the Chief Executive Officer or President and (ii) the Chief Financial Officer or chief accounting officer of such Person.

     "Opinion of Counsel" means a written opinion from legal counsel which complies with the requirements of the Indenture.

     "Original Issue Date" of any Note (or portion thereof) means the earlier of
(a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.
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

     "Payment Blockage Period" shall have the meaning specified above in "-- Subordination."

     "Payment Default" shall have the meaning specified above in "-- Events of Default."

     "Permitted Holders" means each of MacKay Shields LLC, Citicorp Mezzanine III, L.P., Metropolitan Life Insurance Company, Exis Differential Holdings, Ltd., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB LLC, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., AIMCO CDO, Series 2000-A, TCW High Income Partners, Ltd. and TCW High Income Partners II, Ltd. and its Related Persons and Affiliates.

     "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the Indenture; (v) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and (vii) Investments existing on October 8, 2003.

     "Permitted Liens" means (i) Liens in favor of the Company or a Restricted Subsidiary; (ii) Liens securing Senior Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred pursuant to the Indenture (i) at the time incurred; (iii) Liens on property of a Person existing at the time such Person is merged into, consolidated with or otherwise acquired by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets of the Company or any Restricted Subsidiary of the Company; (v) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;
(vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, shall be required by GAAP shall have been made therefor; (ix) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or of any Restricted Subsidiary or impair the use of such property in the operation of the Company's or any Restricted Subsidiary's business; (x) judgment Liens to the extent that such judgments do not cause or constitute an Event of Default; (xi) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of the Indenture, provided that
(a) such property or assets are used in the same or a similar line of business as the Company or the applicable Restricted Subsidiary was engaged in on the date
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of the Indenture, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the cost of the assets or property (or portions thereof) so acquired or constructed,
(c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.11; (xii) precautionary filings of any financial statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction made in connection with Capital Lease Obligations permitted to be incurred under the terms of the Indenture; (xiii) Liens incurred in the ordinary course of business securing assets having a fair market value not in excess of $500,000 in the aggregate;
(xiv) Liens to secure permitted Refinancing Indebtedness incurred to refinance existing Indebtedness or permitted Refinancing Indebtedness which is secured by Liens permitted by this clause (xiv); provided, that such Liens do not extend to any categories of assets other than the categories of assets securing existing Indebtedness as of the date of the Indenture; (xv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xvi) Liens incurred in the ordinary course of business in connection with (a) worker's compensation, social security, unemployment insurance and other like laws or (b) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property; (xvii) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of inventory; (xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xix) Liens consisting of rights of set-off of a customary nature or banker's liens on amounts on deposit in accounts, whether arising by contract or operation of law, incurred in the ordinary course of business; and (xx) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries.

     "Permitted Refinancing" shall have the meaning specified above in "-- Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Person" or "person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company or joint venture, or a government or any agency or political subdivision thereof.

     "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

     "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property or in the Capital Stock of a Person owning such real or personal property to be used in the business of such Person or any of its subsidiaries within 180 days of such incurrence or assumption.

     "Qualified Stock" means any Capital Stock of the Company that is not Disqualified Stock.

     "Receivables" means the consolidated trade receivables of the Company, net of allowance for doubtful accounts, as determined in accordance with GAAP.

     "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to the terms of the Indenture and the Note.

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     "Redemption Price" means, when used with respect to any Note to be redeemed, the redemption price for such redemption pursuant to the terms of the Note, which shall include, without duplication, in each case, accrued and unpaid interest, if any, to and including the Redemption Date.

     "Refinancing Indebtedness" shall have the meaning specified above in "-- Certain Covenants -- Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on October 8, 2003.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interests in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Representative" means, any trustee, agent to representative (if any) for an issue of Senior Indebtedness of the Company. For purposes specified in "-- Subordination", the "Representative" of Senior Indebtedness shall be deemed to be solely the agent or similar designee under the Credit Agreement until such time as no Credit Agreement remains in existence; thereafter, the "Representative" shall be deemed to be solely the trustee, agent or similar designee under the Senior Secured Note Indenture.

     "Repurchase Date" shall have the meaning specified above in "-- Certain Covenants--Asset Sales."

     "Repurchase Offer Period" shall have the meaning specified above in "-- Certain Covenants -- Asset Sales."

     "Repurchase Price" shall have the meaning specified above in "-- Certain Covenants -- Asset Sales."

     "Restricted Investment" means an Investment other than a Permitted Investment. With respect to Unrestricted Subsidiaries or Restricted Subsidiaries, the amount of Restricted Investments shall be calculated as the greater of (i) the book value of assets contributed by the Company or a Restricted Subsidiary or (ii) the Fair Market Value of the assets contributed by the Company or a Restricted Subsidiary (as certified by a resolution of independent directors of the Company.

     "Restricted Payment" shall have the meaning specified above in "Certain Covenants -- Limitation on Restricted Payments."

     "Restricted Subsidiary" means (i) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of the Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary" and (ii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that immediately after giving effect to the designation referred to in clause (ii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under the terms of the Indenture. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

     "Revolver" means the revolving credit facility extended to the Company as part of the New Credit Facility under the Credit Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Indebtedness" means, with respect to the Company and its Restricted Subsidiaries, the Obligations of the Company and its Restricted Subsidiaries under (i) the Credit Agreement, and (ii) the Senior Secured Notes Indenture and the Senior Secured Notes.

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

     "Senior Secured Notes" means the Company's 11% Senior Secured Notes due 2010, issued pursuant to the Senior Secured Notes Indenture, and any securities issued in exchange or in substitution therefor.

     "Senior Secured Notes Indenture" means the Indenture, dated the date hereof, among the Company the Subsidiary Guarantors parties thereto and The Bank of New York, as trustee, relating to the Senior Secured Notes, as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

     "Stated Maturity," when used with respect to any Note, means September 30, 2013.

     "Subordinated Obligations" means, with respect to the Company and its Restricted Subsidiaries, the Obligations of the Company and its Restricted Subsidiaries under the Indenture, the Notes and all related agreements, instruments and documents.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Persons or one or more Subsidiaries of such Person or any combination thereof.

     "Subsidiary Guarantee" means a guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to the provisions of the Indenture or who otherwise exercises and delivers supplemental indenture to the Trustee providing for a Subsidiary Guarantee.

     "Term Loan" means the term loan made to the Company and certain of the Restricted Subsidiaries as part of the New Credit Facility under the Credit Agreement.

     "TIA" means the Trust Indenture Act of 1939, as amended and in effect on the date of the execution of the Indenture unless otherwise specified herein.

     "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor. At the Issue Date, the Trustee was The Bank of New York, a New York corporation.

     "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the date of the Indenture that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company,
(ii) any Subsidiary of any Unrestricted Subsidiary and (iii) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, provided that (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in the Indenture or (y) the making of an Asset Sale at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in the Indenture, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which
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

neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and
(iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. The Company shall evidence any designation pursuant to clause (i) or (iii) of the first sentence hereof to the Trustee by filing with the Trustee within 45 days of such designation an Officers' Certificate certifying that such designation has been made and, in the case of clause (iii) of the first sentence hereof, the related election of the Company in respect thereof.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reasons of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be at the time be beneficially owned by such Person either directly or indirectly through Wholly Owned Subsidiaries.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

     The certificates representing the notes were issued in fully registered form. Except as described below, the notes are represented by one or more global notes in fully registered form without interest coupons. The global notes have been deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

     Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global note.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC set forth below are controlled by that settlement system and may be changed at any time. We undertake no obligation to update you regarding changes in these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a banking organization within the meaning of the New York State Banking Law;

     - a member of the Federal Reserve System;

     - a clearing corporation within the meaning of the Uniform Commercial Code; and

     - a clearing agency registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

We expect that pursuant to procedures established by DTC:

     - Ownership of beneficial interest in the global notes will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants.

     - Ownership of the beneficial interests in the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests though participants, the ability of a
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

person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

     So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - are not entitled to have notes represented by the global note registered in their names;

     - do not receive and are not entitled to receive physical, certificated notes and

     - are not considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture, and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder of the notes that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take action and the participants would authorize holders of the notes owning through the participants to take action or would otherwise act upon the instruction of those holders of the notes. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those notes.

     Payments of principal, premium and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

     Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

CERTIFICATED NOTES

     Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days,

     - DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days,

     - we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

     - certain other events provided in the indenture should occur.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively
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

rely on, and will be protected in relying on, instructions from DTC for all purposes, inducting with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                      SECURITIES ELIGIBLE FOR FUTURE SALE

     We relied, based on the confirmation order we received from the Bankruptcy Court, on Section 1145(a)(1) of the Bankruptcy Code to exempt both the offer of the post-bankruptcy common stock, warrants to purchase common stock, the 13% Senior Subordinated Notes due 2013 and Notes (other than the Notes sold to the standby purchasers) (the "Securities") which may have been deemed to have occurred through the solicitation of acceptances of the Plan of Reorganization and the issuance of the Securities pursuant to the Plan of Reorganization, from the registration requirements of the Securities Act of 1933, as amended.

     Section 1145(a)(1) exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and from registration under state securities laws if the following conditions are satisfied: (1) the securities are issued by a company (a "debtor" under the Bankruptcy Code), or its affiliates or successors, under a plan of reorganization; (2) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and
(3) the securities are issued in exchange for the recipients' claim against or interest in the debtor, or principally in such exchange and partly for cash or property. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a)(1) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters, are free to resell such securities without registration under the Securities Act. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of the Securities were advised to consult with their own legal counsel as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability. It was a condition to consummation of the Plan of Reorganization that the Section 1145 exemption apply to the Securities.

     The exemption from the registration requirements of the Securities Act for resales provided by section 1145(a) was not available to a recipient of the Securities if such individual or entity was deemed to be an "underwriter" with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines the term "underwriter" as one who (1) purchases a claim with a view toward distribution of any security to be received in exchange for the claim, (2) offers to sell securities issued under a plan for the holders of such securities, (3) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view toward distribution, or (4) is a control person of the issuer of the securities.

     Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to Rule 144 under the Securities Act (subject, however, to any resale limitations contained therein) which, in effect, permits the resale of securities (including those securities received by statutory underwriters pursuant to a Chapter 11 plan), subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions. Recipients of post-bankruptcy common stock and Notes under the Plan of Reorganization who believed they may have been statutory underwriters as defined by Section 1145 of the Bankruptcy Code were advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

     The Securities issued under the Plan of Reorganization to persons who were deemed to be underwriters under Section 1145(b) of the Bankruptcy Code, are considered restricted securities and therefore may not be resold unless an exemption under the Securities Act is available or a registration statement is filed and declared effective. Some holders of the Securities, however, have rights to have their shares registered for resale under the Securities Act.

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


                              PLAN OF DISTRIBUTION



     Each of the selling Noteholders, which term shall include their pledgees, transferees or other successors in interest, is offering the Notes for its own account, and not for our account. We will not receive any of the net proceeds of the offering.



     The selling Noteholders may offer our Notes for sale in one or more transactions, including:



     - block transactions;



     - at a fixed price or prices, which may be changed;



     - at market prices prevailing at the time of sale;



     - at prices related to such prevailing market prices; or



     - at prices determined on a negotiated or competitive bid basis.



     The selling Noteholders may sell Notes directly, through agents designated by them, from time to time, or by such other means as we may specify in any applicable prospectus supplement. The selling Noteholders who are broker-dealers are "underwriters" with respect to the Notes they are offering for resale. Participating agents or broker-dealers in the distribution of any of the Notes may be deemed to be "underwriters" within the meaning of the Securities Act. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of the Notes purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.



     The selling Noteholders may loan or pledge the Notes to a broker-dealer and the broker-dealer may effect sales of the pledged Notes pursuant to this prospectus. In connection with the distribution of the Notes or otherwise, the selling Noteholders may enter into hedging transactions with broker-dealers. The selling Noteholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the Notes, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. In connection with these hedging transactions, broker-dealers may engage in short sales of the Notes in the course of hedging the positions they assume with the selling Noteholders. The selling Noteholders may sell Notes short or otherwise enter into hedging positions with respect to the Notes and deliver the Notes to close out these short positions and hedges.



     The selling Noteholders may sell their Notes through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Notes to the public at varying prices to be determined by the broker-dealer at the time of resale. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.



     To the extent required, the number and amount of the Notes to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an appropriate supplement to this prospectus. Upon being notified by a selling Noteholder that a donnee, pledgee, transferee of other successor in interest intends to sell Notes under this prospectus, if required, we will file a supplement to this prospectus identifying such successor as a selling Noteholder.



     If underwriters are used in a sale, Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements to be entered into among us and the selling noteholders, to

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


indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. If any material change is made with respect to this plan of distribution, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.



     Under the securities laws of some states, the Notes covered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.



     Certain persons that participate in the distribution of the Notes may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes, including over allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Any person participating in the distribution of the Notes registered under the registration statement that includes this prospectus and any supplement will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Notes by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our Notes. These restrictions may affect the marketability of our Notes and the ability of any person or entity to engage in market-making activities with respect to our Notes.



     Upon sale under the registration statement that includes this prospectus and any supplement, the Notes registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.


                                 LEGAL MATTERS

     Certain matters relating to Wisconsin law will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin. Certain matters relating to Ohio law will be passed upon for us by Taft, Stettinius & Hollister LLP. Certain matters relating to Indiana law will be passed upon for us by Hackman, Hulett & Cracaft, LLP. Certain matters relating to New York law, the General Corporation Law of the State of Delaware and California Law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedule of our Predecessor Company, Neenah Foundry Company, at September 30, 2002 and 2003, and for each of the three years in the period ended September 30, 2003, as set forth in their reports. We have included our financial statements and schedule in this prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the Notes that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to anyone who receives this prospectus.

     Under the terms of the indenture, we agree that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, we will furnish to the trustee and the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Information filed with the Commission may be read and copied by the public at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Under the indenture governing the Notes we are required to file with the trustee annual, quarterly and other reports after we file these reports with the Securities and Exchange Commission. Annual reports delivered to the trustee and the holders of Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accountant. We will also furnish such other reports as may be required by law.

     Information contained in this prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other similar terminology, or by discussions of strategy. Our actual results could differ materially from those anticipated by such forward-looking statements as a result of factors described in the "Risk Factors" beginning on page 9 and elsewhere in this prospectus.

     The market and industry data presented in this prospectus are based upon third-party data. While we believe that such estimates are reasonable and reliable, estimates cannot always be verified by information available from independent sources. Accordingly, readers are cautioned not to place undue reliance on such market share data.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                              PAGE
                                                              -----
CONSOLIDATED ANNUAL FINANCIAL STATEMENTS:
Report of Independent Registered Public Accounting Firm.....    F-2
Consolidated Balance Sheets as of September 30, 2003 and
  2002......................................................    F-3
Consolidated Statements of Operations for the years ended
  September 30, 2003, 2002 and 2001.........................    F-5
Consolidated Statements of Changes in Stockholder's Equity
  (Deficit) for the years ended September 30, 2003, 2002 and
  2001......................................................    F-6
Consolidated Statements of Cash Flows for the years ended
  September 30, 2003, 2002 and 2001.........................    F-7
Notes to Consolidated Financial Statements..................    F-8
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets -- Reorganized Neenah
  Foundry Company as of June 30, 2004 and October 1, 2003
  and for Predecessor Neenah Foundry Company as of September
  30, 2003..................................................   F-34
Condensed Consolidated Statements of
  Operations -- Reorganized Neenah Foundry Company for the
  three months ended June 30, 2004 and for Predecessor
  Neenah Foundry Company for the three months ended June 30,
  2003......................................................   F-35
Condensed Consolidated Statements of
  Operations -- Reorganized Neenah Foundry Company for the
  nine months ended June 30, 2004 and for Predecessor Neenah
  Foundry Company for October 1, 2003 and for the nine
  months ended June 30, 2003................................   F-36
Condensed Consolidated Statements of Cash
  Flows -- Reorganized Neenah Foundry Company for the nine
  months ended June 30, 2004 and for Predecessor Neenah
  Foundry Company for October 1, 2003 and for the nine
  months ended June 30, 2003................................   F-37
Notes to Condensed Consolidated Financial Statements -- June
  30, 2004..................................................   F-38

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors


Neenah Foundry Company



     We have audited the accompanying consolidated balance sheets of Neenah Foundry Company (the Company) as of September 30, 2003 and 2002, and the related consolidated statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the three years in the period ended September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with U.S. generally accepted accounting principles.



     As discussed in Note 1 to the consolidated financial statements, effective October 8, 2003, the Company was reorganized under a plan of reorganization confirmed by the United States Bankruptcy Court, District of Delaware. In connection with its reorganization, the Company will apply fresh start accounting in the first quarter of fiscal 2004.



     As discussed in Note 7 to the consolidated financial statements, effective October 1, 2001, the Company changed its method of accounting for goodwill.



                                                               ERNST & YOUNG LLP



Milwaukee, Wisconsin


November 10, 2003

                             NEENAH FOUNDRY COMPANY



                          CONSOLIDATED BALANCE SHEETS



                                                               PRO FORMA
                                                               UNAUDITED
                                                              REORGANIZED
                                                                COMPANY         SEPTEMBER 30
                                                             SEPTEMBER 30,   -------------------
                                                                2003(A)        2003       2002
                                                             -------------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT SHARE
                                                                   AND PER SHARE AMOUNTS)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................    $     --      $ 24,356   $ 26,164
  Accounts receivable, less allowance for doubtful accounts
     of $2,375 in 2003 and $1,062 in 2002..................      56,333        56,333     56,453
  Inventories..............................................      59,459        56,555     51,267
  Refundable income taxes..................................          --            --     14,850
  Deferred income taxes....................................       2,497         4,059      2,659
  Other current assets.....................................       8,113         8,113      5,769
  Current assets of discontinued operations................         423           423      4,423
                                                               --------      --------   --------
Total current assets.......................................     126,825       149,839    161,585
Property, plant and equipment:
  Land.....................................................       6,271         6,036      6,076
  Buildings and improvements...............................      15,286        27,854     27,530
  Machinery and equipment..................................      52,025       222,778    210,457
  Patterns.................................................       9,978        29,928     28,881
  Construction in progress.................................       2,394         3,200      5,811
                                                               --------      --------   --------
                                                                 85,954       289,796    278,755
  Less accumulated depreciation............................          --       126,827    105,190
                                                               --------      --------   --------
                                                                 85,954       162,969    173,565
Deferred financing costs, net of accumulated amortization
  of $4,761 in 2003 and $8,340 in 2002.....................       2,479         1,393      6,656
Identifiable intangible assets, net of accumulated
  amortization of $21,935 in 2003 and $18,116 in 2002......      83,436        33,354     37,173
Goodwill, net..............................................      81,156       180,214    180,214
Other assets...............................................       4,624         9,065      6,365
Non-current assets of discontinued operations..............          --            --      3,830
                                                               --------      --------   --------
                                                                171,695       224,026    234,238
                                                               --------      --------   --------
                                                               $384,474      $536,834   $569,388
                                                               ========      ========   ========

                                                               PRO FORMA
                                                               UNAUDITED
                                                              REORGANIZED
                                                                COMPANY         SEPTEMBER 30
                                                             SEPTEMBER 30,   -------------------
                                                                2003(A)        2003       2002
                                                             -------------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT SHARE
                                                                   AND PER SHARE AMOUNTS)
                   LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities not subject to compromise:
  Accounts payable.........................................    $ 31,759      $ 26,285   $ 22,591
  Accrued wages and employee benefits......................      11,307        11,307     12,658
  Accrued interest.........................................          --            --     13,733
  Other accrued liabilities................................       5,918         5,918      2,880
  Current portion of long-term debt........................          --            --     40,917
  Current portion of capital lease obligations.............       2,646         2,646      2,353
  Current liabilities of discontinued operations...........          --            --      1,403
                                                               --------      --------   --------
Total current liabilities not subject to compromise........      51,630        46,156     96,535
Long-term liabilities subject to compromise................          --       465,540         --
Long-term debt.............................................     268,550            --    410,515
Capital lease obligations..................................       1,583         1,583      4,816
Deferred income taxes......................................      25,275        33,804     43,886
Postretirement benefit obligations.........................      10,319         7,271      6,696
Other liabilities..........................................      21,588        21,496     18,654
Non-current liabilities of discontinued operations.........          --            --        432
                                                               --------      --------   --------
Total liabilities..........................................     378,945       575,850    581,534
Commitments and contingencies
Stockholder's equity (deficit):
  Preferred stock, par value $100 per share; 3,000 shares
     authorized; no shares issued or outstanding...........          --            --         --
  Common stock, Class A (voting), par value $100 per share;
     1,000 shares authorized, issued and outstanding.......         100           100        100
  Common stock, Class B (nonvoting), par value $100 per
     share; 10,000 shares authorized; no shares issued or
     outstanding...........................................          --            --         --
  Additional paid-in capital -- warrants...................         602            --         --
  Capital in excess of par value...........................       4,827        51,317     51,317
  Accumulated deficit......................................          --       (81,124)   (55,563)
  Accumulated other comprehensive loss.....................          --        (9,309)    (8,000)
                                                               --------      --------   --------
Total stockholder's equity (deficit).......................       5,529       (39,016)   (12,146)
                                                               --------      --------   --------
                                                               $384,474      $536,834   $569,388
                                                               ========      ========   ========


---------------


(a)As discussed in Note 3, the Company emerged from bankruptcy on October 8, 2003 and will be required to adopt the fresh start accounting provisions of SOP 90-7 in the first quarter of fiscal 2004. The pro forma balances reflect what the September 30, 2003 balances would have been had the Company applied fresh start accounting as of September 30, 2003.



                            See accompanying notes.

                             NEENAH FOUNDRY COMPANY



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 YEAR ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                2003       2002       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net sales...................................................  $375,063   $387,707   $398,782
Cost of sales...............................................   321,834    323,740    335,264
                                                              --------   --------   --------
Gross profit................................................    53,229     63,967     63,518
Selling, general and administrative expenses................    26,132     28,743     27,587
Amortization expense........................................     3,819      3,829     10,489
Provision for impairment of assets..........................        --         74         --
(Gain) loss on disposal of property, plant and equipment....       195        544       (434)
                                                              --------   --------   --------
Operating income............................................    23,083     30,777     25,876
Other income (expense):
  Interest expense (contractual interest expense was $52,460
     in 2003)...............................................   (47,445)   (43,466)   (43,454)
  Interest income...........................................       825        819        445
  Reorganization expense....................................    (7,874)        --         --
                                                              --------   --------   --------
Loss from continuing operations before income taxes.........   (31,411)   (11,870)   (17,133)
Credit for income taxes.....................................    (8,541)    (5,917)    (4,004)
                                                              --------   --------   --------
Loss from continuing operations.............................   (22,870)    (5,953)   (13,129)
Discontinued operations:
  Loss from discontinued operations, net of income taxes of
     $(590) in 2003, $(22,947) in 2002 and $(2,463) in
     2001...................................................    (1,095)   (41,750)    (4,325)
  Gain (loss) on sale of discontinued operations, net of
     income taxes of $(860) in 2003 and $1,603 in 2001......    (1,596)        --      2,404
                                                              --------   --------   --------
Net loss....................................................  $(25,561)  $(47,703)  $(15,050)
                                                              ========   ========   ========



                            See accompanying notes.

                             NEENAH FOUNDRY COMPANY



      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)



                                                                           RETAINED      ACCUMULATED
                                          COMMON STOCK      CAPITAL IN     EARNINGS         OTHER
                            PREFERRED   -----------------   EXCESS OF    (ACCUMULATED   COMPREHENSIVE
                              STOCK     CLASS A   CLASS B   PAR VALUE      DEFICIT)         LOSS         TOTAL
                            ---------   -------   -------   ----------   ------------   -------------   --------
                                                               (IN THOUSANDS)
Balance at September 30,
  2000....................    $  --      $100      $  --     $51,317       $  7,190        $   (89)     $ 58,518
  Components of
    comprehensive loss:
    Net loss..............       --        --         --          --        (15,050)            --       (15,050)
    Pension liability
      adjustment, net of
      tax effect of
      $1,018..............       --        --         --          --             --         (1,529)       (1,529)
                                                                                                        --------
  Total comprehensive
    loss..................                                                                               (16,579)
                              -----      ----      -----     -------       --------        -------      --------
Balance at September 30,
  2001....................       --       100         --      51,317         (7,860)        (1,618)       41,939
  Components of
    comprehensive loss:
    Net loss..............       --        --         --          --        (47,703)            --       (47,703)
    Pension liability
      adjustment, net of
      tax effect of
      $4,255..............       --        --         --          --             --         (6,382)       (6,382)
                                                                                                        --------
  Total comprehensive
    loss..................                                                                               (54,085)
                              -----      ----      -----     -------       --------        -------      --------
Balance at September 30,
  2002....................       --       100         --      51,317        (55,563)        (8,000)      (12,146)
  Components of
    comprehensive loss:
    Net loss..............       --        --         --          --        (25,561)            --       (25,561)
    Pension liability
      adjustment, net of
      tax effect of
      $952................       --        --         --          --             --         (1,309)       (1,309)
                                                                                                        --------
  Total comprehensive
    loss..................                                                                               (26,870)
                              -----      ----      -----     -------       --------        -------      --------
Balance at September 30,
  2003....................    $  --      $100      $  --     $51,317       $(81,124)       $(9,309)     $(39,016)
                              =====      ====      =====     =======       ========        =======      ========



                            See accompanying notes.

                             NEENAH FOUNDRY COMPANY



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                 YEAR ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                2003       2002       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss....................................................  $(25,561)  $(47,703)  $(15,050)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
     Noncash reorganization expenses........................     1,464         --         --
     Provision for obsolete inventories.....................       424        240        248
     Lower of cost or market inventory adjustment...........     1,228         --         --
     Provision for impairment of assets.....................        --     36,533         --
     Depreciation...........................................    22,530     25,532     29,636
     Amortization of identifiable intangible assets and
       goodwill.............................................     3,819      3,947     11,638
     Amortization of deferred financing costs and premium on
       notes................................................     2,242      1,392      1,222
     (Gain) loss on sale of discontinued operations.........     2,456         --     (4,007)
     (Gain) loss on disposal of property, plant and
       equipment............................................       195        559       (337)
     Deferred income taxes..................................   (10,337)   (10,650)    (1,630)
     Changes in operating assets and liabilities:
       Accounts receivable..................................       966     10,275      2,145
       Inventories..........................................    (6,995)    19,559     (7,405)
       Other current assets.................................    (3,047)     1,043         45
       Accounts payable.....................................     3,184     (7,118)      (474)
       Accrued liabilities..................................    11,856     (2,983)    (3,911)
       Income taxes.........................................    18,122    (14,104)    (2,152)
       Postretirement benefit obligations...................       575        351        379
       Other liabilities....................................      (119)      (437)    (1,060)
                                                              --------   --------   --------
Net cash provided by operating activities...................    23,002     16,436      9,287
INVESTING ACTIVITIES
Proceeds from disposition of business, net of fees..........       648         --      5,190
Purchase of property, plant and equipment...................   (11,900)    (9,055)   (16,882)
Proceeds from sale of property, plant and equipment.........        40        323      2,859
Other.......................................................      (105)      (621)     2,373
                                                              --------   --------   --------
Net cash used in investing activities.......................   (11,317)    (9,353)    (6,460)
FINANCING ACTIVITIES
Proceeds from long-term debt................................  $    815   $ 33,400   $  5,000
Payments on long-term debt and capital lease obligations....   (13,017)   (17,807)   (22,053)
Debt issuance costs.........................................    (1,291)      (858)      (906)
                                                              --------   --------   --------
Net cash provided by (used in) financing activities.........   (13,493)    14,735    (17,959)
                                                              --------   --------   --------
Increase (decrease) in cash and cash equivalents............    (1,808)    21,818    (15,132)
Cash and cash equivalents at beginning of year..............    26,164      4,346     19,478
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $ 24,356   $ 26,164   $  4,346
                                                              ========   ========   ========
Supplemental disclosures of cash flows information:
  Interest paid.............................................  $ 34,995   $ 44,340   $ 47,428
  Income taxes refunded.....................................   (18,032)    (4,080)    (1,253)

                             NEENAH FOUNDRY COMPANY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2003


                                 (In Thousands)



1.  ORGANIZATION AND DESCRIPTION OF BUSINESS



     Neenah Foundry Company (Neenah), together with its subsidiaries (the Company), manufactures gray and ductile iron castings and forged components for sale to industrial and municipal customers. Industrial castings are custom-engineered and are produced for customers in several industries, including the medium and heavy-duty truck components, farm equipment, heating, ventilation and air-conditioning industries. Municipal castings include manhole covers and frames, storm sewer frames and grates, tree grates and specialty castings for a variety of applications and are sold principally to state and local government entities, utilities and contractors. The Company's sales generally are unsecured.



     The Company is a wholly owned subsidiary of NFC Castings, Inc., which is a wholly owned subsidiary of ACP Holding Company. Neenah has the following subsidiaries, all of which are wholly owned: Deeter Foundry, Inc. (Deeter); Mercer Forge Corporation and subsidiaries (Mercer); Dalton Corporation and subsidiaries (Dalton); Advanced Cast Products, Inc. and subsidiaries (ACP); Gregg Industries, Inc. (Gregg); Neenah Transport, Inc. (Transport) and Cast Alloys, Inc. (Cast Alloys), which is inactive. Deeter manufactures gray iron castings for the municipal market and special application construction castings. Mercer manufactures forged components for use in transportation, railroad, mining and heavy industrial applications and microalloy forgings for use by original equipment manufacturers and industrial end users. Dalton manufactures gray iron castings for refrigeration systems, air conditioners, heavy equipment, engines, gear boxes, stationary transmissions, heavy-duty truck transmissions and other automotive parts. ACP manufactures ductile and malleable iron castings for use in various industrial segments, including heavy truck, construction equipment, railroad, mining and automotive. Gregg manufactures gray and ductile iron castings for industrial and commercial use. Transport is a common and contract carrier licensed to operate in the continental United States. The majority of Transport's revenues are derived from transport services provided to the Company.



     As further discussed in Note 2, on August 5, 2003 (the Petition Date), the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code) with the United States Bankruptcy Court, District of Delaware (the Bankruptcy Court). Accordingly, the accompanying consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," (SOP 90-7) and on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.



     On October 8, 2003 (the Effective Date), the Company emerged from the Bankruptcy Court proceedings pursuant to the terms of its plan of reorganization (the Plan of Reorganization). As discussed in Note 3, the Company will implement fresh start accounting under the provisions of SOP 90-7 in the first quarter of fiscal 2004. Under the fresh start accounting provisions of SOP 90-7, the fair value of the reorganized Company will be allocated to its assets and liabilities, and its accumulated deficit will be eliminated. As discussed in the Pro Forma column on the accompanying balance sheet and in Note 3, the implementation of fresh start accounting will result in a substantial reduction in the carrying value of the Company's long-lived assets, including property, plant and equipment and intangible assets, and long-term liabilities. As a result, the historical financial statements will not be comparable to financial statements of the Company published for periods following the implementation of fresh start accounting.

                             NEENAH FOUNDRY COMPANY

2.  REORGANIZATION



 THE CHAPTER 11 PETITION AND PLAN OF REORGANIZATION



     On August 5, 2003, the Company filed for protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On September 26, 2003, the Bankruptcy Court confirmed the Company's Plan of Reorganization, and, on October 8, 2003, the Company consummated the Plan of Reorganization and emerged from its Chapter 11 reorganization proceedings with a significantly restructured balance sheet.



     During the period immediately preceding and after the filing of the Company's Chapter 11 petition, the Company met with a committee of lenders under the secured credit facility (the Pre-Petition Credit Facility), an informal committee of unsecured creditors that represented holders of the senior subordinated notes and potential investors to discuss potential restructuring transactions that could be implemented to reorganize the Company's capital structure. These discussions led to an agreement with the lenders under the Pre-Petition Credit Facility regarding the terms of a Plan of Reorganization. The Plan of Reorganization was filed on August 5, 2003, encompassing information that had been previously distributed to and approved by creditors of the Company eligible to vote in the reorganization.



     The consummation of the Plan of Reorganization resulted in the $147,441 of loans under the Pre-Petition Credit Facility being terminated through payment in full with cash using proceeds from the Second Secured Notes and the New Credit Facility.



     The Plan of Reorganization also resulted in the cancellation of all of the Company's Pre-Petition Senior Subordinated Notes in exchange for the following:



     - $30,000 in cash;



     - $100,000 in aggregate principal amount of New Senior Subordinated Notes;



     - Shares representing 47.5% of the issued and outstanding shares of New Common Stock in ACP Holding Company on a fully diluted basis as of October 8, 2003, other than shares of restricted stock granted pursuant to the Management Equity Incentive Plan of ACP Holding Company; and



     - Rights to acquire, for $110,000 in cash in the aggregate, units for up to $119,996 face amount of Second Secured Notes and warrants to acquire up to 42.81% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003. The warrants have an exercise price of $0.01 per share and will expire 10 years from the date of issuance.



     In addition, under the Plan of Reorganization, the PIK Note was cancelled and the holder received Second Secured Notes with a principal amount equal to $13,134 and warrants to acquire up to 4.69% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003 and cash of $45.



 ACCOUNTING IMPACT OF CHAPTER 11 FILING



     In accordance with SOP 90-7, liabilities subject to compromise reflected in the accompanying consolidated balance sheet were recorded at the amount allowed on pre-petition claims in the Chapter 11 proceedings. Other obligations that are not subject to compromise have retained their historical balance sheet classifications and amounts.

                             NEENAH FOUNDRY COMPANY

     Liabilities subject to compromise consist of the following as of September 30, 2003:



Senior Subordinated Notes...................................  $282,000
Credit Facility.............................................   147,441
PIK Note....................................................     9,900
Accrued interest............................................    26,183
Other debt..................................................        16
                                                              --------
                                                              $465,540
                                                              ========



     In order to record its debt instruments at the amount allowed by the Bankruptcy Court in accordance with SOP 90-7, as of the Petition Date, the Company wrote off all of its debt issuance costs and premiums related to the Pre-Petition Senior Subordinated Notes (collectively the Deferred Financing
Fees) as a component of reorganization expense in the accompanying consolidated statement of operations. Reorganization expense also includes professional fees incurred in connection with the Chapter 11 proceedings. Reorganization expenses for the year ended September 30, 2003 consist of the following:



Deferred Financing Fees.....................................  $1,464
Professional fees...........................................   6,410
                                                              ------
Total reorganization expense................................  $7,874
                                                              ======



     Under SOP 90-7, the Company was required to accrue interest expense during the Chapter 11 proceedings only to the extent that such interest was expected to be paid pursuant to the proceedings. Under the Plan of Reorganization, there were no cash payments of interest on the outstanding Senior Subordinated Notes. Therefore, the Company ceased accruing interest on the Senior Subordinated Notes as of the Petition Date. The contractual interest amount parenthetically disclosed on the accompanying consolidated statement of operations represents the interest expense that would have been accrued under the Senior Subordinated Notes had the Company not ceased accruing interest as described above.



3.  FRESH START ACCOUNTING



     The Company will adopt the fresh start accounting provisions (fresh start) of SOP 90-7 during the first quarter of fiscal 2004. Under SOP 90-7, the implementation of fresh start reporting is triggered, in part, by the emergence of the Company from its Chapter 11 proceedings. Although the effective date of the Plan of Reorganization was October 8, 2003, the Company plans to account for the consummation of the Plan of Reorganization as if it had occurred on October 1, 2003 and implement fresh start reporting as of that date. Fresh start requires that the Company adjust the historical cost of its assets and liabilities to their fair value. The fair value of the reorganized Company, or the reorganization value, of approximately $290,000 was determined by an independent party based on multiples of earnings before interest, income taxes, depreciation and amortization (EBITDA) and discounted future cash flows under the Company's financial projections.

                             NEENAH FOUNDRY COMPANY

     Fresh start requires that the reorganization value be allocated to the entity's net assets in conformity with procedures specified by Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141). The Company engaged an independent appraiser to assist in the allocation of the reorganization value to the reorganized Company's assets and liabilities by determining the fair market value of its property, plant and equipment and intangible assets. This valuation is preliminary and adjustments may be required once the final valuation is complete. A reconciliation of the adjustments to be recorded in connection with the debt restructuring and the adoption of fresh start accounting are as follows:



                                            PREDECESSOR                                      REORGANIZED
                                              NEENAH                                           NEENAH
                                              FOUNDRY                                          FOUNDRY
                                              COMPANY                                          COMPANY
                                           SEPTEMBER 30,       DEBT         FRESH START     SEPTEMBER 30,
                                               2003        RESTRUCTURING   ADJUSTMENTS(D)       2003
                                           -------------   -------------   --------------   -------------
                                                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............    $ 24,356        $ (24,356)      $                $     --
  Accounts receivable, net...............      56,333               --              --          56,333
  Inventories............................      56,555               --           2,904          59,459
  Deferred income taxes..................       4,059               --          (1,562)          2,497
  Other current assets...................       8,113               --              --           8,113
  Current assets of discontinued
     operations..........................         423               --              --             423
                                             --------        ---------       ---------        --------
Total current assets.....................     149,839          (24,356)          1,342         126,825
Property, plant and equipment:
  Land...................................       6,036               --             235           6,271
  Buildings and improvements.............      27,854               --         (12,568)         15,286
  Machinery and equipment................     222,778               --        (170,753)         52,025
  Patterns...............................      29,928               --         (19,950)          9,978
  Construction in progress...............       3,200               --            (806)          2,394
                                             --------        ---------       ---------        --------
                                              289,796               --        (203,842)         85,954
  Less accumulated depreciation..........     126,827               --        (126,827)             --
                                             --------        ---------       ---------        --------
                                              162,969               --         (77,015)         85,954
Deferred financing costs, net............       1,393            1,086              --           2,479
Identifiable intangible assets, net......      33,354               --          50,082          83,436
Goodwill, net............................     180,214                          (99,058)         81,156
Other assets.............................       9,065               --          (4,441)          4,624
                                             --------        ---------       ---------        --------
                                              224,026            1,086         (53,417)        171,695
                                             --------        ---------       ---------        --------
                                             $536,834        $ (23,270)      $(129,090)       $384,474
                                             ========        =========       =========        ========

                             NEENAH FOUNDRY COMPANY

                                            PREDECESSOR                                      REORGANIZED
                                              NEENAH                                           NEENAH
                                              FOUNDRY                                          FOUNDRY
                                              COMPANY                                          COMPANY
                                           SEPTEMBER 30,       DEBT         FRESH START     SEPTEMBER 30,
                                               2003        RESTRUCTURING   ADJUSTMENTS(D)       2003
                                           -------------   -------------   --------------   -------------
                                                                                             (UNAUDITED)
LIABILITIES AND STOCKHOLDER'S EQUITY
  (DEFICIT)
Current liabilities not subject to
  compromise:
     Accounts payable....................    $ 26,285        $   5,474       $      --        $ 31,759
     Accrued wages and employee
       benefits..........................      11,307               --              --          11,307
     Other accrued liabilities...........       5,918               --              --           5,918
     Current portion of capital lease
       obligations.......................       2,646               --              --           2,646
                                             --------        ---------       ---------        --------
Total current liabilities not subject to
  compromise.............................      46,156            5,474              --          51,630
Long-term liabilities subject to
  compromise.............................     465,540         (465,540)(a)          --              --
Long-term debt...........................          --          268,550(b)           --         268,550
Capital lease obligations................       1,583               --              --           1,583
Deferred income taxes....................      33,804               --          (8,529)         25,275
Postretirement benefit obligations.......       7,271               --           3,048          10,319
Other liabilities........................      21,496               --              92          21,588
                                             --------        ---------       ---------        --------
Total liabilities........................     575,850         (191,516)         (5,389)        378,945
Commitments and contingencies
Stockholder's equity (deficit):
  Preferred stock........................          --               --              --              --
  Predecessor Neenah common stock........         100             (100)(a)          --              --
  Reorganized Neenah common stock........          --              100(c)           --             100
  Additional paid-in capital --
     warrants............................          --              602(c)           --             602
  Capital in excess of par value.........      51,317               --         (46,490)          4,827
  Accumulated deficit....................     (81,124)         167,644         (86,520)             --
  Accumulated other comprehensive loss...      (9,309)              --           9,309              --
                                             --------        ---------       ---------        --------
Total stockholder's equity (deficit).....     (39,016)         168,246        (123,701)          5,529
                                             --------        ---------       ---------        --------
                                             $536,834        $ (23,270)      $(129,090)       $384,474
                                             ========        =========       =========        ========


---------------


a.To record the discharge of pre-petition indebtedness, including $26,183 of accrued interest and the elimination of Predecessor Neenah's common stock.



b.Record borrowings of $47,112 on the New Credit Facility, the issuance of $100,000 New Senior Subordinated Notes and the issuance of $121,438 (net of discount of $11,692) of Second Secured Notes.



c.To record the issuance of common stock in Reorganized Neenah and detachable warrants issued with the Second Secured Notes.



d.To adjust the carrying value of assets, liabilities and stockholder's equity to fair value, in accordance with fresh start accounting.

                             NEENAH FOUNDRY COMPANY

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



 PRINCIPLES OF CONSOLIDATION



     The consolidated financial statements include the accounts of Neenah and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.



 USE OF ESTIMATES



     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



 CASH AND CASH EQUIVALENTS



     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying value, which approximates fair value, of cash equivalents, which consist entirely of repurchase agreements, totaled $21,850 and $25,500 at September 30, 2003 and 2002, respectively.



 ACCOUNTS RECEIVABLE



     The Company evaluates the collectibility of its accounts and notes receivable based on a number of factors. For larger accounts, an allowance for doubtful accounts is recorded based on the applicable parties' ability and likelihood to pay based on management's review of the facts. For all other accounts, the Company recognizes an allowance based on length of time the receivable is past due based on historical experience.



 INVENTORIES



     Inventories are stated at the lower of cost or market. The cost of inventories for Neenah and Dalton is determined on the last-in, first-out (LIFO) method for substantially all inventories except supplies, for which cost is determined on the first-in, first-out (FIFO) method. The cost of inventories for Deeter, Mercer, ACP and Gregg is determined on the FIFO method. LIFO inventories comprise 49% and 47% of total inventories at September 30, 2003 and 2002, respectively. If the FIFO method of inventory valuation had been used by all companies, inventories would have been approximately $2,623 and $1,458 higher than reported at September 30, 2003 and 2002, respectively.



 PROPERTY, PLANT AND EQUIPMENT



     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided over the estimated useful lives (7 to 40 years) of the respective assets using the straight-line method.



 DEFERRED FINANCING COSTS



     Costs incurred to obtain long-term financing are amortized using the effective interest method over the term of the related debt.



 IDENTIFIABLE INTANGIBLE ASSETS



     Identifiable intangible assets are amortized on a straight-line basis over the estimated useful lives of 10 to 40 years.

                             NEENAH FOUNDRY COMPANY

  GOODWILL



     Effective October 1, 2001, goodwill is no longer amortized but is subject to an annual test for impairment. Prior to October 1, 2001, goodwill was amortized on a straight-line basis over 15 to 40 years.



 IMPAIRMENT OF LONG-LIVED ASSETS



     Property, plant and equipment and identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment.



 REVENUE RECOGNITION



     Revenues are recognized upon shipment of product, which generally corresponds with the transfer of title.



 SHIPPING AND HANDLING COSTS



     Shipping and handling costs are included in cost of sales.



 ADVERTISING COSTS



     Advertising costs are expensed as incurred. Advertising costs for continuing operations amounted to $445, $587 and $615 for the years ended September 30, 2003, 2002 and 2001, respectively.



 INCOME TAXES



     Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities and are measured using currently enacted tax rates and laws.



 FINANCIAL INSTRUMENTS



     The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, notes receivable and investment in preferred stock (see Note 5), accounts payable and capital lease obligations approximate fair value. At September 30, 2003, long-term debt is included in the accompanying consolidated balance sheet as a liability subject to compromise. At September 30, 2002, the fair value of the Company's $451,432 of long-term debt was $285,052. The fair value of the Senior Subordinated Notes at September 30, 2002 with a face value of $282,000 was based on quoted market prices.



 RECLASSIFICATIONS



     Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.



 NEW ACCOUNTING PRONOUNCEMENTS



     In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," which expands upon and strengthens existing accounting guidance concerning when a company should include in its financial statements the assets, liabilities and activities of another entity. A Variable Interest Entity

                             NEENAH FOUNDRY COMPANY

("VIE") does not share economic risk and reward through typical equity ownership arrangements. Instead, contractual or other relationships re-distribute economic risks and rewards among equity holders and other parties. Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. FIN 46 also requires disclosures about VIEs that a company is not required to consolidate but in which it has a significant variable interest. The adoption of applicable provisions of FIN 46 in 2003 did not have a material impact on the Company's results of operations or financial position. The Company does not expect the adoption of the remaining provisions related to FIN 46 to have a material impact on the Company's results of operations or financial position.



5.  DISCONTINUED OPERATIONS



     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company adopted SFAS No. 144 as of October 1, 2001.



     During the year ended September 30, 2002, the Company identified indicators of impairment at its Belcher Corporation (Belcher) foundry, which was held for use at that date. Belcher is a wholly-owned subsidiary of Advanced Cast Products, Inc. In accordance with SFAS No. 144, because the net book value of the foundry's long-lived assets exceeded the sum of the undiscounted cash flows expected to be realized from the respective assets, the Company recognized an impairment charge of $5,379 to adjust the carrying value of the foundry's long-lived assets to fair value.



     On December 27, 2002, the Company sold substantially all of the assets of Belcher for cash of $648 (net of fees and escrow deposits), a $1,500 note receivable and $1,000 of preferred stock of the buyer. The cost method is used to account for the Company's investment in preferred stock as the Company does not have the ability to exercise significant influence over the investee's operations and financial policies. At September 30, 2003, the cost of the preferred stock approximates fair value. The disposition of Belcher resulted in a loss of $1,596, net of taxes of $860. Included in the loss on disposal is a curtailment loss on Belcher's defined benefit pension plan of $367, net of taxes of $198, which was retained by the Company. In accordance with the provisions of SFAS No. 144, the results of operations of Belcher have been reported as discontinued operations in the consolidated statements of operations for all periods presented.



     Revenues for Belcher, which was previously included in the Castings segment, for the years ended September 30, 2003, 2002 and 2001 were $3,186, $17,511 and $18,125, respectively. Interest allocated to Belcher of $139, $485 and $533 for the years ended September 30, 2003, 2002 and 2001, respectively, was based on the purchase price of Belcher in relation to the purchase price of all other acquisitions funded by additional Company borrowings.



     Customer actions and the significant deterioration of the U.S. economy during the quarter ended December 31, 2001, had a dramatic effect on the operations of Cast Alloys. This resulted in a significant reduction in sales, operating profits and cash flows of Cast Alloys for the three months ended December 31, 2001. Based on these factors, a goodwill impairment charge of $10,668 was recognized during the three months ended December 31, 2001, related to the decline in fair value of the Cast Alloys reporting unit, which was included in the Castings segment.



     These events also had a significant impact on the value of Cast Alloys' property, plant and equipment and long-lived assets with finite lives. Due to the existing impairment indicators, management assessed the recoverability of these fixed assets and long-lived assets. As the expected undiscounted cash flows were less than the carrying value of the related assets, an impairment charge of $20,412 was recognized for the difference between the fair value and carrying value of such assets during the year ended September 30, 2002.



     In January 2002, management initiated a plan for discontinuing the operations of Cast Alloys by closing its manufacturing facilities. Severance costs of approximately $2,200 associated with this plan were

                             NEENAH FOUNDRY COMPANY
recognized during the three months ended March 31, 2002. All employees of Cast Alloys were terminated by April 2002. In accordance with the provisions of SFAS No. 144, the results of operations of Cast Alloys have been reported as discontinued operations in the consolidated statements of operations for all periods presented. Previously, Cast Alloys was included in the Castings segment.



     Revenues for Cast Alloys for the years ended September 30, 2002 and 2001 were $8,641 and $53,130, respectively. Interest expense allocated to Cast Alloys of $1,954 and $4,309 for the years ended September 30, 2002 and 2001, respectively, was based on the purchase price of Cast Alloys in relation to the purchase price of all other acquisitions funded by additional Company borrowings.



     On October 2, 2000, the Company sold all of the issued and outstanding shares of common stock of Hartley Controls Corporation (Hartley) for cash of $5,190, net of fees of $129. The disposition of Hartley resulted in a gain of $2,404, net of income taxes of $1,603. Proceeds from the sale were used to reduce outstanding debt. Hartley designed and manufactured customized sand control systems. In accordance with the provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," which has been amended by SFAS No. 144, the results of operations of Hartley have been reported as discontinued operations in the consolidated statements of operations.



6.  INVENTORIES



     Inventories consist of the following as of September 30:



                                                               2003      2002
                                                              -------   -------
Raw materials...............................................  $ 3,709   $ 3,961
Work in process and finished goods..........................   38,731    35,034
Supplies....................................................   14,115    12,272
                                                              -------   -------
                                                              $56,555   $51,267
                                                              =======   =======



7.  INTANGIBLE ASSETS



     The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," as of October 1, 2001. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests in accordance with the statement. Other intangible assets continue to be amortized over their estimated useful lives.



     Upon adoption of SFAS No. 141, the Company reclassified the identifiable intangible assets related to the assembled workforce and facilities in place with an unamortized balance of $4,660 and $3,469, respectively, net of related deferred income taxes of $1,864 and $1,388, respectively, to goodwill.



     The Company performed the transitional impairment test of goodwill as of October 1, 2001, and concluded that no impairment existed at the time of adoption of SFAS No. 142. As discussed in Note 5, subsequent to the adoption of SFAS No. 142, a goodwill impairment charge of $10,668 related to Cast Alloys, a discontinued operation, was recognized. The Company performed the annual impairment test of goodwill as of July 1, 2002, and concluded that no additional goodwill impairment existed. The impairment tests were performed based on the expected present value of future cash flows for each of the Company's reporting units. As further discussed in Notes 2 and 3, on August 5, 2003, the Company filed for protection under Chapter 11 of the Bankruptcy Code and on October 8, 2003 emerged from the Chapter 11 reorganization proceedings with a significantly restructured balance sheet, including a substantial reduction in the carrying value of the Company's intangible assets.

                             NEENAH FOUNDRY COMPANY

     Identifiable intangible assets consist of the following as of September 30:



                                              SEPTEMBER 30, 2003        SEPTEMBER 30, 2002
                                            -----------------------   -----------------------
                                             GROSS                     GROSS
                                            CARRYING   ACCUMULATED    CARRYING   ACCUMULATED
                                             AMOUNT    AMORTIZATION    AMOUNT    AMORTIZATION
                                            --------   ------------   --------   ------------
Amortizable intangible assets:
  Customer lists..........................  $31,441      $17,945      $31,441      $14,814
  Tradenames..............................   22,553        3,217       22,553        2,649
  Other...................................    1,295          773        1,295          653
                                            -------      -------      -------      -------
                                            $55,289      $21,935      $55,289      $18,116
                                            =======      =======      =======      =======



     The Company does not have any intangible assets deemed to have indefinite lives. Amortization expense expected to be recognized during fiscal years subsequent to September 30, 2003, is as follows:



2004........................................................  $3,832
2005........................................................   3,832
2006........................................................   3,832
2007........................................................   3,195
2008........................................................   2,002



     Changes in the carrying amount of goodwill during the year ended September 30, 2002, consist of the following:



                                                        CASTINGS   FORGINGS
                                                        SEGMENT    SEGMENT     TOTAL
                                                        --------   --------   --------
Balance as of September 30, 2001......................  $168,709   $17,296    $186,005
Reclassification of assembled workforce and facilities
  in place net of deferred income tax liability of
  $3,064, $188 and $3,252, respectively...............     4,595       282       4,877
Impairment charge related to discontinued
  operations -- See Note 5............................   (10,668)       --     (10,668)
                                                        --------   -------    --------
Balance as of September 30, 2002......................  $162,636   $17,578    $180,214
                                                        ========   =======    ========



     As required by SFAS No. 142, the results of operations of the Company for periods prior to its adoption have not been restated. The following table reconciles reported net loss to pro forma net loss that would have resulted for the year ending September 30, 2001 if SFAS No. 142 had been adopted effective October 1, 2000:



Reported net loss...........................................  $(15,050)
Amortization of goodwill....................................     5,552
Amortization of assembled workforce, net of tax.............     1,025
Amortization of facilities in place, net of tax.............        45
                                                              --------
Pro forma net loss..........................................  $ (8,428)
                                                              ========

                             NEENAH FOUNDRY COMPANY

8.  LONG-TERM DEBT



     Long-term debt consists of the following as of September 30:



                                                                2003       2002
                                                              --------   --------
11 1/8% Series B Senior Subordinated Notes..................  $150,000   $150,000
11 1/8% Series D Senior Subordinated Notes, including
  unamortized premium of $1,206 in 2002.....................    45,000     46,206
11 1/8% Series F Senior Subordinated Notes, including
  unamortized premium of $1,642 in 2002.....................    87,000     88,642
Term Loan Facilities........................................   112,792    117,292
Acquisition Loan Facility...................................     5,335     10,794
Revolving Credit Facility...................................    29,314     28,500
PIK Note....................................................     9,900      9,900
Other.......................................................        16         98
                                                              --------   --------
                                                              $439,357   $451,432
                                                              ========   ========



     The Company had a Credit Facility, as amended, with a group of banks, which provided Term Loan Facilities, an Acquisition Loan Facility and a Revolving Credit Facility. Borrowings under this Pre-Petition Credit Facility were secured by substantially all assets of the Company. Covenants in the Pre-Petition Credit Facility restricted the payment of dividends, capital expenditures and certain other transactions and required the Company to maintain leverage, net worth and interest coverage ratios. The Pre-Petition Credit Facility bore interest at LIBOR (1.125% at September 30, 2003) plus 4.5% or LIBOR plus 4.75%. Effective December 31, 2001, the Credit Agreement was amended to provide relief from the above financial ratio covenants through December 31, 2003, reduce the amount of the Revolving Credit Facility to $29,565 and establish minimum EBITDA and liquidity covenants. At March 31, 2003, the Company was in default of the minimum EBITDA covenant on the Pre-Petition Credit Facility. In addition, the Company did not make the scheduled May 1, 2003 interest payment on the Pre-Petition Senior Subordinated Notes which was an event of default under the Indenture Agreement covering the Pre-Petition Senior Subordinated Notes.



     As of September 30, 2003, as a result of the Chapter 11 filing, the carrying value of the Company's debt is classified as long-term liabilities subject to compromise. As discussed in Note 2, in order to record the debt instruments at the amount allowed by the Bankruptcy Court, in accordance with SOP 90-7, unamortized premiums of $2,226 related to the Pre-Petition Senior Subordinated Notes were written off as a component of reorganization expense in 2003.



     As further discussed in Note 2, upon the Company's consummation of the Plan of Reorganization, all of the Company's Pre-Petition Senior Subordinated Notes and Pre-Petition Credit Facility and PIK Note were cancelled or repaid.



     The New Credit Facility has a 5-year maturity, provides for a revolving credit line of up to $70,000 (with a $5,000 sublimit available for letters of credit), a term loan in the aggregate amount of up to $22,085, contains various financial and non-financial covenants and is secured by substantially all of the Company's tangible and intangible assets. The interest rate on the New Credit Facility is based on LIBOR plus an applicable margin, based upon the Company meeting certain financial statistics. The Company, including its wholly-owned subsidiaries, jointly and severally guarantee the Company's obligation under the New Credit Facility. The Second Secured Notes are due in 2010 and bear interest at 11%. The New Senior Subordinated Notes bear interest at 13% and are due in 2013.

                             NEENAH FOUNDRY COMPANY

9.  COMMITMENTS AND CONTINGENCIES



     The Company leases certain plants, warehouse space, machinery and equipment, office equipment and vehicles under operating leases. Rent expense for continuing operations under these operating leases for the years ended September 30, 2003, 2002 and 2001 totaled $2,885, $3,147 and $2,777, respectively.



     The Company did not enter into any capital leases during the years ended September 30, 2003 or 2002.



     Property, plant and equipment under leases accounted for as capital leases as of September 30 are as follows:



                                                               2003      2002
                                                              -------   -------
Machinery and equipment.....................................  $20,867   $21,471
Less accumulated depreciation...............................   (4,978)   (3,983)
                                                              -------   -------
                                                              $15,889   $17,488
                                                              =======   =======



     Minimum rental payments due under operating and capital leases for fiscal years subsequent to September 30, 2003, are as follows:



                                                              OPERATING   CAPITAL
                                                               LEASES     LEASES
                                                              ---------   -------
2004........................................................   $1,813     $2,951
2005........................................................    1,344      1,656
2006........................................................      743         --
2007........................................................      293         --
2008........................................................      244         --
Thereafter..................................................      347         --
                                                               ------     ------
Total minimum lease payments................................   $4,784      4,607
                                                               ======
Less amount representing interest...........................                 378
                                                                          ------
Present value of minimum lease payments.....................               4,229
Less current portion........................................               2,646
                                                                          ------
Capital lease obligations...................................              $1,583
                                                                          ======



     The Company is partially self-insured for workers' compensation claims. An accrued liability is recorded for claims incurred but not yet paid or reported and is based on current and historical claim information. The accrued liability may ultimately be settled for an amount different than the recorded amount. Adjustments of the accrued liability are recorded in the period in which they become known.



     Approximately 63% of the Company's work force is covered by collective bargaining agreements. The collective bargaining agreements for Mercer and the Kendallville location of Dalton are scheduled to expire during fiscal 2004.

                             NEENAH FOUNDRY COMPANY

10.  INCOME TAXES



     The credit for income taxes consists of the following:



                                                           YEAR ENDED SEPTEMBER 30
                                                        -----------------------------
                                                          2003       2002      2001
                                                        --------   --------   -------
Current:
  Federal.............................................  $     --   $(18,522)  $(2,902)
  State...............................................       346        308    (1,218)
  Foreign.............................................        --         --       886
                                                        --------   --------   -------
                                                             346    (18,214)   (3,234)
Deferred..............................................   (10,337)   (10,650)   (1,630)
                                                        --------   --------   -------
                                                        $ (9,991)  $(28,864)  $(4,864)
                                                        ========   ========   =======



     The credit for income taxes is included in the consolidated statements of operations as follows:



                                                           YEAR ENDED SEPTEMBER 30
                                                         ----------------------------
                                                          2003       2002      2001
                                                         -------   --------   -------
Continuing operations..................................  $(8,541)  $ (5,917)  $(4,004)
Discontinued operations................................   (1,450)   (22,947)     (860)
                                                         -------   --------   -------
                                                         $(9,991)  $(28,864)  $(4,864)
                                                         =======   ========   =======



     The credit for income taxes differs from the amount computed by applying the federal statutory rate of 35% to loss before income taxes as follows:



                                                           YEAR ENDED SEPTEMBER 30
                                                        -----------------------------
                                                          2003       2002      2001
                                                        --------   --------   -------
Credit at statutory rate..............................  $(12,443)  $(26,798)  $(6,970)
State income taxes (benefit), net of federal taxes....       225         74      (535)
Amortization of goodwill..............................        --         --     1,943
Additional provision recorded in connection with tax
  examinations........................................        --        932       417
Reorganization expenses...............................     2,244         --        --
Permanent difference related to the discontinuance of
  Cast Alloys.........................................        --     (2,734)       --
Other.................................................       (17)      (338)      281
                                                        --------   --------   -------
Credit for income taxes...............................  $ (9,991)  $(28,864)  $(4,864)
                                                        ========   ========   =======

                             NEENAH FOUNDRY COMPANY

     Deferred income tax assets and liabilities consist of the following as of September 30:



                                                                2003       2002
                                                              --------   --------
Deferred income tax liabilities:
  Inventories...............................................  $ (2,244)  $ (3,023)
  Property, plant and equipment.............................   (35,939)   (37,277)
  Identifiable intangible assets............................   (13,362)   (14,890)
  Other.....................................................    (2,093)    (1,781)
                                                              --------   --------
                                                               (53,638)   (56,971)
Deferred income tax assets:
  Employee benefit plans....................................    11,604     10,062
  Accrued vacation..........................................     2,101      2,185
  Other accrued liabilities.................................     3,136      1,743
  Net operating loss carryforwards..........................     5,986      1,754
  Other.....................................................     1,066         --
                                                              --------   --------
                                                                23,893     15,744
                                                              --------   --------
Net deferred income tax liability...........................  $(29,745)  $(41,227)
                                                              ========   ========
Included in the consolidated balance sheets as:
  Current deferred income tax asset.........................  $  4,059   $  2,659
  Noncurrent deferred income tax liability..................   (33,804)   (43,886)
                                                              --------   --------
                                                              $(29,745)  $(41,227)
                                                              ========   ========



     As of September 30, 2003, the Company has federal and state net operating loss carryforwards for income tax purposes of approximately $13,000 and $24,000, respectively, which expire through 2023.



11.  EMPLOYEE BENEFIT PLANS



 DEFINED-BENEFIT PENSION PLANS AND POSTRETIREMENT BENEFITS



     The Company sponsors five defined-benefit pension plans covering the majority of its hourly employees. Retirement benefits under the pension plans are based on years of service and defined-benefit rates. The Company funds the pension plans based on actuarially determined cost methods allowable under Internal Revenue Service regulations. Plan assets consist primarily of mutual funds. The measurement date for three of the defined-benefit pension plans is September 30. The remaining two plans use a measurement date of June 30.



     The Company also sponsors unfunded defined-benefit postretirement health care plans covering substantially all salaried and hourly employees at Neenah and their dependents. For salaried employees at Neenah, benefits are provided from the date of retirement for the duration of the employee's life, while benefits for hourly employees at Neenah are provided from retirement to age 65. Retirees' contributions to the plans are based on years of service and age at retirement. The Company funds benefits as incurred. These plans use a measurement date of September 30.

                             NEENAH FOUNDRY COMPANY

     The following table summarizes the funded status of the pension plans and postretirement benefit plans and the amounts recognized in the consolidated balance sheets at September 30, 2003 and 2002:



                                               PENSION BENEFITS     POSTRETIREMENT BENEFITS
                                              -------------------   ------------------------
                                                2003       2002        2003          2002
                                              --------   --------   -----------   ----------
Change in benefit obligation:
  Benefit obligation, October 1.............  $ 51,911   $ 44,166    $  8,373      $ 7,024
     Service cost...........................     1,798      1,512         319          198
     Interest cost..........................     3,433      3,269         592          476
     Plan amendments........................       496         --          --           --
     Curtailment............................       565         --          --           --
     Actuarial losses.......................     3,940      5,077       1,462        1,037
     Benefits paid..........................    (2,094)    (2,113)       (427)        (362)
                                              --------   --------    --------      -------
  Benefit obligation, September 30..........  $ 60,049   $ 51,911    $ 10,319      $ 8,373
                                              ========   ========    ========      =======
Change in plan assets:
  Fair value of plan assets, October 1......  $ 38,200   $ 40,020    $     --      $    --
     Actual return (loss) on plan assets....     4,375     (1,769)         --           --
     Company contributions..................     8,008      2,062         427          362
     Benefits paid..........................    (2,094)    (2,113)       (427)        (362)
                                              --------   --------    --------      -------
  Fair value of plan assets, September 30...  $ 43,489   $ 38,200    $     --      $    --
                                              ========   ========    ========      =======
Funded status of the plans:
  Benefit obligation in excess of plan
     assets.................................  $(16,560)  $(13,711)   $(10,319)     $(8,373)
  Unrecognized prior service cost...........     2,532      2,184         536          581
  Unrecognized net losses...................    15,592     13,279       2,512        1,096
                                              --------   --------    --------      -------
                                              $  1,564   $  1,752    $ (7,271)     $(6,696)
                                              ========   ========    ========      =======
Amounts recognized in the consolidated
  balance sheets at September 30:
     Accrued pension liability..............  $(16,562)  $(13,765)   $ (7,271)     $(6,696)
     Intangible asset.......................     2,532      2,184          --           --
     Deferred income tax asset..............     6,285      5,333          --           --
     Accumulated other comprehensive loss...     9,309      8,000          --           --
                                              --------   --------    --------      -------
                                              $  1,564   $  1,752    $ (7,271)     $(6,696)
                                              ========   ========    ========      =======



     Amounts applicable to the Company's pension plans with accumulated benefit obligations and projected benefit obligations in excess of plan assets:



                                                               2003      2002
                                                              -------   -------
Projected benefit obligation................................  $60,049   $51,911
Accumulated benefit obligation..............................   60,049    51,911
Fair value of plan assets...................................   43,489    38,200

                             NEENAH FOUNDRY COMPANY

     Components of net periodic benefit cost for the years ended September 30, 2003, 2002 and 2001, respectively, are as follows:



                                           PENSION BENEFITS                POSTRETIREMENT BENEFITS
                                ---------------------------------------   -------------------------
                                     2003          2002         2001       2003     2002     2001
                                --------------   ---------   ----------   -------   -----   -------
Service cost..................  $        1,798   $   1,512   $    1,543   $  319    $198    $  204
Interest cost.................           3,433       3,269        3,036      592     476       493
Expected return on plan
  assets......................          (3,265)     (3,486)      (3,580)      --      --        --
Amortization of prior service
  cost........................             146         146          123       45      45        45
Recognized net actuarial
  (gain) loss.................             515          26            2       47      (5)        2
                                --------------   ---------   ----------   ------    ----    ------
Net periodic benefit cost.....  $        2,627   $   1,467   $    1,124   $1,003    $714    $  744
                                ==============   =========   ==========   ======    ====    ======
Net periodic benefit cost
  included in the consolidated
  statements of operations as:
     Continuing operations....  $        2,432   $   1,373   $    1,029   $1,003    $714    $  744
     Discontinued
       operations.............             195          94           95       --      --        --
                                --------------   ---------   ----------   ------    ----    ------
                                $        2,627   $   1,467   $    1,124   $1,003    $714    $  744
                                ==============   =========   ==========   ======    ====    ======
Assumptions as of September
  30:
  Discount rate...............        6.25% to       6.75%     7.25% to     6.25%   6.75%    7.625%
                                         6.75%                   7.625%
  Expected long-term rate of
     return...................        7.50% to    6.75% to     7.50% to       --      --        --
                                         8.50%       9.00%        9.00%



     For measurement purposes, the healthcare cost trend rate was assumed to be 9.0% decreasing gradually to 5.0% in 2010 and then remaining at that level thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. A one percentage point change in the healthcare cost trend rate would have the following effect:



                                                              1% INCREASE   1% DECREASE
                                                              -----------   -----------
Effect on total of service cost and interest cost...........    $  189        $  (147)
Effect on postretirement benefit obligation.................     1,858         (1,470)



  DEFINED-CONTRIBUTION RETIREMENT PLANS



     The Company sponsors various defined-contribution retirement plans (the Plans) covering substantially all salaried and certain hourly employees. The Plans allow participants to make 401(k) contributions in amounts ranging from 1% to 15% of their compensation. The Company matches between 35% and 50% of the participants' contributions up to a maximum of 6% of the employee's compensation, as defined. The Company may make additional voluntary contributions to the Plans as determined annually by the Board of Directors. Total Company contributions for continuing operations amounted to $1,694, $1,456 and $1,840 for the years ended September 30, 2003, 2002 and 2001, respectively.



  OTHER EMPLOYEE BENEFITS



     The Company provides unfunded supplemental retirement benefits to certain active and retired employees at Dalton. At September 30, 2003, the present value of the current and long-term portion of these supplemental retirement obligations totaled $201 and $2,846, respectively. At September 30, 2002, the present value of the current and long-term portion of these supplemental retirement obligations totaled $334 and $2,955, respectively.

                             NEENAH FOUNDRY COMPANY

     Certain of Dalton's hourly employees are covered by a multi-employer, defined-benefit pension plan pursuant to a collective bargaining agreement. The Company's expense for the years ended September 30, 2003, 2002 and 2001, was $417, $397 and $470, respectively.



     Substantially all of Mercer's union employees are covered by a multiemployer, defined-benefit pension plan pursuant to a collective bargaining agreement. The Company's expense for the years ended September 30, 2003, 2002 and 2001, was $102, $119 and $135, respectively.



12.  PROVISION FOR IMPAIRMENT OF ASSETS



     In accordance with SFAS No. 144, the Company recognized an impairment charge of $74 during the year ended September 30, 2002, related to a building held for sale to adjust the carrying value of the building to fair value less costs to sell.



13.  SEGMENT INFORMATION



     The Company has two reportable segments, Castings and Forgings. The Castings segment manufactures and sells gray and ductile iron castings for the industrial and municipal markets, while the Forgings segment manufactures forged components for the industrial market. The Other segment includes machining operations and freight hauling.



     The Company evaluates performance and allocates resources based on the operating income before depreciation and amortization charges of each segment. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Intersegment sales and transfers are recorded at cost plus a share of operating profit. The following segment information is presented for continuing operations:



                                                         YEAR ENDED SEPTEMBER 30
                                                    ---------------------------------
                                                      2003        2002        2001
                                                    ---------   ---------   ---------
Revenues from external customers:
  Castings........................................  $ 349,410   $ 361,914   $ 363,833
  Forgings........................................     20,681      21,893      28,109
  Other...........................................     19,185      20,498      19,460
  Elimination of intersegment revenues............    (14,213)    (16,598)    (12,620)
                                                    ---------   ---------   ---------
                                                    $ 375,063   $ 387,707   $ 398,782
                                                    =========   =========   =========
Loss from continuing operations:
  Castings........................................  $ (22,870)  $  (5,953)  $ (13,129)
  Forgings........................................     (6,819)     (4,135)     (5,112)
  Other...........................................       (150)       (764)       (711)
  Elimination of intersegment loss................      6,969       4,899       5,823
                                                    ---------   ---------   ---------
                                                    $ (22,870)  $  (5,953)  $ (13,129)
                                                    =========   =========   =========
Total assets:
  Castings........................................  $ 641,870   $ 668,669   $ 770,044
  Forgings........................................     38,454      41,584      51,148
  Other...........................................     10,971      16,494      16,149
  Elimination of intersegment assets..............   (154,461)   (157,359)   (210,898)
                                                    ---------   ---------   ---------
                                                    $ 536,834   $ 569,388   $ 626,443
                                                    =========   =========   =========

                             NEENAH FOUNDRY COMPANY

                                                  CASTINGS   FORGINGS   OTHER     TOTAL
                                                  --------   --------   ------   -------
Year ended September 30, 2003:
  Interest expense..............................  $41,907    $ 4,803    $  735   $47,445
  Interest income...............................      825         --        --       825
  Provision (credit) for income taxes...........   (8,331)      (622)      412    (8,541)
  Depreciation and amortization expense.........   22,522      2,277     1,296    26,095
  Expenditures for long-lived assets............   11,112        217       571    11,900
Year ended September 30, 2002:
  Interest expense..............................  $38,196    $ 4,439    $  831   $43,466
  Interest income...............................      819         --        --       819
  Credit for income taxes.......................   (3,005)    (2,790)     (122)   (5,917)
  Depreciation and amortization expense.........   23,251      2,627     1,669    27,547
  Expenditures for long-lived assets............    8,558        415        82     9,055
Year ended September 30, 2001:
  Interest expense..............................  $37,518    $ 4,953    $  983   $43,454
  Interest income...............................      445         --        --       445
  Provision (credit) for income taxes...........     (813)    (3,273)       82    (4,004)
  Depreciation and amortization expense.........   29,878      3,884     1,505    35,267
  Expenditures for long-lived assets............   16,219        228       435    16,882



  GEOGRAPHIC INFORMATION



                                                                          LONG-LIVED
                                                              NET SALES   ASSETS(1)
                                                              ---------   ----------
Year ended September 30, 2003:
  United States.............................................  $364,318     $162,969
  Foreign countries.........................................    10,745           --
                                                              --------     --------
                                                              $375,063     $162,969
                                                              ========     ========
Year ended September 30, 2002:
  United States.............................................  $378,968     $173,565
  Foreign countries.........................................     8,739           --
                                                              --------     --------
                                                              $387,707     $173,565
                                                              ========     ========
Year ended September 30, 2001:
  United States.............................................  $390,656     $189,726
  Foreign countries.........................................     8,126           --
                                                              --------     --------
                                                              $398,782     $189,726
                                                              ========     ========


---------------


(1)Represents tangible long-lived assets only.

                             NEENAH FOUNDRY COMPANY

14.  GUARANTOR SUBSIDIARIES



     The following tables present condensed consolidating financial information for fiscal 2003, 2002 and 2001 for: (a) the Company, and (b) on a combined basis, the guarantors of the Senior Subordinated Notes, which include all of the wholly owned subsidiaries of the Company (Subsidiary Guarantors). Separate financial statements of the Subsidiary Guarantors are not presented because the guarantors are jointly, severally and unconditionally liable under the guarantees, and the Company believes separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors.



 CONDENSED CONSOLIDATING BALANCE SHEET SEPTEMBER 30, 2003



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.....................  $ 24,432    $    (76)    $      --       $ 24,356
  Accounts receivable, net......................    30,069      26,264            --         56,333
  Inventories...................................    21,029      35,526            --         56,555
  Deferred income taxes.........................      (400)      4,459            --          4,059
  Other current assets..........................     4,924       3,612            --          8,536
                                                  --------    --------     ---------       --------
Total current assets............................    80,054      69,785            --        149,839
Investments in and advances to subsidiaries.....   196,184          --      (196,184)            --
Property, plant and equipment, net..............    79,514      83,455            --        162,969
Deferred financing costs, identifiable
  intangible assets and goodwill, net...........   122,592      92,369            --        214,961
Other assets....................................     3,970       5,095            --          9,065
                                                  --------    --------     ---------       --------
                                                  $482,314    $250,704     $(196,184)      $536,834
                                                  ========    ========     =========       ========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities not subject to compromise:
  Accounts payable..............................  $  9,439    $ 16,846     $      --       $ 26,285
  Accrued wages and employee benefits...........     4,481       6,826            --         11,307
  Other accrued liabilities.....................     3,933       1,985            --          5,918
  Current portion of capital lease
     obligations................................        --       2,646            --          2,646
                                                  --------    --------     ---------       --------
Total current liabilities.......................    17,853      28,303            --         46,156
Long-term liabilities subject to compromise.....   465,540          --            --        465,540
Capital lease obligations.......................        --       1,583            --          1,583
Deferred income taxes...........................    18,076      15,728            --         33,804
Postretirement benefit obligations..............     7,271          --            --          7,271
Other liabilities...............................    12,590       8,906            --         21,496
Stockholder's equity (deficit)..................   (39,016)    196,184      (196,184)       (39,016)
                                                  --------    --------     ---------       --------
                                                  $482,314    $250,704     $(196,184)      $536,834
                                                  ========    ========     =========       ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING BALANCE SHEET SEPTEMBER 30, 2002



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.....................  $ 29,290    $ (3,126)    $      --       $ 26,164
  Accounts receivable, net......................    30,829      25,624            --         56,453
  Inventories...................................    20,535      30,732            --         51,267
  Refundable income taxes.......................    14,850          --            --         14,850
  Deferred income taxes.........................    (1,773)      4,432            --          2,659
  Other current assets..........................     3,372       6,820            --         10,192
                                                  --------    --------     ---------       --------
Total current assets............................    97,103      64,482            --        161,585
Investments in and advances to subsidiaries.....   198,460     (23,829)     (174,631)            --
Property, plant and equipment, net..............    83,523      90,042            --        173,565
Deferred financing costs, identifiable
  intangible assets and goodwill, net...........   129,687      94,356            --        224,043
Other assets....................................     4,191       6,004            --         10,195
                                                  --------    --------     ---------       --------
                                                  $512,964    $231,055     $(174,631)      $569,388
                                                  ========    ========     =========       ========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..............................  $  7,740    $ 14,851     $      --       $ 22,591
  Accrued wages and employee benefits...........     6,151       6,507            --         12,658
  Accrued interest..............................    13,733          --            --         13,733
  Other current liabilities.....................     1,151       3,132            --          4,283
  Current portion of long-term debt.............    40,917          --            --         40,917
  Current portion of capital lease
     obligations................................        --       2,353            --          2,353
                                                  --------    --------     ---------       --------
Total current liabilities.......................    69,692      26,843            --         96,535
Long-term debt..................................   410,515          --            --        410,515
Capital lease obligations.......................        --       4,816            --          4,816
Deferred income taxes...........................    26,110      17,776            --         43,886
Postretirement benefit obligations..............     6,696          --            --          6,696
Other liabilities...............................    12,097       6,989            --         19,086
Stockholder's equity (deficit)..................   (12,146)    174,631      (174,631)       (12,146)
                                                  --------    --------     ---------       --------
                                                  $512,964    $231,055     $(174,631)      $569,388
                                                  ========    ========     =========       ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2003



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
Net sales.......................................  $160,529    $220,102      $(5,568)       $375,063
Cost of sales...................................   117,301     210,101       (5,568)        321,834
                                                  --------    --------      -------        --------
Gross profit....................................    43,228      10,001           --          53,229
Selling, general and administrative expenses....    11,766      14,366           --          26,132
Amortization expense............................     1,832       1,987           --           3,819
Loss on disposal of equipment...................       214         (19)          --             195
                                                  --------    --------      -------        --------
Operating income................................    29,416      (6,333)          --          23,083
Other income (expense):
  Interest expense..............................   (25,589)    (21,856)          --         (47,445)
  Interest income...............................       822           3           --             825
  Reorganization expense........................    (7,874)         --           --          (7,874)
                                                  --------    --------      -------        --------
                                                   (32,641)    (21,853)          --         (54,494)
                                                  --------    --------      -------        --------
Loss from continuing operations before income
  taxes and equity in earnings of
  subsidiaries..................................    (3,225)    (28,186)          --         (31,411)
Provision (credit) for income taxes.............    (8,846)        305           --          (8,541)
                                                  --------    --------      -------        --------
                                                     5,621     (28,491)          --         (22,870)
Equity in losses of subsidiaries................   (31,182)         --       31,182              --
                                                  --------    --------      -------        --------
Loss from continuing operations.................   (25,561)    (28,491)      31,182         (22,870)
Loss from discontinued operations, net of income
  taxes.........................................        --      (1,095)          --          (1,095)
Loss on sale of discontinued operations, net of
  income tax....................................        --      (1,596)          --          (1,596)
                                                  --------    --------      -------        --------
Net loss........................................  $(25,561)   $(31,182)     $31,182        $(25,561)
                                                  ========    ========      =======        ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2002



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
Net sales.......................................  $168,519    $227,300      $(8,112)       $387,707
Cost of sales...................................   119,442     212,410       (8,112)        323,740
                                                  --------    --------      -------        --------
Gross profit....................................    49,077      14,890           --          63,967
Selling, general and administrative expenses....    13,357      15,386           --          28,743
Amortization expense............................     1,833       1,996           --           3,829
Provision for impairment of assets..............        --          74           --              74
Loss on disposal of equipment...................        98         446           --             544
                                                  --------    --------      -------        --------
Operating income................................    33,789      (3,012)          --          30,777
Other income (expense):
  Interest expense..............................   (22,568)    (20,898)          --         (43,466)
  Interest income...............................       805          14           --             819
                                                  --------    --------      -------        --------
                                                   (21,763)    (20,884)          --         (42,647)
                                                  --------    --------      -------        --------
Income (loss) from continuing operations before
  income taxes and equity in earnings of
  subsidiaries..................................    12,026     (23,896)          --         (11,870)
Provision (credit) for income taxes.............     1,293      (7,210)          --          (5,917)
                                                  --------    --------      -------        --------
                                                    10,733     (16,686)          --          (5,953)
Equity in losses of subsidiaries................   (58,436)         --       58,436              --
                                                  --------    --------      -------        --------
Loss from continuing operations.................   (47,703)    (16,686)      58,436          (5,953)
Loss from discontinued operations, net of income
  taxes.........................................        --     (41,750)          --         (41,750)
                                                  --------    --------      -------        --------
Net loss........................................  $(47,703)   $(58,436)     $58,436        $(47,703)
                                                  ========    ========      =======        ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2001



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
Net sales.......................................  $160,735    $244,175      $(6,128)       $398,782
Cost of sales...................................   113,550     227,842       (6,128)        335,264
                                                  --------    --------      -------        --------
Gross profit....................................    47,185      16,333           --          63,518
Selling, general and administrative expenses....    11,857      15,730           --          27,587
Amortization expense............................     4,919       5,570           --          10,489
Gain on disposal of equipment...................       (11)       (423)          --            (434)
                                                  --------    --------      -------        --------
Operating income................................    30,420      (4,544)          --          25,876
Other income (expense):
  Interest expense..............................   (19,828)    (23,626)          --         (43,454)
  Interest income...............................       411          34           --             445
                                                  --------    --------      -------        --------
                                                   (19,417)    (23,592)          --         (43,009)
                                                  --------    --------      -------        --------
Income (loss) from continuing operations before
  income taxes and equity in earnings of
  subsidiaries..................................    11,003     (28,136)          --         (17,133)
Provision (credit) for income taxes.............     6,361     (10,365)          --          (4,004)
                                                  --------    --------      -------        --------
                                                     4,642     (17,771)          --         (13,129)
Equity in losses of subsidiaries................   (22,096)         --       22,096              --
                                                  --------    --------      -------        --------
Loss from continuing operations.................   (17,454)    (17,771)      22,096         (13,129)
Loss from discontinued operations, net of income
  taxes.........................................        --      (4,325)          --          (4,325)
Gain on sale of discontinued operations, net of
  income taxes..................................     2,404          --           --           2,404
                                                  --------    --------      -------        --------
Net loss........................................  $(15,050)   $(22,096)     $22,096        $(15,050)
                                                  ========    ========      =======        ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED SEPTEMBER 30, 2003



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net loss........................................  $(25,561)   $(31,182)     $ 31,182       $(25,561)
Noncash adjustments.............................     5,548      18,473            --         24,021
Changes in operating assets and liabilities.....    29,427      (4,885)           --         24,542
                                                  --------    --------      --------       --------
Net cash provided by (used in) operating
  activities....................................     9,414     (17,594)       31,182         23,002
INVESTING ACTIVITIES
Investments in and advances to subsidiaries.....     1,086      30,096       (31,182)            --
Purchase of property, plant and equipment.......    (4,930)     (6,970)           --        (11,900)
Other...........................................        89         494            --            583
                                                  --------    --------      --------       --------
Net cash provided by (used in) investing
  activities....................................    (3,755)     23,620       (31,182)       (11,317)
FINANCING ACTIVITIES
Proceeds from long-term debt....................       815          --            --            815
Payments on long-term debt and capital lease
  obligations...................................   (10,041)     (2,976)           --        (13,017)
Debt issuance costs.............................    (1,291)         --            --         (1,291)
                                                  --------    --------      --------       --------
Net cash used in financing activities...........   (10,517)     (2,976)           --        (13,493)
                                                  --------    --------      --------       --------
Increase (decrease) in cash and cash
  equivalents...................................    (4,858)      3,050            --         (1,808)
Cash (overdraft) and cash equivalents at
  beginning of year.............................    29,290      (3,126)           --         26,164
                                                  --------    --------      --------       --------
Cash (overdraft) and cash equivalents at end of
  year..........................................  $ 24,432    $    (76)     $     --       $ 24,356
                                                  ========    ========      ========       ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED SEPTEMBER 30, 2002



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net loss........................................  $(47,703)   $(58,436)     $ 58,436       $(47,703)
Noncash adjustments.............................    10,773      46,780            --         57,553
Changes in operating assets and liabilities.....   (13,173)     19,759            --          6,586
                                                  --------    --------      --------       --------
Net cash provided by (used in) operating
  activities....................................   (50,103)      8,103        58,436         16,436
INVESTING ACTIVITIES
Investments in and advances to subsidiaries.....    62,066      (3,630)      (58,436)            --
Purchase of property, plant and equipment.......    (4,510)     (4,545)           --         (9,055)
Other...........................................        37        (335)           --           (298)
                                                  --------    --------      --------       --------
Net cash provided by (used in) investing
  activities....................................    57,593      (8,510)      (58,436)        (9,353)
FINANCING ACTIVITIES
Proceeds from long-term debt....................    33,400          --            --         33,400
Payments on long-term debt and capital lease
  obligations...................................   (15,424)     (2,383)           --        (17,807)
Debt issuance costs.............................      (858)         --            --           (858)
                                                  --------    --------      --------       --------
Net cash provided by (used in) financing
  activities....................................    17,118      (2,383)           --         14,735
                                                  --------    --------      --------       --------
Increase (decrease) in cash and cash
  equivalents...................................    24,608      (2,790)           --         21,818
Cash (overdraft) and cash equivalents at
  beginning of year.............................     4,682        (336)           --          4,346
                                                  --------    --------      --------       --------
Cash (overdraft) and cash equivalents at end of
  year..........................................  $ 29,290    $ (3,126)     $     --       $ 26,164
                                                  ========    ========      ========       ========

                             NEENAH FOUNDRY COMPANY

  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED SEPTEMBER 30, 2001



                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net loss........................................  $(15,050)   $(22,096)     $ 22,096       $(15,050)
Noncash adjustments.............................     7,614      29,156            --         36,770
Changes in operating assets and liabilities.....    (4,849)     (7,584)           --        (12,433)
                                                  --------    --------      --------       --------
Net cash provided by (used in) operating
  activities....................................   (12,285)       (524)       22,096          9,287
INVESTING ACTIVITIES
Investments in and advances to subsidiaries.....    14,650       7,446       (22,096)            --
Proceeds from disposition of business, net of
  fees..........................................     5,190          --            --          5,190
Purchase of property, plant and equipment.......    (4,371)    (12,511)           --        (16,882)
Other...........................................        99       5,133            --          5,232
                                                  --------    --------      --------       --------
Net cash provided by (used in) investing
  activities....................................    15,568          68       (22,096)        (6,460)
FINANCING ACTIVITIES
Proceeds from long-term debt....................     5,000          --            --          5,000
Payments on long-term debt and capital lease
  obligations...................................   (19,677)     (2,376)           --        (22,053)
Debt issuance costs.............................      (906)         --            --           (906)
                                                  --------    --------      --------       --------
Net cash used in financing activities...........   (15,583)     (2,376)           --        (17,959)
                                                  --------    --------      --------       --------
Decrease in cash and cash equivalents...........   (12,300)     (2,832)           --        (15,132)
Cash and cash equivalents at beginning of
  year..........................................    16,982       2,496            --         19,478
                                                  --------    --------      --------       --------
Cash (overdraft) and cash equivalents at end of
  year..........................................  $  4,682    $   (336)     $     --       $  4,346
                                                  ========    ========      ========       ========



15.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)



                                                      YEAR ENDED SEPTEMBER 30, 2003
                                          -----------------------------------------------------
                                          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                          -----------   -----------   -----------   -----------
Net sales...............................    $84,334       $86,959      $102,835      $100,935
Gross profit............................     12,165         9,218        17,689        14,157
Net loss................................     (4,619)       (8,105)       (3,851)       (8,986)




                                                      YEAR ENDED SEPTEMBER 30, 2002
                                          -----------------------------------------------------
                                          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                          -----------   -----------   -----------   -----------
Net sales...............................   $ 84,105       $88,461      $110,949      $104,192
Gross profit............................     10,414        10,898        21,837        20,818
Net income (loss).......................    (41,074)       (9,167)       (2,209)        4,747

                             NEENAH FOUNDRY COMPANY



                     CONDENSED CONSOLIDATED BALANCE SHEETS


               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                              REORGANIZED   REORGANIZED   PREDECESSOR
                                                              -----------   -----------   ------------
                                                                JUNE 30      OCTOBER 1    SEPTEMBER 30
                                                                 2004          2003         2003(1)
                                                              -----------   -----------   ------------
                                                              (UNAUDITED)   (UNAUDITED)
                                                ASSETS
Current assets:
  Cash and cash equivalents.................................   $     --      $     --       $ 24,356
  Accounts receivable, net..................................     77,768        56,333         56,333
  Inventories...............................................     62,802        59,459         56,555
  Deferred income taxes.....................................      2,497         2,497          4,059
  Other current assets......................................      9,911         8,113          8,113
  Current assets of discontinued operations.................        200           423            423
                                                               --------      --------       --------
    Total current assets....................................    153,178       126,825        149,839
Property, plant and equipment...............................     95,061        85,954        289,796
Less accumulated depreciation...............................      7,858            --        126,827
                                                               --------      --------       --------
                                                                 87,203        85,954        162,969
Deferred financing costs, net...............................      2,383         2,479          1,393
Identifiable intangible assets, net.........................     78,092        83,436         33,354
Goodwill....................................................     81,166        81,166        180,214
Other assets................................................      4,104         4,624          9,065
                                                               --------      --------       --------
                                                               $406,126      $384,484       $536,834
                                                               ========      ========       ========

                            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................   $ 31,890      $ 31,769       $ 26,285
  Accrued liabilities.......................................     19,558        17,225         17,225
  Current portion of long-term debt.........................     48,618            --             --
  Current portion of capital lease obligations..............      2,185         2,646          2,646
                                                               --------      --------       --------
    Total current liabilities...............................    102,251        51,640         46,156
Long-term liabilities subject to compromise.................         --            --        465,540
Long-term debt..............................................    240,454       268,550             --
Capital lease obligations...................................         71         1,583          1,583
Deferred income taxes.......................................     25,275        25,275         33,804
Postretirement benefit obligations..........................     10,679        10,319          7,271
Other liabilities...........................................     21,400        21,588         21,496
                                                               --------      --------       --------
    Total liabilities.......................................    400,130       378,955        575,850
Commitments and contingencies
STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock, par value $100 per share -- authorized,
    issued and outstanding 1,000 shares.....................        100           100            100
  Additional paid in capital-warrants.......................        611           602             --
  Capital in excess of par value............................      4,827         4,827         51,317
  Retained earnings (accumulated deficit)...................        458            --        (81,124)
  Accumulated other comprehensive loss......................         --            --         (9,309)
                                                               --------      --------       --------
    Total stockholder's equity (deficit)....................      5,996         5,529        (39,016)
                                                               --------      --------       --------
                                                               $406,126      $384,484       $536,834
                                                               ========      ========       ========


---------------


(1) The balance sheet as of September 30, 2003 has been derived from the audited financial statements as of that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.



           See notes to condensed consolidated financial statements.

                             NEENAH FOUNDRY COMPANY



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                                              REORGANIZED    PREDECESSOR
                                                              ------------   ------------
                                                              THREE MONTHS   THREE MONTHS
                                                                 ENDED          ENDED
                                                                JUNE 30,       JUNE 30,
                                                                  2004           2003
                                                              ------------   ------------
Net sales...................................................    $124,717       $102,835
Cost of sales...............................................      98,654         85,146
                                                                --------       --------
Gross profit................................................      26,063         17,689
Selling, general and administrative expenses................       6,941          6,545
Amortization of intangible assets...........................       1,773            955
Gain on disposal of equipment...............................        (205)           (27)
                                                                --------       --------
Total operating expenses....................................       8,509          7,473
                                                                --------       --------
Operating income............................................      17,554         10,216
  Net interest expense......................................      (8,468)       (12,025)
  Reorganization expense....................................          --         (3,197)
                                                                --------       --------
Income (loss) from continuing operations before income
  taxes.....................................................       9,086         (5,006)
Income tax provision (benefit)..............................         300         (2,002)
                                                                --------       --------
Net income (loss)...........................................    $  8,786       $ (3,004)
                                                                ========       ========



           See notes to condensed consolidated financial statements.

                             NEENAH FOUNDRY COMPANY



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                                           REORGANIZED   PREDECESSOR   PREDECESSOR
                                                           -----------   -----------   -----------
                                                           NINE MONTHS                 NINE MONTHS
                                                              ENDED                       ENDED
                                                            JUNE 30,     OCTOBER 1,     JUNE 30,
                                                              2004          2003          2003
                                                           -----------   -----------   -----------
Net sales................................................   $319,655       $    --      $274,128
Cost of sales............................................    268,371            --       235,056
                                                            --------       -------      --------
Gross profit.............................................     51,284            --        39,072
Selling, general and administrative expenses.............     19,300            --        19,223
Amortization of intangible assets........................      5,344            --         2,865
Gain on disposal of equipment............................       (257)           --           (14)
                                                            --------       -------      --------
Total operating expenses.................................     24,387            --        22,074
                                                            --------       -------      --------
Operating income.........................................     26,897            --        16,998
  Net interest expense...................................    (25,540)           --       (34,564)
  Reorganization gain (expense), net.....................         --        43,943        (5,046)
                                                            --------       -------      --------
Income (loss) from continuing operations before income
  taxes..................................................      1,357        43,943       (23,138)
Income tax provision (benefit)...........................        540            --        (9,255)
                                                            --------       -------      --------
Income (loss) from continuing operations.................        817        43,943       (13,883)
Loss on sale of discontinued operations, net of income
  tax benefit of $(860)..................................         --            --        (1,596)
Loss from discontinued operations, net of income tax
  benefit of $(240) and $(590)...........................       (359)           --        (1,095)
                                                            --------       -------      --------
Net income (loss)........................................   $    458       $43,943      $(16,574)
                                                            ========       =======      ========



           See notes to condensed consolidated financial statements.

                             NEENAH FOUNDRY COMPANY



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                                           REORGANIZED   PREDECESSOR   PREDECESSOR
                                                           -----------   -----------   -----------
                                                           NINE MONTHS                 NINE MONTHS
                                                              ENDED                       ENDED
                                                            JUNE 30,     OCTOBER 1,     JUNE 30,
                                                              2004          2003          2003
                                                           -----------   -----------   -----------
OPERATING ACTIVITIES
Net income (loss)........................................   $    458      $ 43,943      $(16,574)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Non-cash reorganization items..........................         --       (68,299)           --
  Depreciation and amortization..........................     13,256            --        20,186
  Amortization of deferred financing costs and
     premium/discount on notes...........................      2,111            --         1,661
  Loss on sale of discontinued operations................         --            --         2,456
  Changes in operating assets and liabilities............    (23,198)           --        (5,353)
                                                            --------      --------      --------
     Net cash provided by (used in) operating
       activities........................................     (7,373)      (24,356)        2,376
INVESTING ACTIVITIES
Purchase of property, plant and equipment................     (9,161)           --        (9,342)
Net proceeds from sale of discontinued operations........         --            --           648
                                                            --------      --------      --------
     Net cash used in investing activities...............     (9,161)           --        (8,694)
FINANCING ACTIVITIES
Proceeds from long-term debt.............................     20,131            --            --
Payments on long-term debt and capital lease
  obligations............................................     (3,246)           --       (11,821)
Debt issuance costs......................................       (351)           --          (750)
                                                            --------      --------      --------
     Net cash provided by (used in) financing
       activities........................................     16,534            --       (12,571)
                                                            --------      --------      --------
Decrease in cash and cash equivalents....................         --       (24,356)      (18,889)
Cash and cash equivalents at beginning of period.........         --        24,356        26,354
                                                            --------      --------      --------
Cash and cash equivalents at end of period...............   $     --      $     --      $  7,465
                                                            ========      ========      ========



           See notes to condensed consolidated financial statements.

                             NEENAH FOUNDRY COMPANY



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)


                                 JUNE 30, 2004


                                 (IN THOUSANDS)



NOTE 1 -- BASIS OF PRESENTATION



     On August 5, 2003, Neenah Foundry Company (the Company) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court, District of Delaware (the Bankruptcy Court). On September 26, 2003, the Bankruptcy Court confirmed the Company's Plan of Reorganization, and, on October 8, 2003, the Company consummated the Plan of Reorganization and emerged from its Chapter 11 reorganization proceedings with a significantly restructured balance sheet.



     As discussed in Note 2, the Company implemented the fresh start accounting provisions (fresh start) of the AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," (SOP 90-7) as of October 1, 2003. Under fresh start, the fair value of the reorganized Company was allocated among its assets and liabilities, and its accumulated deficit as of October 1, 2003 was eliminated. As discussed in Note 2, the implementation of fresh start has resulted in a substantial reduction in the carrying value of the Company's long-lived assets, including property, plant and equipment and intangible assets, and long-term liabilities. As a result, the predecessor financial statements are not comparable to financial statements of the reorganized Company.



     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending September 30, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in Neenah Foundry Company's Form S-4 filed on December 8, 2003.



NOTE 2 -- REORGANIZATION AND FRESH START ACCOUNTING



     The consummation of the Plan of Reorganization resulted in the $147,441 of loans under the Pre-Petition Credit Facility being terminated through payment in full with cash using proceeds from the Second Secured Notes and the New Credit Facility.



     The Plan of Reorganization also resulted in the cancellation of all of the Company's Pre-Petition Senior Subordinated Notes in exchange for the following:



     -- $30,000 in cash;



     -- $100,000 in aggregate principal amount of New Senior Subordinated Notes;



     -- Shares representing 47.5% of the issued and outstanding shares of New
       Common Stock in ACP Holding Company on a fully diluted basis as of October 8, 2003, other than shares of restricted stock granted pursuant to the Management Equity Incentive Plan of ACP Holding Company; and



     -- Rights to acquire, for $110,000 in cash in the aggregate, units for up to $119,996 face amount of Second Secured Notes and warrants to acquire up to 42.81% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003. The warrants have an exercise price of $0.01 per share and will expire 10 years from the date of issuance.

                             NEENAH FOUNDRY COMPANY

     In addition, under the Plan of Reorganization, the PIK Note was cancelled and the holder received Second Secured Notes with a principal amount equal to $13,134 and warrants to acquire up to 4.69% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003 and cash of $45.



     The Company adopted fresh start accounting as of October 1, 2003. Although the effective date of the Plan of Reorganization was October 8, 2003, due to the immateriality of the results of operations for the period between October 1, 2003 and the effective date, the Company has accounted for the consummation of the Plan of Reorganization as if it had occurred on October 1, 2003 and implemented fresh start reporting as of that date. Fresh start required that the Company adjust the historical cost of its assets and liabilities to their fair value. The fair value of the reorganized Company, or the reorganization value, of approximately $290,000 was determined by an independent party based on multiples of earnings before interest, income taxes, depreciation and amortization (EBITDA) and discounted cash flows under the Company's financial projections.



     Fresh start requires that the reorganization value be allocated to the entity's net assets in conformity with procedures specified by Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141). The Company engaged an independent appraiser to assist in the allocation of the reorganization value to the reorganized Company's assets and liabilities by determining the fair market value of its property, plant and equipment and intangible assets. The accompanying October 1, 2003 statement of operations and balance sheet show the impact of this valuation, but do not reflect any of the Company's operating results as attributable to that date. A reconciliation of the adjustments recorded in connection with the debt restructuring and the adoption of fresh start accounting are as follows:



                                             PREDECESSOR                                     REORGANIZED
                                               NEENAH                                          NEENAH
                                               FOUNDRY                                         FOUNDRY
                                               COMPANY                                         COMPANY
                                            SEPTEMBER 30,       DEBT         FRESH START     OCTOBER 1,
                                                2003        RESTRUCTURING   ADJUSTMENTS(D)      2003
                                            -------------   -------------   --------------   -----------
                                              (AUDITED)                                      (UNAUDITED)
                                                 ASSETS
Current assets:
Cash and cash equivalents.................    $ 24,356        $(24,356)       $      --       $     --
Accounts receivable, net..................      56,333              --               --         56,333
Inventories...............................      56,555              --            2,904         59,459
Deferred income taxes.....................       4,059              --           (1,562)         2,497
Other current assets......................       8,113              --               --          8,113
Current assets of discontinued
  operations..............................         423              --               --            423
                                              --------        --------        ---------       --------
Total current assets......................     149,839         (24,356)           1,342        126,825
Property, plant and equipment.............     289,796              --         (203,842)        85,954
Less accumulated depreciation.............     126,827              --         (126,827)            --
                                              --------        --------        ---------       --------
                                               162,969              --          (77,015)        85,954
Deferred financing costs, net.............       1,393           1,086               --          2,479
Identifiable intangible assets, net.......      33,354              --           50,082         83,436
Goodwill..................................     180,214              --          (99,048)        81,166
Other assets..............................       9,065              --           (4,441)         4,624
                                              --------        --------        ---------       --------
                                               224,026           1,086          (53,407)       171,705
                                              --------        --------        ---------       --------
                                              $536,834        $(23,270)       $(129,080)      $384,484
                                              ========        ========        =========       ========

                             NEENAH FOUNDRY COMPANY

                                             PREDECESSOR                                     REORGANIZED
                                               NEENAH                                          NEENAH
                                               FOUNDRY                                         FOUNDRY
                                               COMPANY                                         COMPANY
                                            SEPTEMBER 30,       DEBT         FRESH START     OCTOBER 1,
                                                2003        RESTRUCTURING   ADJUSTMENTS(D)      2003
                                            -------------   -------------   --------------   -----------
                             LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable..........................    $ 26,285       $    5,484       $      --       $ 31,769
Accrued liabilities.......................      17,225               --              --         17,225
Current portion of capital lease
  obligations.............................       2,646               --              --          2,646
                                              --------       ----------       ---------       --------
Total current liabilities.................      46,156            5,484              --         51,640
Long-term liabilities subject to
  compromise..............................     465,540         (465,540)(a)          --             --
Long-term debt............................          --          268,550(b)           --        268,550
Capital lease obligations.................       1,583               --              --          1,583
Deferred income taxes.....................      33,804               --          (8,529)        25,275
Postretirement benefit obligations........       7,271               --           3,048         10,319
Other liabilities.........................      21,496               --              92         21,588
                                              --------       ----------       ---------       --------
Total liabilities.........................     575,850         (191,506)         (5,389)       378,955
Commitments and contingencies
Stockholder's equity (deficit):
Predecessor Neenah common stock...........         100             (100)(a)          --             --
Reorganized Neenah common stock...........          --              100(c)           --            100
Additional paid-in capital -- warrants....          --              602(c)           --            602
Capital in excess of par value............      51,317               --         (46,490)         4,827
Accumulated deficit.......................     (81,124)         167,634         (86,510)            --
Accumulated other comprehensive loss......      (9,309)              --           9,309             --
                                              --------       ----------       ---------       --------
Total stockholder's equity (deficit)......     (39,016)         168,236        (123,691)         5,529
                                              --------       ----------       ---------       --------
                                              $536,834       $  (23,270)      $(129,080)      $384,484
                                              ========       ==========       =========       ========


---------------


(a) To record the discharge of pre-petition indebtedness, including $26,183 of accrued interest and the elimination of Predecessor Neenah's common stock.



(b) Record borrowings of $47,112 on the New Credit Facility, the issuance of $100,000 New Senior Subordinated Notes and the issuance of $121,438 (net of discount of $11,692) of Second Secured Notes.



(c) To record the issuance of common stock in Reorganized Neenah and detachable warrants issued with the Second Secured Notes.



(d) To adjust the carrying value of assets, liabilities and stockholder's equity to fair value, in accordance with fresh start accounting.



     In accordance with SOP 90-7, liabilities subject to compromise reflected in the accompanying consolidated balance sheet at September 30, 2003 were recorded at the amount allowed on pre-petition claims in the Chapter 11 proceedings. Other obligations that were not subject to compromise retained their historical balance sheet classifications and amounts.

                             NEENAH FOUNDRY COMPANY

     Liabilities subject to compromise consist of the following as of September 30, 2003:



Senior Subordinated Notes...................................  $282,000
Credit Facility.............................................   147,441
PIK Note....................................................     9,900
Accrued interest............................................    26,183
Other debt..................................................        16
                                                              --------
                                                              $465,540
                                                              ========



     Reorganization gain for the Predecessor on October 1, 2003 consists of the following:



Net gain on extinguishment of debt..........................   $167,634
Net loss resulting from fresh start fair value adjustments
  to assets and liabilities.................................   (123,691)
                                                               --------
Total reorganization gain...................................   $ 43,943
                                                               ========



NOTE 3 -- DISCONTINUED OPERATIONS



     On December 27, 2002, the Company sold substantially all of the assets of Belcher Corporation (Belcher) for cash of $648 (net of fees and escrow deposits), a note receivable ($1,500) and preferred stock ($1,000). The result of the transaction was a loss on sale of $1,596, net of income taxes of $860, for the nine months ended June 30, 2003. With the exception of pension liabilities and post-retirement benefits of employees retiring prior to December 27, 2002, the buyer assumed all liabilities of Belcher in connection with the sale.



     In accordance with the provisions of SFAS No.144, "Accounting for the 'Impairment or Disposal of Long-Lived Assets," the results of operations for Belcher have been reported as discontinued operations in the accompanying statements of operations. Previously, Belcher was included in the Castings segment. Revenues for Belcher for nine months ended June 30, 2003 were $3,186. There were no revenues generated by Belcher in the three months ended June 30, 2003.



NOTE 4 -- INVENTORIES



     The components of inventories are as follows:



                                                              REORGANIZED    PREDECESSOR
                                                              -----------   -------------
                                                               JUNE 30,     SEPTEMBER 30,
                                                                 2004           2003
                                                              -----------   -------------
Raw materials...............................................    $ 4,866        $ 3,709
Work in process and finished goods..........................     44,506         38,731
Supplies....................................................     13,430         14,115
                                                                -------        -------
                                                                $62,802        $56,555
                                                                =======        =======



NOTE 5 -- RECENT ACCOUNTING PRONOUNCEMENTS



     In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," which expands upon and strengthens existing accounting guidance concerning when a company should include in its financial statements the assets, liabilities and activities of another entity. A Variable Interest Entity ("VIE") does not share economic risk and reward through typical equity ownership arrangements. Instead, contractual or other relationships re-distribute economic risks and rewards among equity holders and other

                             NEENAH FOUNDRY COMPANY
parties. Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. FIN 46 also requires disclosures about VIEs that a company is not required to consolidate but in which it has a significant variable interest. The adoption of FIN 46 did not have a material impact on the Company's results of operations or financial position.



     In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits," to improve financial statement disclosures for defined benefit plans. The standard requires that companies provide more details about their plan assets, benefit obligations, cash flows, benefit costs and other relevant information including a breakdown of plan assets, a description of investment policies and strategies and target allocation percentages. The guidance is effective for fiscal years ending after December 15, 2003, and for quarters beginning after December 15, 2003.



NOTE 6 -- LONG-LIVED ASSETS



     As discussed in Note 2, the Company applied fresh start accounting on October 1, 2003. Accordingly, its property, plant and equipment and identifiable intangible assets have been recorded at their then fair values.



     Property, Plant and Equipment. Property, plant and equipment consist of the following components:



                                                   REORGANIZED   REORGANIZED   PREDECESSOR
                                                   -----------   -----------   ------------
                                                     JUNE 30      OCTOBER 1    SEPTEMBER 30
                                                      2004          2003           2003
                                                   -----------   -----------   ------------
Land.............................................    $ 6,333       $ 6,271       $  6,036
Buildings and improvements.......................     15,415        15,286         27,854
Machinery and equipment..........................     58,131        52,025        222,778
Patterns.........................................     10,541         9,978         29,928
Construction in progress.........................      4,641         2,394          3,200
                                                     -------       -------       --------
                                                      95,061        85,954        289,796
Less accumulated depreciation....................      7,858            --        126,827
                                                     -------       -------       --------
                                                     $87,203       $85,954       $162,969
                                                     =======       =======       ========



     Depreciation expense related to property, plant and equipment for the reorganized Company's nine months ended June 30, 2004 was $7,912 and for the predecessor Company's nine months ended June 30, 2003 was $17,321.



     Identifiable Intangibles. Identifiable intangible assets consisted of the following components:



                                                   REORGANIZED   REORGANIZED   PREDECESSOR
                                                   -----------   -----------   ------------
                                                     JUNE 30      OCTOBER 1    SEPTEMBER 30
                                                      2004          2003           2003
                                                   -----------   -----------   ------------
Customer lists...................................    $67,000       $67,000       $31,441
Patents..........................................        155           155           270
Trade names......................................     16,281        16,281        22,553
Internally printed materials.....................         --            --         1,025
                                                     -------       -------       -------
                                                      83,436        83,436        55,289
Less accumulated amortization....................      5,344            --        21,935
                                                     -------       -------       -------
                                                     $78,092       $83,436       $33,354
                                                     =======       =======       =======

                             NEENAH FOUNDRY COMPANY

     Amortization expense related to identifiable intangible assets for the reorganized Company's nine months ended June 30, 2004 was $5,344 and for the predecessor Company's nine months ended June 30, 2003 was $2,865.



NOTE 7 -- LONG-TERM DEBT



     As discussed in Note 2, the consummation of the Plan of Reorganization resulted in $147,441 of loans under the Pre-Petition Credit Facility being terminated through payment in full with cash using proceeds from the Second Secured Notes and the New Credit Facility.



     The Plan of Reorganization also resulted in the cancellation of all of the Company's Pre-Petition Senior Subordinated Notes in exchange for the following:



     -- $30,000 in cash;



     -- $100,000 in aggregate principal amount of New Senior Subordinated Notes;



     -- Shares representing 47.5% of the issued and outstanding shares of New
       Common Stock in ACP Holding Company on a fully diluted basis as of October 8, 2003, other than shares of restricted stock granted pursuant to the Management Equity Incentive Plan of ACP Holding Company; and



     -- Rights to acquire, for $110,000 in cash in the aggregate, units for up to $119,996 face amount of Second Secured Notes and warrants to acquire up to 42.81% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003.



     In addition, under the Plan of Reorganization, the PIK Note was cancelled and the holder received Second Secured Notes with a principal amount equal to $13,134 and warrants to acquire up to 4.69% of the new ACP Holding Company Common Stock on a fully diluted basis as of October 8, 2003 and cash of $45.



     The New Credit Facility has a 5-year maturity, provides for a revolving credit line of up to $70,000, a term loan in the aggregate amount of up to $22,085, contains various financial and non-financial covenants and is secured by substantially all of the Company's tangible and intangible assets. The interest rate on the New Credit Facility is based on LIBOR plus an applicable margin, based upon the Company meeting certain financial statistics. The Company, including its wholly-owned subsidiaries, jointly and severally guarantee the Company's obligation under the New Credit Facility. The Second Secured Notes are due in 2010 and bear interest at 11%. The New Senior Subordinated Notes bear interest at 13% and are due in 2013.



NOTE 8 -- STOCKHOLDER'S EQUITY



     Pursuant to the Company's Certificate of Incorporation that was adopted in connection with the Plan of Reorganization, the Company has the authority to issue 1,000 shares of new common stock. At June 30, 2004, 1,000 shares of new common stock had been issued.



     As a result of the cancellation of the Pre-Petition Senior Subordinated Notes and the PIK Note, discussed in Note 2, such holders were granted warrants to purchase shares up to an additional 47.50% of the new ACP Holding Company Common Stock. The fair value of the warrants at date of issuance are included in the reorganized Company's stockholder's equity in the accompanying condensed consolidated balance sheet. The warrants have an exercise price of $0.01 per share and will expire 10 years from the date of issuance.

                             NEENAH FOUNDRY COMPANY

NOTE 9 -- EMPLOYEE BENEFIT PLANS



COMPONENTS OF NET PERIODIC BENEFIT COST



     The Company has five defined-benefit pension plans covering the majority of its hourly employees. Components of net periodic benefit costs are as follows for the three and nine months ended June 30, (in thousands):



                                                                               POSTRETIREMENT
                                                           PENSION BENEFITS       BENEFITS
                                                           -----------------   ---------------
                                                             THREE MONTHS       THREE MONTHS
                                                            ENDED JUNE 30,     ENDED JUNE 30,
                                                           -----------------   ---------------
                                                            2004      2003      2004     2003
                                                           -------   -------   ------   ------
Service cost.............................................   $491      $450      $ 60     $ 80
Interest cost............................................    896       858       116      148
Expected return on plan assets...........................   (890)     (816)       --       --
Amortization of prior service cost.......................     10        36        11       11
Recognized net actuarial loss............................     37       129        --       12
                                                            ----      ----      ----     ----
Net periodic benefit cost................................   $544      $657      $187     $251
                                                            ====      ====      ====     ====



                                                                            POSTRETIREMENT
                                                        PENSION BENEFITS       BENEFITS
                                                        -----------------   ---------------
                                                           NINE MONTHS        NINE MONTHS
                                                         ENDED JUNE 30,     ENDED JUNE 30,
                                                        -----------------   ---------------
                                                         2004      2003      2004     2003
                                                        -------   -------   ------   ------
Service cost..........................................  $1,473    $1,350     $180     $240
Interest cost.........................................   2,688     2,574      348      444
Expected return on plan assets........................  (2,670)   (2,448)      --       --
Amortization of prior service cost....................      30       108       33       33
Recognized net actuarial loss.........................     111       387       --       36
                                                        ------    ------     ----     ----
Net periodic benefit cost.............................  $1,632    $1,971     $561     $753
                                                        ======    ======     ====     ====



EMPLOYER CONTRIBUTIONS



     For the nine months ended June 30, 2004, $1.4 million of contributions have been made. The Company presently anticipates contributing an additional $1.2 million to fund its pension plans in 2004 for a total of $2.6 million.

                             NEENAH FOUNDRY COMPANY

NOTE 10 -- GUARANTOR SUBSIDIARIES



     The following tables present condensed consolidating financial information as of June 30, 2004 and September 30, 2003 and for the three and nine months ended June 30, 2004 and 2003 for: (a) the Company and (b) on a combined basis, the guarantors of the Senior Subordinated Notes, which include all of the wholly owned subsidiaries of the Company (Subsidiary Guarantors). Separate financial statements of the Subsidiary Guarantors are not presented because the guarantors are jointly, severally and unconditionally liable under the guarantees, and the Company believes separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors.



                     CONDENSED CONSOLIDATING BALANCE SHEET



                                                                     JUNE 30, 2004
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
                                               ASSETS
Current assets:
  Cash and cash equivalents.....................  $    890    $   (890)     $     --       $     --
  Accounts receivable, net......................    36,778      40,990            --         77,768
  Inventories...................................    27,774      35,028            --         62,802
  Deferred income taxes.........................    (3,729)      6,226            --          2,497
  Other current assets..........................     6,387       3,724            --         10,111
                                                  --------    --------      --------       --------
Total current assets............................    68,100      85,078            --        153,178
Investments in and advances to subsidiaries.....    97,907          --       (97,907)            --
Property, plant and equipment, net..............    31,762      55,441            --         87,203
Deferred financing costs and identifiable
  intangible assets, net........................    61,059      19,416            --         80,475
Goodwill........................................    81,166          --            --         81,166
Other assets....................................     1,955       2,149            --          4,104
                                                  --------    --------      --------       --------
                                                  $341,949    $162,084      $(97,907)      $406,126
                                                  ========    ========      ========       ========

                             NEENAH FOUNDRY COMPANY

                                                                     JUNE 30, 2004
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------

                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..............................  $  8,328    $ 23,562      $     --       $ 31,890
  Accrued liabilities...........................     9,196      10,362            --         19,558
  Current portion of long-term debt.............    48,618          --            --         48,618
  Current portion of capital lease
     obligations................................        --       2,185            --          2,185
                                                  --------    --------      --------       --------
Total current liabilities.......................    66,142      36,109            --        102,251
Long-term debt..................................   240,454          --                      240,454
Capital lease obligations.......................        --          71            --             71
Deferred income taxes...........................     5,932      19,343            --         25,275
Postretirement benefit obligations..............    10,679          --            --         10,679
Other liabilities...............................    12,746       8,654            --         21,400
Stockholder's equity............................     5,996      97,907       (97,907)         5,996
                                                  --------    --------      --------       --------
                                                  $341,949    $162,084      $(97,907)      $406,126
                                                  ========    ========      ========       ========



              CONDENSED CONSOLIDATING BALANCE SHEET -- PREDECESSOR



                                                                  SEPTEMBER 30, 2003
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
                                               ASSETS
Current assets:
  Cash and cash equivalents.....................  $ 24,432    $    (76)    $      --       $ 24,356
  Accounts receivable, net......................    30,069      26,264            --         56,333
  Inventories...................................    21,029      35,526            --         56,555
  Deferred income taxes.........................      (400)      4,459            --          4,059
  Other current assets..........................     4,924       3,612            --          8,536
                                                  --------    --------     ---------       --------
Total current assets............................    80,054      69,785            --        149,839
Investments in and advances to subsidiaries.....   196,184          --      (196,184)            --
Property, plant and equipment, net..............    79,514      83,455            --        162,969
Deferred financing costs and identifiable
  intangible assets, net........................    16,827      17,920            --         34,747
Goodwill, net...................................   105,765      74,449            --        180,214
Other assets....................................     3,970       5,095            --          9,065
                                                  --------    --------     ---------       --------
                                                  $482,314    $250,704     $(196,184)      $536,834
                                                  ========    ========     =========       ========

                             NEENAH FOUNDRY COMPANY

                                                                  SEPTEMBER 30, 2003
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------

                           LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..............................  $  9,439    $ 16,846     $      --       $ 26,285
  Accrued liabilities...........................     8,414       8,811            --         17,225
  Current portion of capital lease
     obligations................................        --       2,646            --          2,646
                                                  --------    --------     ---------       --------
Total current liabilities.......................    17,853      28,303            --         46,156
Long-term debt subject to compromise............   465,540          --            --        465,540
Capital lease obligations.......................        --       1,583            --          1,583
Deferred income taxes...........................    18,076      15,728            --         33,804
Postretirement benefit obligations..............     7,271          --            --          7,271
Other liabilities...............................    12,590       8,906            --         21,496
Stockholder's equity (deficit)..................   (39,016)    196,184      (196,184)       (39,016)
                                                  --------    --------     ---------       --------
                                                  $482,314    $250,704     $(196,184)      $536,834
                                                  ========    ========     =========       ========



                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                                                            THREE MONTHS ENDED JUNE 30, 2004
                                                   --------------------------------------------------
                                                             SUBSIDIARY
                                                   COMPANY   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                   -------   ----------   ------------   ------------
Net sales........................................  $57,248    $69,055       $(1,586)       $124,717
Cost of sales....................................   39,405     60,835        (1,586)         98,654
                                                   -------    -------       -------        --------
Gross profit.....................................   17,843      8,220            --          26,063
Selling, general and administrative expenses.....    3,142      3,799            --           6,941
Amortization of intangible assets................    1,426        347            --           1,773
Gain on disposal of equipment....................       (5)      (200)           --            (205)
                                                   -------    -------       -------        --------
Operating income.................................   13,280      4,274            --          17,554
Net interest expense.............................   (4,454)    (4,014)           --          (8,468)
                                                   -------    -------       -------        --------
Income from continuing operations before income
  taxes and equity in earnings of subsidiaries...    8,826        260            --           9,086
Income tax provision.............................      300         --            --             300
                                                   -------    -------       -------        --------
                                                     8,526        260            --           8,786
Equity in earnings of subsidiaries...............      260         --          (260)             --
                                                   -------    -------       -------        --------
Net income.......................................  $ 8,786    $   260       $  (260)       $  8,786
                                                   =======    =======       =======        ========

                             NEENAH FOUNDRY COMPANY

         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- PREDECESSOR



                                                            THREE MONTHS ENDED JUNE 30, 2003
                                                   --------------------------------------------------
                                                             SUBSIDIARY
                                                   COMPANY   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                   -------   ----------   ------------   ------------
Net sales........................................  $45,707    $58,587       $(1,459)       $102,835
Cost of sales....................................   31,851     54,754        (1,459)         85,146
                                                   -------    -------       -------        --------
Gross profit.....................................   13,856      3,833            --          17,689
Selling, general and administrative expenses.....    3,115      3,430            --           6,545
Amortization of intangible assets................      458        497            --             955
Gain on disposal of equipment....................       (1)       (26)           --             (27)
                                                   -------    -------       -------        --------
Operating income (loss)..........................   10,284        (68)           --          10,216
Net interest expense.............................   (6,443)    (5,582)           --         (12,025)
Reorganization expense...........................   (3,197)        --            --          (3,197)
                                                   -------    -------       -------        --------
Income (loss) before income taxes and equity in
  loss of subsidiaries...........................      644     (5,650)           --          (5,006)
Income tax provision (benefit)...................      373     (2,375)           --          (2,002)
                                                   -------    -------       -------        --------
                                                       271     (3,275)           --          (3,004)
Equity in loss of subsidiaries...................   (3,275)        --         3,275              --
                                                   -------    -------       -------        --------
Net loss.........................................  $(3,004)   $(3,275)      $ 3,275        $ (3,004)
                                                   =======    =======       =======        ========



                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                                                            NINE MONTHS ENDED JUNE 30, 2004
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
Net sales.......................................  $135,254    $188,437      $(4,036)       $319,655
Cost of sales...................................    99,002     173,405       (4,036)        268,371
                                                  --------    --------      -------        --------
Gross profit....................................    36,252      15,032           --          51,284
Selling, general and administrative expenses....     8,817      10,483           --          19,300
Amortization of intangible assets...............     4,279       1,065           --           5,344
Gain on disposal of equipment...................       (53)       (204)          --            (257)
                                                  --------    --------      -------        --------
Operating income................................    23,209       3,688           --          26,897
Net interest expense............................   (13,455)    (12,085)          --         (25,540)
                                                  --------    --------      -------        --------
Income (loss) from continuing operations before
  income taxes and equity in loss of
  subsidiaries..................................     9,754      (8,397)          --           1,357
Income tax provision............................       540          --           --             540
                                                  --------    --------      -------        --------
                                                     9,214      (8,397)          --             817
Equity in loss of subsidiaries..................    (8,756)         --        8,756              --
                                                  --------    --------      -------        --------
Income (loss) from continuing operations........       458      (8,397)       8,756             817
Loss from discontinued operations...............        --        (359)          --            (359)
                                                  --------    --------      -------        --------
Net income (loss)...............................  $    458    $ (8,756)     $ 8,756        $    458
                                                  ========    ========      =======        ========

                             NEENAH FOUNDRY COMPANY

         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- PREDECESSOR



                                                            NINE MONTHS ENDED JUNE 30, 2003
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
Net sales.......................................  $113,272    $164,884      $(4,028)       $274,128
Cost of sales...................................    83,104     155,980       (4,028)        235,056
                                                  --------    --------      -------        --------
Gross profit....................................    30,168       8,904           --          39,072
Selling, general and administrative expenses....     8,304      10,919           --          19,223
Amortization of intangible assets...............     1,375       1,490           --           2,865
Loss (gain) on disposal of equipment............        27         (41)          --             (14)
                                                  --------    --------      -------        --------
Operating income (loss).........................    20,462      (3,464)          --          16,998
Net interest expense............................   (18,262)    (16,828)          --         (35,090)
Reorganization expense..........................    (5,046)         --           --          (5,046)
                                                  --------    --------      -------        --------
Loss from continuing operations before income
  taxes and equity in loss of subsidiaries......    (2,846)    (20,292)          --         (23,138)
Income tax benefit..............................      (960)     (8,295)          --          (9,255)
                                                  --------    --------      -------        --------
                                                    (1,886)    (11,997)          --         (13,883)
Equity in loss of subsidiaries..................   (14,688)         --       14,688              --
                                                  --------    --------      -------        --------
Loss from continuing operations.................   (16,574)    (11,997)      14,688         (13,883)
Loss on sale of discontinued operations, net of
  tax...........................................        --      (1,596)          --          (1,596)
Loss from discontinued operations, net of tax...        --      (1,095)          --          (1,095)
                                                  --------    --------      -------        --------
Net loss........................................  $(16,574)   $(14,688)     $14,688        $(16,574)
                                                  ========    ========      =======        ========

                             NEENAH FOUNDRY COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                                                            NINE MONTHS ENDED JUNE 30, 2004
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net income (loss)...............................  $    458    $(8,756)      $ 8,756        $    458
Adjustments to reconcile net loss to net cash
  used in operating activities:
     Depreciation and amortization..............     5,908      7,348            --          13,256
     Amortization of deferred financing costs
       and discount on notes....................     2,111         --            --           2,111
     Changes in operating assets and
       liabilities..............................   (20,357)    (2,841)           --         (23,198)
                                                  --------    -------       -------        --------
Net cash used in operating activities...........   (11,880)    (4,249)        8,756          (7,373)
INVESTING ACTIVITIES
Investments in and advances to subsidiaries.....    (2,973)    11,729        (8,756)             --
Purchase of property, plant and equipment.......    (2,840)    (6,321)           --          (9,161)
                                                  --------    -------       -------        --------
Net cash provided by (used in) investing
  activities....................................    (5,813)     5,408        (8,756)         (9,161)
FINANCING ACTIVITIES
Proceeds from long-term debt....................    20,131         --            --          20,131
Payments on long-term debt and capital lease
  obligations...................................    (1,273)    (1,973)           --          (3,246)
Deferred financing costs........................      (351)        --            --            (351)
                                                  --------    -------       -------        --------
Net cash provided by (used in) financing
  activities....................................    18,507     (1,973)           --          16,534
                                                  --------    -------       -------        --------
Increase (decrease) in cash and cash
  equivalents...................................       814       (814)           --              --
Cash and cash equivalents at beginning of
  period........................................        76        (76)           --              --
                                                  --------    -------       -------        --------
Cash and cash equivalents at end of period......  $    890    $  (890)      $    --        $     --
                                                  ========    =======       =======        ========

                             NEENAH FOUNDRY COMPANY

         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- PREDECESSOR



                                                            NINE MONTHS ENDED JUNE 30, 2003
                                                  ---------------------------------------------------
                                                             SUBSIDIARY
                                                  COMPANY    GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  --------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net loss........................................  $(16,574)   $(14,688)     $ 14,688       $(16,574)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................     7,900      12,286            --         20,186
  Amortization of deferred financing costs and
     premium on notes...........................     1,661          --            --          1,661
  Loss on sale of discontinued operations.......        --       2,456            --          2,456
  Changes in operating assets and liabilities...     3,423      (8,776)           --         (5,353)
                                                  --------    --------      --------       --------
Net cash provided by (used in) operating
  activities....................................    (3,590)     (8,722)       14,688          2,376
INVESTING ACTIVITIES
Investments in and advances to subsidiaries.....    (1,976)     16,664       (14,688)            --
Purchase of property, plant and equipment.......    (3,675)     (5,667)           --         (9,342)
Net proceeds from sale of discontinued
  operations....................................        --         648            --            648
                                                  --------    --------      --------       --------
Net cash provided by (used in) investing
  activities....................................    (5,651)     11,645       (14,688)        (8,694)
FINANCING ACTIVITIES
Payments on long-term debt and capital lease
  obligations...................................   (10,020)     (1,801)           --        (11,821)
Deferred financing costs........................      (750)         --            --           (750)
                                                  --------    --------      --------       --------
Net cash used in financing activities...........   (10,770)     (1,801)           --        (12,571)
                                                  --------    --------      --------       --------
Increase (decrease) in cash and cash
  equivalents...................................   (20,011)      1,122            --        (18,889)
Cash and cash equivalents at beginning of
  period........................................    29,290      (2,936)           --         26,354
                                                  --------    --------      --------       --------
Cash and cash equivalents at end of period......  $  9,279    $ (1,814)     $     --       $  7,465
                                                  ========    ========      ========       ========



NOTE 11 -- SEGMENT INFORMATION



     The Company has two reportable segments, Castings and Forgings. The Castings segment manufactures and sells castings for the industrial and municipal markets, while the Forgings segment manufactures forged components for the industrial market. The Other segment includes machining operations and freight hauling.



     The Company evaluates performance and allocates resources based on the operating income before depreciation and amortization charges of each segment. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Intersegment sales and

                             NEENAH FOUNDRY COMPANY
transfers are recorded at cost plus a share of operating profit. The following segment information is presented for continuing operations:



                                          REORGANIZED   PREDECESSOR   REORGANIZED   PREDECESSOR
                                          -----------   -----------   -----------   -----------
                                             THREE MONTHS ENDED           NINE MONTHS ENDED
                                                  JUNE 30,                    JUNE 30,
                                          -------------------------   -------------------------
                                             2004          2003          2004          2003
                                          -----------   -----------   -----------   -----------
Revenues from continuing operations:
  Castings..............................   $115,177      $ 96,021      $294,594      $254,837
  Forgings..............................      7,763         5,644        20,124        15,525
  Other.................................      6,297         4,885        16,640        14,523
  Elimination of intersegment
     revenues...........................     (4,520)       (3,715)      (11,703)      (10,757)
                                           --------      --------      --------      --------
Consolidated............................   $124,717      $102,835      $319,655      $274,128
                                           ========      ========      ========      ========
Income (loss) from continuing
  operations:
  Castings..............................   $  8,849      $ (6,698)     $ (6,820)     $(28,558)
  Forgings..............................       (666)       (2,186)       (2,607)       (6,255)
  Other.................................        863           226         1,839           536
  Elimination of intersegment loss......       (260)        5,653         8,405        20,394
                                           --------      --------      --------      --------
Consolidated............................   $  8,786      $ (3,004)     $    817      $(13,883)
                                           ========      ========      ========      ========



                                                              REORGANIZED    PREDECESSOR
                                                              -----------   -------------
                                                               JUNE 30,     SEPTEMBER 30,
                                                                 2004           2003
                                                              -----------   -------------
Total assets:
  Castings..................................................   $411,233       $ 641,870
  Forgings..................................................      7,653          38,454
  Other.....................................................     12,372          10,971
  Elimination of intersegment assets........................    (25,132)       (154,461)
                                                               --------       ---------
Consolidated................................................   $406,126       $ 536,834
                                                               ========       =========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $23,244,679


                             NEENAH FOUNDRY COMPANY

                       11% SENIOR SECURED NOTES DUE 2010

                           -------------------------

                                   PROSPECTUS
                           -------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable by Neenah Foundry Company in connection with this registration statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.


Filing fee -- Securities and Exchange Commission............  $  3,056
Fees and expenses of legal counsel..........................  $130,000
Printing expenses...........................................  $138,000
Fees and expenses of accountants............................  $100,000
Miscellaneous expenses......................................  $  5,000
  Total.....................................................  $376,056


     All of the amounts shown are estimates except for the filing fee payable to the Securities and Exchange Commission.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Advanced Cast Products, Inc is a corporation organized under the laws of the State of Delaware.

          Article Seven of the Certificate of Incorporation of Advanced Cast Products, Inc. provides that:

             To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this corporations shall not be liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a Director.

          Article Thirteen of the By-Laws of Advanced Cast Products, Inc. provides that:

             The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise at the request of the corporation, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, in any circumstances, and to the full extent, permitted by Section 145 of the Delaware Corporation Law, any amendment thereto, or any law of similar import.

     (b) Mercer Forge Corporation is a corporation organized under the laws of the State of Delaware.

          Article Four of the By-Laws of Mercer Forge Corporation provides that:

             Every person now or hereafter serving as a director or officer of the corporation and every such director or officer serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

             Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director of officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the corporation as authorized in Article Four of the By-Laws.

             The right of indemnification provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

             The Certificate of Incorporation of Mercer Forge Corporations contains no provision relating to indemnification.

     (c) Neenah Foundry Company is a corporation organized under the laws of the State of Wisconsin.

          Article Six of the Amended and Restated Certificate of Incorporation of Neenah Foundry provides that:

             To the fullest extent permitted by the Business Corporation Law of the State of Wisconsin as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

             Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL"), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation, and that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or
        (4) willful misconduct.

             Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation's articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

             Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

             Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

             Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

          Article Eight of the By-Laws of Neenah Foundry Company provides that for indemnification of the corporation's officers and directors in accordance with the WBCL.

     (d) Neenah Transport, Inc. is a corporation organized under the laws of the State of Wisconsin.

          Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL"), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation, and that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

          Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation's articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

          Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
     180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

          Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

          Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

          Neither the Amended nor the Restated Certificate of Incorporation or the By-Laws of Neenah Transport, Inc. contain provisions relating to indemnification.

     (e) Cast Alloys, Inc. is a corporation organized under the laws of the State of California.

          Articles Five of the Restated Articles of Incorporation of Cast Alloys, Inc. provides that:

             To the fullest extent permitted by the General Corporation Law of the State of California as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

             Section 317 of the California General Corporation Law empowers California corporations to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, (other than an action by or in right of the corporation), against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (i) in good faith and (ii) in a manner that he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful. In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (i) in good faith and (ii) in a manner he or she believed to be in the best interests of the corporation and its shareholders.

             The By-Laws of Cast Alloys, Inc. contain no provision relating to indemnification.

     (f) Gregg Industries, Inc. is a corporation organized under the laws of the State of California.

          Section 317 of the California General Corporation Law empowers California corporations to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, (other than an action by or in right of the corporation), against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (i) in good faith and (ii) in a manner that he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful. In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (i) in good faith and (ii) in a manner he or she believed to be in the best interests of the corporation and its shareholders.

          The Amended and Restated Articles of Incorporation of Gregg Industries, Inc. contain no provision relating to indemnification.

          Section Six of the By-Laws of Gregg Industries, Inc. provides for indemnification (including expenses) consistent with Section 317 of the California General Corporation Law.

     (g) A & M Specialties, Inc. is a corporation organized under the laws of the State of Pennsylvania.

          Article Three of the Articles of Incorporation of A & M Specialties, Inc. provides that the corporation is incorporated under the Business Corporation Law of the State of Pennsylvania.

          Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorneys' fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

          In addition, a director of a Pennsylvania Corporation does not have personal liability for monetary damages to the Corporation and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

          Article IV of the By-Laws of A & M Specialties, Inc. provides that:

             A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:
        (a) the director has breached or failed to perform the duties of his or her office under this section; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The preceding provisions shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, State or Federal law.

     (h) Peerless Corporation is a corporation organized under the laws of the State of Ohio.

          Article Three of the Articles of Incorporation of Peerless Corporation, provides that the corporation is incorporated under the General Corporation Laws of the State of Ohio.

          Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

          Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

          Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio and Ohio corporations may, among other things, procure insurance for such persons.

          Article IV of the Code of Regulations of Peerless Corporation provides that:

             The Corporation shall indemnify any Director or officer to the fullest extent provided by, or permissible under, Section 17.01.13(E), Ohio Revised Code; and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any Director or officer which any Ohio corporation may have power to take, by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio Corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual indemnification.

             The Corporation may purchase and maintain insurance for protection of the Corporation and for protection of any Director, officer, employee and/or any other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Section 1701.13(E)(7), Ohio Revised Code or otherwise. Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

     (i) Dalton Corporation, Ashland Manufacturing Facility and Dalton Corporation, Stryker Manufacturing Facility are corporations organized under the laws of the State of Ohio.

          Article Three of the Articles of Incorporation of Dalton Corporation, Ashland Manufacturing Facility and Dalton Corporation, Stryker Manufacturing Facility provides that the corporation is incorporated under the General Corporation Laws of the State of Ohio.

          Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

          Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

          Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio and Ohio corporations may, among other things, procure insurance for such persons.

          Article Seven of the Articles of Incorporation of Dalton Corporation, Ashland Manufacturing Facility and Dalton Corporation, Stryker Manufacturing Facility provides that:

             The Corporation shall indemnify the officers, directors, employees and agents of the Corporation (including expenses) asserted or incurred in the defense of any proceeding to which the individual was made a party or a witness because of his status with the Corporation and in which the individual was (a) wholly successful on the merits or otherwise or (b) in which the Corporation and in (acting in accordance with this provision) determines that the individual's conduct and beliefs met the standard of conduct prescribed by the Code, although the individual is entitled to indemnification. However, in a proceeding brought by or in the right of the Corporation, if an individual was adjudged liable to the Corporation, indemnification shall be made only upon order of a court acting upon the individual's application for court-ordered indemnification.

     (j) Deeter Foundry, Inc. is a corporation organized under the laws of the State of Nebraska.

          Sections 21-20, 103 through 21-20, 111 of the Nebraska Business Corporation Act ("NBCA") provide, in part, that the directors and officers of a corporation may, under certain circumstances, be indemnified by the corporation against all liability expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the corporation, if they act in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          With certain limitations, Sections 721 through 726 of the NCBL permit a corporation to indemnify a director or officer made a party to an action
     (a) by a corporation or in its right in order to procure a judgment in its favor unless he or she shall have breached his or her duties, or (b) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to such corporation's interest, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful.

          Article VII of the By-Laws of Deeter Foundry, Inc. provides that for compliance with the terms of the NBCA described above.

     (k) Dalton Corporation, Dalton Corporation, Warsaw Manufacturing Facility and Dalton Corporation, Kendallville Manufacturing Facility are corporations organized under the laws of the State of Indiana.

          Subdivision E of the Articles of Acceptance of Dalton Corporation, Dalton Corporation, Warsaw Manufacturing Facility and Dalton Corporation, Kendallville Manufacturing Facility provides that:

             The corporation accepts all of the terms and provisions of The Indiana General Corporation Act.

             The Indiana Business Corporation Law ("IBCL") empowers an Indiana corporation to indemnify present and former directors, officers, employers or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

             The IBCL further empowers a corporation to payor reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Directors and officers qualify as Eligible Persons under the IBCL. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

             Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must: (a) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct; (b) authorize the corporation to indemnify the Eligible Person; and (c) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the stockholders of the corporation.

             In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provisions of the articles of incorporation or bylaws, resolution of the board of directors or stockholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

          Article VII of the Code of By-Laws of Dalton Corporation provides that:

             The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each person who shall serve at any time as a director, officer or employee of the Corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including pending or completed claims, actions, suits or proceedings arising out of any actual or alleged act or failure to act on the part of such person in connection with the administration (including establishment, operation and termination) of any pension plan, profit-sharing plan or other employee benefit plan or plans maintained by the Corporation, provided that such person acted in good faith and for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person did not act in good faith or for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             The Code of By-Laws of Dalton Corporation, Warsaw Manufacturing Facility and Dalton Corporation, Kendallville Manufacturing Facility contain no provision relating to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On October 8, 2003, the effective date of the Plan of Reorganization, Neenah Foundry Company issued (i) $100 million in the aggregate principal amount of 13% Senior Subordinated Notes due 2013 and (ii) $133 million in the aggregate principal amount 11% Senior Secured Notes due 2010. We believe that the issuance of all of such Notes was exempt from the registration requirements of the Securities Act, and state securities and "blue sky" laws pursuant to Section 4(2) of the Securities Act, as a private offering to a limited number of sophisticated persons, and pursuant to Section 1145(a)(1) of Title 11 of the Bankruptcy Code, which we relied on pursuant to a court order from the Bankruptcy Court.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Exhibits.

          See Exhibit Index.

     (b) Financial Statement Schedule. Note: Schedule is on next page.

                                  SCHEDULE II
                             NEENAH FOUNDRY COMPANY

                       VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED SEPTEMBER 30, 2001, 2002, AND 2003

                                                   BALANCE AT   ADDITIONS                   BALANCE AT
                                                   BEGINNING    CHARGED TO                    END OF
DESCRIPTION                                        OF PERIOD     EXPENSES    DEDUCTIONS       PERIOD
-----------                                        ----------   ----------   ----------     ----------
                                                                 (DOLLARS IN THOUSANDS)
Allowance for doubtful accounts receivable:
  2001...........................................    $1,001       $  761       $  325(A)      $1,437
                                                     ======       ======       ======         ======
  2002...........................................    $1,437       $  533       $  908(A)      $1,062
                                                     ======       ======       ======         ======
  2003...........................................    $1,062       $1,760       $  447(A)      $2,375
                                                     ======       ======       ======         ======
Reserve for obsolete inventory:
  2001...........................................    $3,023       $  248       $2,749(B)      $  522
                                                     ======       ======       ======         ======
  2002...........................................       522       $  240       $    9(B)      $  753
                                                     ======       ======       ======         ======
  2003...........................................    $  753       $  468       $   27(B)      $1,194
                                                     ======       ======       ======         ======

---------------

(A)  Uncollectible accounts written off, net of recoveries.

(B)  Reduction for disposition of inventory.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have audited the consolidated financial statements of Neenah Foundry Company as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, and have issued our report thereon dated November 10, 2003 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 10, 2003

          All other schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:;

             (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          NEENAH FOUNDRY COMPANY

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall

---------------

*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          ADVANCED CAST PRODUCTS, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DALTON CORPORATION

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DALTON CORPORATION, WARSAW
                                          MANUFACTURING FACILITY

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DALTON CORPORATION, STRYKER
                                          MACHINING FACILITY CO.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DALTON CORPORATION, ASHLAND
                                          MANUFACTURING FACILITY

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:  Corporate Vice
                                                      President -- Finance,
                                                      Treasurer, Secretary,
                                                      Chief Financial
                                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DALTON CORPORATION, KENDALLVILLE
                                          MANUFACTURING FACILITY

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:  Corporate Vice
                                                      President -- Finance,
                                                      Treasurer, Secretary,
                                                      Chief Financial
                                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          DEETER FOUNDRY, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:  Corporate Vice
                                                      President -- Finance,
                                                      Treasurer, Secretary,
                                                      Chief Financial
                                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                        CAPACITY
              ---------                                        --------

                  *                                       William M. Barrett
--------------------------------------      President, Chief Executive Officer and Director
          William M. Barrett                         (Principal Executive Officer)


                  *                                         Gary W. LaChey
--------------------------------------      Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                  Secretary, Chief Financial Officer and Director
                                             (Principal Financial and Accounting Officer)


                  *                                  Benjamin C. Duster, IV, Esq.
--------------------------------------                         Director
     Benjamin C. Duster, IV, Esq.


                  *                                       Andrew Booke Cohen
--------------------------------------                         Director
          Andrew Booke Cohen


                  *                                       Michael J. Farrell
--------------------------------------                         Director
          Michael J. Farrell


                  *                                       Jeffrey G. Marshall
--------------------------------------                         Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          GREGG INDUSTRIES, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:  Corporate Vice
                                                      President -- Finance,
                                                      Treasurer, Secretary,
                                                      Chief Financial
                                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------

                  *                                      William M. Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M. Barrett                       (Principal Executive Officer)


                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq.
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq.


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          MERCER FORGE CORPORATION

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:  Corporate Vice
                                                      President -- Finance,
                                                      Treasurer, Secretary,
                                                      Chief Financial
                                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


              SIGNATURE                                       CAPACITY
              ---------                                       --------
                  *                                      William M Barrett
--------------------------------------    President, Chief Executive Officer and Director
          William M Barrett                        (Principal Executive Officer)



                  *                                        Gary W. LaChey
--------------------------------------    Corporate Vice President -- Finance, Treasurer,
            Gary W. LaChey                Secretary, Chief Financial Officer and Director
                                            (Principal Financial and Accounting Officer)


                  *                                 Benjamin C. Duster, IV, Esq
--------------------------------------                        Director
     Benjamin C. Duster, IV, Esq


                  *                                      Andrew Booke Cohen
--------------------------------------                        Director
          Andrew Booke Cohen


                  *                                      Michael J. Farrell
--------------------------------------                        Director
          Michael J. Farrell


                  *                                     Jeffrey G. Marshall
--------------------------------------                        Director
         Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


  * Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          A & M SPECIALTIES, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                        *                                             William M. Barrett
 ------------------------------------------------      President, Chief Executive Officer and Director
                William M. Barrett                              (Principal Executive Officer)


                        *                                               Gary W. LaChey
 ------------------------------------------------      Corporate Vice President -- Finance, Treasurer,
                  Gary W. LaChey                       Secretary, Chief Financial Officer and Director
                                                         (Principal Financial and Accounting Officer)


                        *                                        Benjamin C. Duster, IV, Esq.
 ------------------------------------------------                          Director
           Benjamin C. Duster, IV, Esq.


                        *                                             Andrew Booke Cohen
 ------------------------------------------------                          Director
                Andrew Booke Cohen


                        *                                             Michael J. Farrell
 ------------------------------------------------                          Director
                Michael J. Farrell


                        *                                            Jeffrey G. Marshall
 ------------------------------------------------                          Director
               Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          NEENAH TRANSPORT, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial
                                                       Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                        *                                             William M. Barrett
 ------------------------------------------------      President, Chief Executive Officer and Director
                William M. Barrett                              (Principal Executive Officer)


                        *                                               Gary W. LaChey
 ------------------------------------------------      Corporate Vice President -- Finance, Treasurer,
                  Gary W. LaChey                       Secretary, Chief Financial Officer and Director
                                                         (Principal Financial and Accounting Officer)


                        *                                        Benjamin C. Duster, IV, Esq.
 ------------------------------------------------                          Director
           Benjamin C. Duster, IV, Esq.


                        *                                             Andrew Booke Cohen
 ------------------------------------------------                          Director
                Andrew Booke Cohen


                        *                                             Michael J. Farrell
 ------------------------------------------------                          Director
                Michael J. Farrell


                        *                                            Jeffrey G. Marshall
 ------------------------------------------------                          Director
               Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          CAST ALLOYS, INC.

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial
                                                       Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                        *                                             William M. Barrett
 ------------------------------------------------      President, Chief Executive Officer and Director
                William M. Barrett                              (Principal Executive Officer)


                        *                                               Gary W. LaChey
 ------------------------------------------------      Corporate Vice President -- Finance, Treasurer,
                  Gary W. LaChey                       Secretary, Chief Financial Officer and Director
                                                         (Principal Financial and Accounting Officer)


                        *                                        Benjamin C. Duster, IV, Esq.
 ------------------------------------------------                          Director
           Benjamin C. Duster, IV, Esq.


                        *                                             Andrew Booke Cohen
 ------------------------------------------------                          Director
                Andrew Booke Cohen


                        *                                             Michael J. Farrell
 ------------------------------------------------                          Director
                Michael J. Farrell


                        *                                            Jeffrey G. Marshall
 ------------------------------------------------                          Director
               Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          BELCHER CORPORATION

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial
                                                       Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                        *                                             William M. Barrett
 ------------------------------------------------      President, Chief Executive Officer and Director
                William M. Barrett                              (Principal Executive Officer)


                        *                                               Gary W. LaChey
 ------------------------------------------------      Corporate Vice President -- Finance, Treasurer,
                  Gary W. LaChey                       Secretary, Chief Financial Officer and Director
                                                         (Principal Financial and Accounting Officer)


                        *                                        Benjamin C. Duster, IV, Esq.
 ------------------------------------------------                          Director
           Benjamin C. Duster, IV, Esq.


                        *                                             Andrew Booke Cohen
 ------------------------------------------------                          Director
                Andrew Booke Cohen


                        *                                             Michael J. Farrell
 ------------------------------------------------                          Director
                Michael J. Farrell


                        *                                            Jeffrey G. Marshall
 ------------------------------------------------                          Director
               Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York on August 23, 2004.


                                          PEERLESS CORPORATION

                                          By:      /s/ GARY W. LACHEY
                                            ------------------------------------
                                              Name: Gary W. LaChey
                                              Title:   Corporate Vice
                                                       President -- Finance,
                                                       Treasurer, Secretary,
                                                       Chief Financial Officer
                                                       and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2004.


                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                        *                                             William M. Barrett
 ------------------------------------------------      President, Chief Executive Officer and Director
                William M. Barrett                              (Principal Executive Officer)


                        *                                               Gary W. LaChey
 ------------------------------------------------      Corporate Vice President -- Finance, Treasurer,
                  Gary W. LaChey                       Secretary, Chief Financial Officer and Director
                                                         (Principal Financial and Accounting Officer)


                        *                                        Benjamin C. Duster, IV, Esq.
 ------------------------------------------------                          Director
           Benjamin C. Duster, IV, Esq.


                        *                                             Andrew Booke Cohen
 ------------------------------------------------                          Director
                Andrew Booke Cohen


                        *                                             Michael J. Farrell
 ------------------------------------------------                          Director
                Michael J. Farrell


                        *                                            Jeffrey G. Marshall
 ------------------------------------------------                          Director
               Jeffrey G. Marshall


---------------


*        /s/ GARY W. LACHEY
  ------------------------------------


* Gary W. LaChey, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


 2.1 Disclosure Statement for Pre-Petition Solicitation of Votes with respect to the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc. and Neenah
       Foundry Company (incorporated by reference to Exhibit T3E-1 to application for qualification of indenture on Form T-3
       (File No. 022-28687)).
 2.2   Prepackaged Joint Plan of Reorganization of ACP Holding
       Company, NFC Castings, Inc., Neenah Foundry Company and
       Certain of its Subsidiaries under Chapter 11 of the United
       States Bankruptcy Code(incorporated by reference to Exhibit
       T3E-2 to application for qualification of indenture on Form
       T-3 (File No. 022-28687)).
 3.1   Amended and Restated Certificate of Incorporation of Neenah
       Foundry Company.+
 3.2   Amended and Restated Certificate of Incorporation of
       Advanced Cast Products, Inc.+
 3.3   Amended and Restated Articles of Incorporation of Dalton
       Corporation.+
 3.4   Certificate of Incorporation of Dalton Corporation, Warsaw
       Manufacturing Facility.+
 3.5   Articles of Incorporation of Dalton Corporation, Stryker
       Manufacturing Facility.+
 3.6   Articles of Incorporation of Dalton Corporation, Ashland
       Manufacturing Facility.+
 3.7   Amended and Restated Articles of Incorporation of Dalton
       Corporation, Kendallville Manufacturing Facility.+
 3.8   Amended and Restated Certificate of Incorporation of Deeter
       Foundry, Inc.+
 3.9   Amended Articles of Incorporation of Gregg Industries, Inc.+
 3.10  Articles of Incorporation of A&M Specialties, Inc.+
 3.11  Restated Articles of Incorporation of Neenah Transport,
       Inc.+
 3.12  Restated Articles of Incorporation of Cast Alloys, Inc.+
 3.13  Certificate of Incorporation of Belcher Corporation.+
 3.14  Articles of Incorporation of Peerless Corporation.+
 3.15  Amended Bylaws of Neenah Foundry Company.+
 3.16  Bylaws of Advanced Cast Products, Inc.+
 3.17  Amended Code of Regulations of Dalton Corporation.+
 3.18  Amended Code of Bylaws of Dalton Corporation, Warsaw
       Manufacturing Facility.+
 3.19  Code of Regulations of Dalton Corporation, Stryker
       Manufacturing Facility.+
 3.20  Amended and Restated Code of Regulations Dalton Corporation,
       Ashland Manufacturing Facility.+
 3.21  Amended and Restated Code of Bylaws of Dalton Corporation,
       Kendallville Manufacturing Facility.+
 3.22  Bylaws of Deeter Foundry, Inc.+
 3.23  Bylaws of Gregg Industries, Inc.+
 3.24  Amended and Restated Bylaws of A&M Specialties, Inc.+
 3.25  Amended and Restated Bylaws of Neenah Transport, Inc.+
 3.26  Bylaws of Cast Alloys, Inc.+
 3.27  Bylaws of Belcher Corporation.+
 3.28  Code of Regulations of Peerless Corporation.+
 4.1 Indenture by and among Neenah Foundry Company, the guarantors named therein, and The Bank of New York, as Trustee, dated October 8, 2003, for the 13% Senior
       Subordinated Notes due 2013.*
 4.2   Form of Note (included in Exhibit 4.1)
 4.3 Registration Rights Agreement, dated October 8, 2003, by and among Neenah Foundry Company, the guarantors named therein and The Bank of New York as Trustee for the Noteholders under the Indenture governing the 13% Senior Subordinated
       Notes due 2013.*
 5.1   Opinion of Foley & Lardner LLP.++
 5.2   Opinion of Kirkland & Ellis LLP.++
 5.3   Opinion of Taft, Stettinius, & Hollister LLP.++

 5.4   Opinion of Hackman, Hulett & Cracaft, LLP+++
 5.5   Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
       Straiheim LLP.++
 5.6   Opinion of Dechert LLP.++
10.1 Credit Agreement by and among Neenah Foundry Company, the subsidiaries named therein, the various lenders party thereto and Fleet Capital Corporation, as agent, dated
       October 8, 2003.+
10.2 Subscription Agreement, dated as of October 7, 2003, by and among ACP Holding Company, Neenah Foundry Company, the subsidiary guarantors named therein and the Standby
       Purchasers as defined therein.*
10.3   Warrant Agreement, dated October 8, 2003, by and between ACP
       Holding Company and The Bank of New York as warrant agent.*
10.4   Warrant Registration Rights Agreement, dated October 8,
       2003, by and between ACP Holding Company and the initial holders of the warrants.+
10.5   Stockholders' Agreement, dated October 8, 2003, by and among
       ACP Holding Company, the Standby Purchasers, the Executives and the Directors (as such terms are defined therein).*
10.6 Indenture by and among Neenah Foundry Company, the guarantors named therein and The Bank of New York, as Trustee, dated October 8, 2003, for the 11% Senior Secured
       Notes due 2010.*
10.7   Form of Note (included in Exhibit 10.6).
10.8 Lien Subordination Agreement, dated October 8, 2003, by and among Fleet Capital Corporation, Neenah Foundry Company, the subsidiaries named therein, NFC Castings, Inc. and The Bank of New York as Trustee on behalf of the Noteholders under the Indenture governing the 11% Senior Secured Notes due
       2010.*
10.9 Registration Rights Agreement, dated October 8, 2003, by and among Neenah Foundry Company, the guarantors named therein and The Bank of New York as Trustee for the 11% Senior
       Secured Notes due 2010.*
10.10  Subordinated Security Agreement, dated October 8, 2003, by
       Neenah Foundry Company and the guarantors named therein in favor of The Bank of New York as Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.11  Subordinated Pledge Agreement, dated October 8, 2003, by
       Dalton Corporation in favor of The Bank of New York as
       Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.12  Subordinated Pledge Agreement, dated October 8, 2003, by
       Mercer Forge Corporation in favor of The Bank of New York as
       Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.13  Subordinated Copyright, Patent, Trademark and License
       Mortgage, dated October 8, 2003, by Neenah Foundry Company in favor of The Bank of New York as Trustee for the Noteholders under the Indenture governing the 11% Senior
       Secured Notes due 2010.*
10.14  Subordinated Copyright, Patent, Trademark and License
       Mortgage, dated October 8, 2003, by Advanced Cast Products,
       Inc. in favor of The Bank of New York as Trustee for the Noteholders under the Indenture governing the 11% Senior
       Secured Notes due 2010.*
10.15  Subordinated Copyright, Patent, Trademark and License
       Mortgage, dated October 8, 2003, by Peerless Corporation in favor of The Bank of New York as Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.16  Subordinated Pledge Agreement, dated October 8, 2003, by
       Neenah Foundry Company in favor of The Bank of New York as
       Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.17  Subordinated Pledge Agreement, dated October 8, 2003, by
       Advanced Cast Products, Inc. in favor of The Bank of New
       York as Trustee for the Noteholders under the Indenture governing the 11% Senior Secured Notes due 2010.*
10.18  Form of Employment Agreement by and among Neenah Foundry
       Company, ACP Holding Company and John Andrews.+
10.19  Form of Employment Agreement by and among Neenah Foundry
       Company, ACP Holding Company and William M. Barrett.+
10.20  Form of Employment Agreement by and among Neenah Foundry
       Company, ACP Holding Company and Joseph L. DeRita.+

    10.21  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and Frank C.
           Headington.+
    10.22  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and Timothy Koller.+
    10.23  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and Gary W. LaChey.+
    10.24  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and William Martin.+
    10.25  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and Steve Shaffer.+
    10.26  Form of Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and Joseph Varkoly.+
    10.27  Neenah Foundry Company 2003 Management Annual Incentive Plan.*
    10.28  Neenah Foundry Company 2003 Severance and Change of Control Plan.*
    12.1   Statement re computation of ratio of earnings to fixed charges.+++
    21.1   Subsidiaries of the registrant.*
    23.1   Consent of Ernst & Young LLP.++
    23.2   Consent of Foley & Lardner LLP (included in Exhibit 5.1 ).
    23.3   Consent of Kirkland & Ellis LLP (included in Exhibit 5.2 ).
    23.4   Consent of Taft, Stetlinius & Hollister LLP (included in Exhibit 5.3)
    23.5   Consent of Hackman Hulett & Cracaft (included in Exhibit 5.4)
    23.6   Consent of Baird, Holm, McEachen, Pedersen, Hamann & Straiheim (included in Exhibit 5.5)
    23.7   Consent of Dechert LLP (included in Exhibit 5.6)
    24.1   Power of Attorney executed by William M. Barrett.*
    24.2   Power of Attorney executed by Gary W. LaChey.*
    24.3   Power of Attorney executed by Andrew Booke Cohen.*
    24.4   Power of Attorney executed by Benjamin C. Duster, IV, Esq.*
    24.5   Power of Attorney executed by Michael J. Farrell.*
    24.6   Power of Attorney executed by Jeffrey G. Marshall.*
    25.1   Statement re Eligibility of Trustee.*


---------------

 * Incorporated by reference to the corresponding Exhibit to the Registration Statement on Form S-4 333-111008, as filed on December 8, 2003.

  + Incorporated by reference to the corresponding Exhibit to Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-111008), as filed on January 28, 2004.

 ++ Filed herewith


+++ Previously filed.